                                                                    Exhibit 10.6

                                 April 11, 2005

Archemix Corp.
One Hampshire Street
Cambridge, MA

     Re: Lease (the "Archemix Lease") dated as of April 11, 2005 between Archemix Corp. ("Archemix") and Three Hundred Third Street, LLC (the "Landlord") for Premises (the "Archemix Premises") in the building known as 300 Third Street, Cambridge, Massachusetts (the "Building")

Ladies and Gentlemen:

     In consideration of $10.00 and other good and valuable consideration received by each of Landlord and PalmOne, Inc. ("Palm") and in consideration of your execution of the Archemix Lease, the undersigned parties, each on its own behalf, hereby represent and warrant to you that we have executed and delivered a certain Fourth Amendment to Lease of even date herewith (the "Fourth Amendment") amending that certain Lease dated as of October 11, 2000, between Landlord and PalmOne relating to certain premises (the "PalmOne Premises") at 300 Third Street, Cambridge, Massachusetts (together with all previous amendments, the "PalmOne Lease"). Pursuant to the Fourth Amendment, (i) the portions of the Archemix Premises on the first floor of the Building (the "Former PalmOne Premises") are deemed added to, and subsequently removed from, the PalmOne Premises, and (ii) PalmOne agrees that its interest under the PalmOne Lease is subject and subordinate to the terms and conditions of the Archemix Lease, including without limitation (y) Archemix's right-of first refusal for additional space as provided in Article 31 of the Archemix Lease, and (z) Archemix's right of first option for additional space as provided in
Article 32 of the Archemix Lease.

     Please countersign a counterpart original of this letter to acknowledge receipt.

                         [Signature On Following Page.]

Archemix Corp.
April 11, 2005
Page 2


Sincerely,

PALMONE, INC.


By: /s/ Andy Brown
    ---------------------------------
Name: Andy Brown
Title: CFO


THREE HUNDRED THIRD STREET LLC

By: MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
    Its Managing Member

By: CORNERSTONE REAL ESTATE ADVISORS LLC,
    Its authorized agent


By: /s/ David M. Romano
    ---------------------------------
Name: David M. Romano
Title: Vice President

Receipt Acknowledged as Stated Above:


ARCHEMIX CORP.


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------
Date:
      -------------------------------

                                                            MM Equity No. ______

                                  OFFICE LEASE

     THIS LEASE, made as of April 11, 2005, by and between THREE HUNDRED THIRD STREET LLC, a Delaware limited liability company ("Landlord") having an address in care of CORNERSTONE REAL ESTATE ADVISERS LLC, 180 Glastonbury Boulevard, Suite 401, Glastonbury, Connecticut 06033 and ARCHEMIX CORP., a Delaware corporation ("Tenant") having its principal office at One Hampshire Street, Cambridge, Massachusetts 02139.

                                      INDEX

Article   Title
-------   -----
1.        Basic Provisions
2.        Premises, Term and Commencement Date
3.        Rent
4.        Taxes and Operating Expenses
5.        Tenant's Work, Alterations and Additions
6.        Use
7.        Services
8.        Insurance
9.        Indemnification
10.       Casualty Damage
11.       Condemnation
12.       Repair and Maintenance
13.       Inspection of Premises
14.       Surrender of Premises
15.       Holding Over
16.       Subletting and Assignment
17.       Subordination, Attornment and Mortgagee Protection
18.       Estoppel Certificate
19.       Defaults
20.       Remedies
21.       Quiet Enjoyment
22.       Accord and Satisfaction
23        Security Deposit
24.       Brokerage Commission
25.       Force Majeure
26.       Parking
27.       Hazardous Materials
28.       Additional Rights Reserved by Landlord
29.       Defined Terms

30.       Miscellaneous Provisions
31.       Right of First Refusal
32.       Right of First Option
33.       Termination Option
34.       Generator

                                    EXHIBITS

Exhibit A     Plan Showing the Building and Premises
Exhibit A-1   Stacking Diagram Showing Levels of Building
Exhibit B     Base Building Description
Exhibit C     Tenant's Work
Exhibit D     Building's Rules and Regulations; Janitorial Specifications
Exhibit E     Rent Commencement Date Confirmation
Exhibit F     Generator Space
Exhibit G     Tenant's List of Hazardous Materials
Exhibit H     Intentionally Deleted
Exhibit I     Form of Estimated Taxes and Operating Expenses Statement
Exhibit J     Form of Letter of Credit
Exhibit K     Flammables License Application

                                   ARTICLE 1.

                                BASIC PROVISIONS

A.   Tenant's Trade Name:        Archemix Corp.

B.   Tenant's Address:           One Hampshire Street, Cambridge, MA 02139

C.   Office Building Address:    300 Third Street, Cambridge, Massachusetts

D.   Premises:                   Approximately 33,529 rentable square feet on
                                 Level 01 of the Building (the "First Floor
                                 Premises"), plus approximately 185 rentable
                                 square feet relating to the acid neutralization
                                 room on Level P-2 of the Building and
                                 approximately 300 rentable square feet relating
                                 to the chemical storage room on Level P-1 of
                                 the Building (the "Additional Premises");
                                 together, the First Floor Premises and the
                                 Additional Premises consist of 34,014 rentable
                                 square feet and are hereinafter collectively
                                 referred to as the "Premises". Exhibit A-1 is
                                 attached hereto showing the stacking chart of
                                 the Levels referred to herein.

E.   Landlord:                   Three Hundred Third Street LLC, a Delaware
                                 limited liability company

F.   Landlord's Address:         c/o Cornerstone Real Estate Advisers LLC 180
                                 Glastonbury Boulevard
                                 Suite-401
                                 Glastonbury, Connecticut 06033
                                 Attention: Northeast Regional Director

                                 And a copy to:
                                 Attention: David Romano,
                                 Vice President, Asset Manager
                                 at the same address as set forth above

G.   Building Manager/Address:   Beal & Co., Inc.
                                 177 Milk Street
                                 Boston, MA 02109-3410
                                 Attention: Michael Manzo

H.   Commencement Date:          Upon delivery of possession of the Premises to
                                 Tenant.

     Rent Commencement Date:     The date which is eight (8) calendar months
                                 following the Commencement Date. By way of
                                 example, if the Commencement Date occurred on
                                 April 4, then the Rent Commencement Date would
                                 occur on December 4. If Tenant occupies the
                                 Premises prior to the Rent Commencement Date
                                 (which for purposes hereof shall not include
                                 Tenant's Work or Tenant's move-in), Tenant
                                 shall

                                 only be obligated to pay its Pro Rata Share of Real Estate Taxes and Operating Expenses for the period of such occupancy until the Rent
                                 Commencement Date.

I.   Expiration Date:            The last day of the 120th full calendar month
                                 following the Rent Commencement Date.

J.   Security Deposit:           $4,447,330.00, subject to reduction as set
                                 forth in the Lease

K.   Base Rent:                  Lease Years 1 through 3:    $121,883.50 per month;

                                                             $1,462,602.00 per Lease Year;

                                 Lease Years 4 through 6:    $127,552.50 per month;

                                                             $1,530,630.00 per Lease Year;

                                 Lease Years 7 through 10:   $130,387.00 per month;

                                                             $1,564,644.00 per Lease Year.

L.   Operating Expenses:         Tenant to pay its Pro Rata Share

M.   Taxes:                      Tenant to pay its Pro Rata Share

N. Tenant's Pro Rata Share: Tenant's Pro Rata Share shall be determined by and adjusted by Landlord from time to time by dividing the Tenant's Rentable Square Feet of the Premises by the rentable area of the Building and multiplying the resulting quotient, to the second decimal place, by one hundred. Tenant's Pro Rata share of Operating Expenses shall be: 25.86%, Tenant's Pro Rata Share of Real Estate Taxes shall be 25.86%

O.   Normal Business Hours of the Building:

     Monday through Friday: 8:00 a.m. to 6:00 p.m.
     Saturday: 8:00 a.m. to 1:00 p.m.
     (Excepting local and national holidays)

     The foregoing notwithstanding, Landlord shall provide HVAC, at Tenant's cost, (i) during Normal Business Hours to the portion of the Premises dedicated to office uses via HVAC System No. 1 (as that unit is defined Article B), and (ii) 24 hours per day, 7 days per week, 365 days per year to the third floor laboratory via HVAC System No. 2 and 3 (as these units are defined Article B). Notwithstanding the foregoing, the operation of HVAC Systems 1, 2 & 3 shall be subject to anticipated and unanticipated interruptions in service due to mechanical failure and preventive maintenance activities. Landlord or its agent shall provide Tenant with at minimum of forty-eight (48) hours advanced notice of any anticipated interruptions in service and shall use reasonable and customary efforts to coordinate anticipated interruptions in service with Tenant so as to minimize interference with Tenant's use of the Premises. Further, nothing herein shall be construed as to restrict Tenant from access to the Premises and the Building 24 hours per day, 7 days per week, 365 days per year.

P. Use: Any and/or all of the following: Life science research, including wet and dry laboratories, research and development, animal research, chemical storage and use, animal laboratories (subject to the limitations set forth in Article 12A hereof), general office purposes, together with any and all ancillary uses customarily associated therewith, kitchenette/pantry, subject to compliance with applicable Law.

Q. Brokers: Meredith & Grew, Incorporated and GVA Thompson Doyle Hennessey & Stevens

R. Parking Fee: Fair market parking rates, as adjusted from time to time, currently $200 per space per month. In the event of a dispute between Tenant and Landlord regarding the fair market value of Landlord's parking rate, such dispute shall be determined in accordance with the procedure set forth in
Article 2B hereof for determining Fair Market Rent.

S.   Parking Spaces: 37 non-reserved spaces in the Building garage.

     The foregoing provisions shall be interpreted and applied in accordance with the other provisions of this Lease set forth below. The capitalized terms, and the terms defined in Article 29, shall have the meanings set forth herein or therein (unless otherwise modified in the Lease) when used as capitalized terms in other provisions of the Lease. Landlord and Tenant hereby stipulate that the Premises contains the number of square feet specified in Article 1(D) above.

                                   ARTICLE 2.

                      PREMISES, TERM AND COMMENCEMENT DATE

          A. Premises/Term. Subject to the terms and conditions set forth herein, Landlord hereby leases and demises to Tenant and Tenant hereby takes and leases from Landlord that certain space identified in Article 1(D) and shown on a plan attached hereto as Exhibit A ("Premises") for a term ("Term") commencing on the Commencement Date and ending on the Expiration Date set forth in Article 1 (The "Original Term"), unless sooner terminated or extended as provided herein. The square footage in the Premises and the Building, as set forth in
Article 1(D), have been determined by Landlord's architect, calculated in accordance with the ANSI/BOMA Z 95.1 (1996) method of measurement modified for biotech use, the results of which Tenant hereby confirms Tenant shall have the right to review and confirm such measurements before the date of execution of this Lease. Such determination of square footage shall be binding upon both parties hereto and such determined square footage shall be used in all calculations based on square footage throughout this Lease. The Commencement Date, the Rent Commencement Date and the Expiration Date shall be confirmed by execution of the Rent Commencement Date Confirmation in the form as set forth in Exhibit E, which Tenant shall execute and return to Landlord within ten (10) business days after receipt thereof. If Landlord delays delivering possession of the Premises, this Lease shall not be void or voidable except as expressly permitted by the terms hereof, and no damages shall be payable by Landlord.

     Landlord understands that Tenant has a substantial chemical storage requirement. Landlord has, at Landlord's sole expense, submitted an application (attached hereto as Exhibit K) to the City of Cambridge Licensing Commission to amend its existing garage and gasoline license to allow Tenant's flammable materials to be stored within the Premises ("Flammables License") provided that Tenant shall construct adequate Control Areas (as defined in Exhibit C) to contain such flammable materials, that Tenant shall obtain and maintain a flammable storage permit from the Cambridge Fire Department to store such flammable materials within its Control Areas and that Tenant's storage of its flammable materials shall, at all times, be in compliance with all applicable laws, regulations and statutes governing the storage, transport and use of such flammable materials. Tenant shall use its best efforts to cooperate with Landlord in procuring the Flammables License and shall provide Landlord with information pertaining to Tenant's flammable material storage requirements as Landlord may require to obtain the Flammables License.

     In the event Landlord fails to obtain and deliver to Tenant a copy of its Flammables License on or before June 1, 2005, the Rent Commencement Date shall be extended one day for each day after June 1, 2005, until the date Landlord obtains and delivers the Flammables License to Tenant.

     Notwithstanding the foregoing, if Landlord fails to deliver the Flammables License by July 15, 2005, either Landlord or Tenant shall have the right to terminate this Lease (the "Flammables License Contingency") to be exercised by delivery of written notice of its election to the opposite party on or prior to August 15, 2005, with an effective date of termination fifteen (15) days after the date of delivery of such notice of election to terminate. In the event that Tenant delivers a notice to terminate as provided above, and Landlord then obtains and delivers a copy of the Flammables License to Tenant on or before the effective date of termination, then Tenant's election to terminate shall be nullified and this Lease shall continue in full force and effect. In the event that Landlord delivers a notice to terminate as provided above, and Tenant delivers a waiver of its termination right hereunder on or before the effective date of termination, then Landlord's election to terminate shall be nullified and this Lease shall continue in full force and effect but for said termination right.

     Notwithstanding anything stated herein to the contrary, Landlord shall have no obligation to expend any monies pursuant to this Lease including, but not limited to, Tenant Improvement Allowance costs or brokerage commissions until such time as the Lease termination rights provided for above have expired or been waived by Tenant.

          B. Extension: Provided that, at the time Tenant elects to exercise the option herein granted (i) this Lease is in full force and effect, (ii) Tenant is not in default beyond any applicable notice and grace periods hereunder (which default may be waived by Landlord at its sole discretion and may not be used by Tenant as a means to negate the effectiveness of Tenant's exercise of the option set forth herein), Tenant shall have the option to extend the Term of this Lease for two (2) extended terms of five (5) years each (each, an "Extended Term"). The Extended Term shall commence immediately following the end of the Original Term or following the end of the first Extended Term, as the case may be. All terms and conditions applicable during the Original Term shall apply during each Extended Term including without limitation the obligation to pay its Pro Rata Share of Operating Expenses and Taxes except that (i) Tenant shall have no further right to extend the Term beyond the second Extended Term hereinabove provided, (ii) there shall be no Tenant Work Allowance and (iii) Base Rent shall be as provided herein.

     Tenant shall exercise its option to extend this Lease for each Extended Term by giving Landlord written notice of its election to extend (the "Notice to Extend"), which notice shall apply to the entire Premises and shall be irrevocable. Tenant may exercise its option to extend for each Extended Term by giving Landlord a Notice to Extend not later than fifteen (15) months prior to the expiration date of the then current term, TIME BEING OF THE ESSENCE.

     If Tenant fails to give a timely Notice to Extend within the time provided above, this Lease shall automatically expire at the end of the then current term, unless sooner terminated as provided herein.

     If Tenant exercises its option to extend the Term of this Lease for the Extended Term by delivering the Notice to Extend, Tenant covenants to pay to Landlord, during the Extended Term, Base Rent equal to the fair market rent for comparably improved laboratory space in Cambridge, Massachusetts, projected as of the commencement of the Extended Term, and a Parking Fee for the Parking Spaces equal to the fair market parking fees, projected as of the commencement of the Extended Term, in each case also referred to below collectively as "Fair Market Rent." The computation can include appropriate annual increases during each year of the Extended Term.

     Landlord shall notify Tenant of Landlord's proposed Base Rent and Parking Fee for the Extended Term within thirty (30) days after Landlord's receipt of Tenant's Notice to Extend. Promptly after Landlord gives Tenant Landlord's proposal for Fair Market Rent with respect to the Extended Term, Landlord and Tenant shall commence negotiations to agree upon the Fair Market Rent. If Landlord and Tenant are unable to reach agreement on the Fair Market Rent within thirty (30) days after the date on which Landlord gives Tenant Landlord's proposal for Fair Market Rent (the "FMR Agreement Date"), then, unless Tenant elects to rescind its Notice to Extend, which rescission notice shall be received by Landlord within thirty (30) days after the FMR Agreement Date, the Fair Market Rent shall be determined as provided below.

     If Landlord and Tenant are unable to agree on the Fair Market Rent within said thirty (30) day period, then within five (5) days thereafter, Landlord and Tenant shall each simultaneously submit to the other in a sealed envelope its good faith estimate of the Fair Market Rent. If the higher of such estimates is not more than one hundred five percent (105%) of the lower of such estimates, then the Fair Market Rent shall be the average of the two estimates. If the matter is not resolved by the exchange of estimates, then Fair Market Rent shall be determined as hereinafter provided.

     Within seven (7) days after the exchange of estimates, the parties shall select, as an arbitrator, a mutually acceptable member of the American Society of Real Estate Counselors, the Society of Industrial and Office Realtors or a Certified Commercial Investment Member, or successor organizations thereto (each, an "Approved Organization"). If the parties cannot agree on such person, then within a second period of seven (7) days, each shall select a member of an Approved Organization and within a third period of seven (7) days, the two appointed persons shall select a third member of an Approved Organization and the third person shall be the arbitrator. If one party shall fail to make such appointment within said second seven (7) day period, then the person chosen by the other party shall be the sole arbitrator.

     Once the arbitrator has been selected as provided for above, then, as soon thereafter as practicable, but in any case within fourteen (14) days after his or her appointment, the arbitrator shall determine the Fair Market Rent by selecting either the Landlord's estimate of Fair Market Rent or the Tenant's estimate of Fair Market Rent. There shall be no discovery or similar proceedings. The arbitrator's decision as to which estimate of Fair Market Rent shall be the Fair Market Rent for the Extended Term shall be rendered in writing to both Landlord and Tenant and shall be final and binding upon them and shall be the Base Rent and Parking Fee for the Extended Term. In determining the Fair Market Rent with respect to the Base Rent and the Parking Fee, the arbitrator shall not be required to select the same party's estimate of Fair Market Rent for both the Base Rent and the Parking Fee, but shall have the option to select one party's (i.e., Landlord's or Tenant's) estimate of Fair Market Rent with respect to the Base Rent and the other party's estimate of Fair Market Rent with respect to the Parking Fee.

     The costs of the arbitrator will be equally divided between Landlord and Tenant. Any fees of any counsel engaged by Landlord or Tenant, however, shall be borne by the party that retained such counsel.

     Base Rent for the Extended Term shall be payable in advance, on the first day of every calendar month during the Extended Term. In the event Base Rent and the Parking Fee applicable to the Extended Term is not determined by the first day of the Extended Term, Tenant shall pay the Base Rent and Parking Fee last payable under this Lease until such determination, subject to adjustment following the determination of Base Rent and the Parking Fee for the Extended Term.

                                   ARTICLE 3.

                                      RENT

          A. Base Rent. Beginning upon the Rent Commencement Date, Tenant shall pay Base Rent in advance on or before the first day of each month of the Term without demand, setoff or deduction, except as specifically provided herein. If the Term shall commence and end on a day other than the first day of a month, the Base Rent for the first and last partial month shall be prorated on a per diem basis. Upon the execution of this Lease, Tenant shall pay one installment of Base Rent for the first full month of the Term beginning upon the Rent Commencement Date, and a prorated Base Rent for any partial month which may precede it.

          B. Additional Rent. All costs and expenses which Tenant assumes or agrees to pay and any other sum payable by Tenant pursuant to this Lease, including, without limitation, its Pro Rata Share of Real Estate Taxes and Operating Expenses, shall be deemed Additional Rent.

          C. Rent. Base Rent, Additional Rent, Real Estate Taxes and Operating Expenses and any other amounts of every nature which Tenant is or becomes obligated to pay Landlord under this Lease are herein referred to collectively as "Rent", and all remedies applicable to the nonpayment of Rent shall be applicable thereto. Landlord may apply payments received from Tenant to any obligations of Tenant then accrued, without regard to such obligations as may be designated by Tenant.

          D. Place of Payment, Late Charge, Default Interest. Rent and other charges required to be paid under this Lease, no matter how described, shall be paid by Tenant to Landlord at the Building Manager's address listed in Article 1, or to such other person and/or address as Landlord may designate in writing, without any prior notice or demand therefor and without deduction or set-off or counterclaim and without relief from any valuation or appraisement laws. In the event Tenant fails to pay Rent due under this Lease within ten (10) days of the due date of said Rent more than twice in any calendar year, Tenant shall pay to Landlord a late charge of five percent (5%) of the amount overdue. Any Rent not paid when due shall also bear interest at the Default Rate. This provision shall in no way be construed to modify Tenant's obligation to pay Rent on or before the first (1st) day of the month.

                                   ARTICLE 4.

                          TAXES AND OPERATING EXPENSES

          A. Payment of Taxes and Operating Expenses. Commencing on the Rent Commencement Date (subject to any adjustment pursuant to Article 1(H)), and during each month thereafter during the initial Lease Term and any Extended Term, Tenant shall pay to Landlord, as Additional Rent due concurrently with Base Rent, an amount equal to one-twelfth (1/12) of Landlord's estimate (as determined by Landlord in its reasonable discretion) of Tenant's Pro Rata Share of Operating Expenses paid or incurred by Landlord with respect to the Property for the then current calendar year and Real Estate Taxes assessed against the Property (or estimated to be due by governmental authority) during the then current calendar year (which may include a portion of the Taxes assessed for more than one "tax year") (the "Estimated Taxes and Operating Expenses"). A statement of the Estimated Taxes and Operating Expenses shall be delivered to Tenant in writing no later than thirty (30) days following delivery of the Reconciliation, as defined below. Such statement shall be substantially in the form of Exhibit I hereto.

          B. Reconciliation. As soon as practicable following the end of each calendar year, but in no event later than one hundred eighty (180) days following the end of each calendar year, Landlord shall submit to Tenant a statement (the "Reconciliation") setting forth the actual Operating Expenses and Real Estate Taxes for the preceding calendar year in reasonable and customary detail and indicating whether any money is due to Landlord or Tenant with respect to Operating Expenses or Real Estate Taxes.

     If tenant owes Landlord any money on account of Operating Expenses or Real Estate Taxes, Tenant shall pay such amount within thirty (30) days after receipt of the Reconciliation. In the event that Tenant has overpaid its obligation with respect to Operating Expenses or Real Estate Taxes for the preceding calendar year, Landlord shall credit such overpayment against

Tenant's subsequent obligations on account of Base Rent, Operating Expenses or Real Estate Taxes, (or promptly refund such overpayment if the Term of the Lease has ended and Tenant has no further obligation to Landlord), as the case may be.

          C. Changes in Information. If during any particular year there is a change in the information upon which Operating Expenses or Real Estate Taxes are being billed to Tenant, Landlord shall be permitted to revise its monthly billings to Tenant on account of Operating Expenses or Real Estate Taxes and Tenant shall thereafter pay its monthly payments on account of Real Estate Taxes and Operating Expenses in accordance with Landlord's revised billing. The foregoing notwithstanding, the Landlord may not revise such monthly billings more than once (1) in any one calendar quarter. In the event that Landlord provides a revised billing, such billing shall be accompanied by a statement in reasonable detail indicating the reason for the revisions in the monthly bills to Tenant on account of Real Estate Taxes and/or Operating Expenses, including copies of all relevant documentation with respect to the changes underlying said revised billing in support thereof.

          If the Building is less than ninety-five percent (95%) occupied during any particular Lease Year, Landlord may adjust those Operating Expenses which are affected by Building occupancy for the particular Lease Year, or portion thereof, as the case may be, to reflect an occupancy of not less than ninety-five percent (95%) of all such rentable area of the Building.

          D. Disputes Over Real Estate Taxes or Operating Expenses.

     Selection of Accountants. If Tenant disputes that actual charges, amount of an adjustment, the proposed estimated bills or the Reconciliation for Real Estate Taxes or Operating Expenses, Tenant shall give Landlord written notice of such dispute within one (1) year after Landlord advises Tenant of such charges, adjustment, bill or Reconciliation. Tenant's failure to give such notice shall waive its right to dispute the amounts so determined. If Tenant is entitled to and timely objects, Tenant shall have the right to engage its own accountants and/or other professionals with expertise in the analysis of commercial building operating expenses and/or real estate taxes ("Tenant's Accountants") for the purpose of examining Landlord's books and accounts and verifying the accuracy of the statement in dispute, or the reasonableness of the adjustment or estimated increase or decrease. If Tenant's Accountants determine that an error has been made, Landlord and Tenant's Accountants shall endeavor to agree upon the matter. If they cannot agree within sixty (60) days from the date Tenant's Accountants commence reviewing Landlord's records, Landlord and Tenant's Accountants shall jointly select an independent certified public accounting firm (the "Independent Accountant") which firm shall conclusively determine whether the adjustment or estimated increase or decrease is reasonable, and if not, what amount is reasonable. Both parties shall be bound by such determination. If either party's Accountants do not participate in choosing an Independent Accountant within sixty (60) days after receipt of notice by from the other, then the other party's Accountant's determination of the adjustment or estimated increase or decrease shall be conclusively determined to be reasonable and the parties shall be bound thereby.

          Any information obtained by Tenant's Accountants with respect to Operating Expenses shall remain confidential except in connection with litigation between Landlord and Tenant.

          Upon written request of Tenant, at Tenant's expense, Landlord shall initiate tax abatement proceedings for the Building and the Property. In the event said proceeding results in a reduction of Real Estate Taxes, Tenant shall be entitled to reimbursement for all actual and reasonable third-party expenses incurred in connection with said proceeding (which shall be included and properly recoverable as Operating Expenses). In the event said proceeding results in an increase in Real Estate Taxes, Tenant shall be responsible for the payment of 100 percent of said increase.

     Payment of Costs. All costs incurred by Tenant in obtaining Tenant's Accountants and the cost of the Independent Accountant shall be paid by Tenant unless Tenant's Accountants disclose an error, acknowledged by Landlord (or found to have conclusively occurred by the Independent Accountant), of more than five percent (5%) in the computation of the total amount of Taxes or Operating Expenses as set forth in the statement submitted by Landlord with respect to the matter in dispute; in which event Landlord shall pay the reasonable out-of-pocket costs incurred by Tenant in obtaining such audits. No subtenant shall have the right to conduct an audit and no assignee shall conduct an audit for any period during which such assignee was not in possession of the Premises. Notwithstanding anything contained herein to the contrary, in no event shall Tenant retain an accountant or other professional for the purposes set forth above who is compensated based upon the percentage or amount of errors discovered or otherwise compensated, in whole or in part, on any so-called "commission" or "contingency" basis.

     Continuation of Payments Pending Determination. Tenant shall continue to timely pay Landlord the amount of the prior year's adjustment and adjusted Additional Rent determined to be incorrect until the parties have agreed as to the appropriate adjustment or have deemed to be bound by the determination of the Independent Accountant in accordance with the preceding terms. Landlord's delay in submitting any statement contemplated herein for any Lease Year shall not affect the provisions of this Paragraph, nor constitute a waiver of Landlord's rights as set forth herein for said Lease Year or any subsequent Lease Years during the Lease Term or any extensions thereof. If Landlord fails to deliver the annual statement within two years after period in question or delivers revision to annual statement more than 2 years after delivery of original annual statement, then Landlord waives Landlord's right to collect Additional Rent in relation to such periods.

          E. Other Taxes. Tenant shall pay, prior to delinquency, all taxes assessed against or levied upon trade fixtures, furnishings, equipment and all other personal property of Tenant located in the Premises. In the event any or all of Tenant's trade fixtures, furnishings, equipment and other personal property shall be assessed and taxed with property of Landlord, or if the cost or value of any leasehold improvements in the Premises exceeds the cost or value of a Building-standard build-out as determined by the taxing authority and, as a result, real property taxes for the Property are increased, Tenant shall pay to Landlord its share of such taxes within thirty (30) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to Tenant's property. Tenant shall pay directly to the party or entity entitled thereto all business license fees, gross receipts taxes and similar taxes and impositions which may from time to time be assessed against or levied upon Tenant, as and when the same become due and before delinquency. Notwithstanding anything to the contrary contained herein, any sums payable by Tenant under this Article 4 shall not be included in the computation of "Real Estate Taxes."

                                   ARTICLE 5.

                                  TENANT'S WORK
                            ALTERATIONS AND ADDITIONS

          A. Base Building. Landlord has constructed the Building, in which the Premises are located, pursuant to the Building Construction Documents and the Building Description set forth in attached Exhibit B. Landlord represents, as of the date hereof, that all Building systems are in good working order and that the Building structure is in good repair.

          B. Tenant's Work. Tenant, at its sole cost and expense, subject to Tenant's receipt of the Tenant Work Allowance (as hereinafter defined) and the additional amounts payable by Landlord pursuant to Exhibit C, Section II (B) in accordance with Exhibit C, shall perform and complete all other improvements to the Premises as more particularly set forth in the work letter attached hereto as Exhibit C (herein called "Tenant's Work"). Tenant shall complete all of Tenant's Work in good and workmanlike manner, fully paid for and free from liens, in accordance with the plans and specifications approved by Landlord and Tenant as provided in Exhibit C. Tenant shall also have the right during the period from and after the date the Lease is fully executed to come onto the Premises to begin Tenant's Work, to install its fixtures and prepare the Premises for the operation of Tenant's business. Notwithstanding the fact that the foregoing activities may occur prior to the Rent Commencement Date, Tenant agrees that all of Tenant's obligations provided for in this Lease shall apply during any such period, with the exception of any obligation to pay Base Rent, Operating Expenses, Real Estate Taxes, or the Parking Fee (except as otherwise set forth in Article 1(1-H)). Landlord shall provide Tenant with a Tenant Work Allowance to reimburse Tenant for all or part of the cost of Tenant's Work as more particularly set forth in Exhibit C. Tenant shall use all commercially reasonable efforts during the performance of Tenant's Work to minimize interference with the business operations of other tenants in the Building.

          C. Alterations. Except as provided in the immediately preceding subparagraph, Tenant shall make no structural or material alterations or additions to the Premises ("Alterations") or Alterations having a cost in excess of sixty thousand dollars ($60,000.00) in any one instance without the prior written consent of Landlord, which consent shall not be withheld, delayed or conditioned, and then only by contractors or mechanics approved by Landlord in writing (which approval shall not be unreasonably withheld, delayed or conditioned) and upon the approval by Landlord in writing of fully detailed and dimensioned plans and specifications pertaining to the Alterations in question, to be prepared and submitted by Tenant, at its sole cost and expense. Notwithstanding anything to the contrary contained herein, Tenant shall not be required to deliver plans and specifications to Landlord for non-structural alterations (i.e. alterations that do not affect the Building's structure or the Building's systems. Tenant shall, at its sole cost and expense, obtain all necessary approvals and permits pertaining to any Alterations approved by Landlord. Tenant hereby indemnifies, defends and agrees to hold

Landlord free and harmless from all liens and claims of lien, and all other liability, claims and demands arising out of any work done or material supplied to the Premises by or at the request of Tenant in connection with any Alterations. If permitted Alterations are made, they shall be made at Tenant's sole cost and expense and shall be and become the property of Landlord, except that specialty Alterations may be removed by Tenant at the end of the Term (and Tenant shall repair any damages to the Premises caused by such removal) provided, however, that Landlord may inform Tenant, if requested by Tenant at the time of the making of such Alteration, that Landlord will require Tenant, at Tenant's expense, to remove any specialty Alteration at the end of the Term and to repair any damages to the Premises caused by such removal. Any and all costs attributable to or related to the applicable building codes of the city in which the Building is located (or any other authority having jurisdiction over the Building) arising from Tenant's improvements shall be paid by Tenant at its sole cost and expense. With regard to repairs, Alterations or any other work arising from or related to this Article 5, Landlord shall be entitled to receive an administrative/supervision fee up to a maximum of five percent (5%), only in cases where Tenant orders the work directly from Landlord, in addition to a sum sufficient to compensate Landlord for all third party out-of-pocket costs of Landlord. The construction of initial improvements to the Premises shall be governed by the terms of the Tenant work letter, attached hereto as Exhibit C, and not the terms of this Article 5. Landlord shall not be due any review or management fee in connection with the construction of Tenant's Work or Tenant's move-in.

          D. Liens. Tenant shall give Landlord at least ten (10) days prior written notice (or such additional time as may be necessary under applicable laws) of the commencement of any Tenant's Work, to afford Landlord the opportunity to post and record notices of non-responsibility. Tenant will not cause or permit any mechanic's, materialman's or similar liens or encumbrances to be filed or exist against the Premises or the Building or Tenant's interest in this Lease in connection with work done under this Article or in connection with any other work and Tenant agrees to defend, indemnify and hold harmless Landlord from and against any such lien or claim or action thereon, together with costs of suit and reasonable attorneys' fees incurred by Landlord in connection with any such claim or action. Tenant shall remove any such lien or encumbrance within thirty (30) days from the date of their existence. If Tenant fails to do so, Landlord may, without being responsible to investigate the validity or lawfulness of the lien, pay the amount or take such other action as Landlord deems necessary to remove any such lien or encumbrance or require that Tenant deposit with Landlord in cash and lawful money of the United States, one hundred fifty percent (150%) of the amount of such claim, which sum may be retained by Landlord until such claim shall have been removed of record or until judgment shall have been rendered on such claim and such judgment shall have become final, at which time Landlord, shall have the right to apply such deposit in discharge of the judgment on said claim and any costs, including reasonable attorneys' fees incurred by Landlord, if any, and shall remit the balance thereof to Tenant. The amounts so paid and costs incurred by Landlord shall be deemed Additional Rent under this Lease and payable in full within ten (10) days following written demand therefor.

          E. Compliance with ADA. Notwithstanding anything to the contrary contained in this Lease, Landlord and Tenant agree that responsibility for compliance with the Americans With Disabilities Act of 1990, as amended (the "ADA") shall be allocated as follows: (i) Landlord shall be responsible for compliance with the provisions of Title III of the ADA for all Common Areas, including exterior and interior areas of the Building not included within the Premises or the premises of other tenants; (ii) Landlord shall be responsible for compliance with the provisions of Title III of the ADA for any construction, renovations, alterations and repairs made within the Premises if such construction, renovations, alterations or repairs are made by Landlord for the purpose of improving the Building generally (iii) Tenant shall be responsible for compliance with the provisions of Title III of the ADA for any construction, renovations, alterations and repairs made within the Premises if such construction, renovations, alterations and repairs are made by Tenant, its employees, agents or contractors, at the direction of Tenant or done pursuant to plans and specifications prepared or provided by Tenant or Tenant's architect or space planner.

                                   ARTICLE 6.

                                       USE

          A. Use. Tenant shall use the Premises for the purposes set forth in
Article 1(P), above, and for no other purpose whatsoever, subject to and in compliance with all other provisions of this Lease, including without limitation the Building's Rules and Regulations attached as Exhibit D hereto. Tenant and its invitees shall also have the non-exclusive right, along with other tenants of the Building and others authorized by Landlord, to use the Common Areas subject to such reasonable written rules and regulations as Landlord may impose from time to time in its reasonable discretion. Landlord makes no representation that the Premises are suitable for Tenant's purposes.

          B. Restrictions. Tenant shall not at any time use or occupy, or suffer or permit anyone to use or occupy, the Premises or do or permit anything to be done in the Premises except as otherwise noted in Permitted Uses which: (a) causes or is liable to cause injury to persons, to the Building or its equipment, facilities or systems; (b) impairs the character, reputation or appearance of the Building as a first class research, laboratory and office building; (c) impairs the proper and economic maintenance, operation and repair of the Building or its equipment, facilities or systems; (d) interferes with the use of other tenants or occupants of the Building; or (e) would invalidate or increase the cost of any fire and extended coverage insurance policy covering the Building and/or the property located therein. Notwithstanding the forgoing, Landlord acknowledges that Tenant will use the Hazardous Materials described on the attached Exhibit G, which Exhibit may be updated by Tenant from time to time, upon written notice by Tenant, in the Premises so long as such Hazardous Materials are used and stored in compliance with all applicable Law. The foregoing acknowledgement shall in no way constitute an opinion by Landlord as to compliance with applicable Law or a waiver of any liabilities that Tenant may incur in connection therewith. Tenant shall comply with all rules, orders, regulations and requirements of any organization which sets out standards, requirements or recommendations commonly referred to by major fire insurance underwriters applicable to Tenant's use within the Premises. Tenant shall promptly, upon written demand, reimburse Landlord for any additional premium charges for any such insurance policy assessed or increased by reason of Tenant's failure to comply with the provisions of this Article.

          C. Compliance with Laws. Tenant shall, at Tenant's sole cost and expense, keep and maintain the Premises, its use thereof and its business in compliance with all governmental laws, ordinances, rules and regulations now in force or which may hereafter be in force or effect. Tenant shall comply with all Laws relating to the Premises and Tenant's use or occupancy thereof, including without limitation, Laws governing health, safety and building codes applicable to the Premises, and any permit or license requirements relating to Tenant's business operations. Landlord agrees to cure any violations of law relating to portions of the Building that Landlord is obligated to maintain hereunder.

                                   ARTICLE 7.

                                    SERVICES

          A. Climate Control. Landlord shall furnish heat or air conditioning to the Premises as set forth in Article 1, as specified in Exhibit B, or as upgraded by Tenant, at Tenant's expense. If Tenant requires heat or air conditioning at any other time, Landlord shall furnish such service upon reasonable notice from Tenant (by 2:00 p.m. of the day in question), and Tenant shall pay all of Landlord's charges therefor on demand as Additional Rent.

          The performance by Landlord of its obligations under this Article is subject to Tenant's compliance with the terms of this Lease including any connected electrical load established by Landlord. Tenant shall be provided power as set forth in Exhibit B. Tenant shall not use the Premises or any part thereof in a manner exceeding the heating, ventilating or air-conditioning ("HVAC") design conditions (including any occupancy or connected electrical load conditions).

          B. Elevator Service/Loading Docks. Landlord shall furnish passenger and freight elevator service to Tenant to be used in common with others, 24 hours per day, 365 days per year, subject to anticipated and unanticipated interruptions due to mechanical failures and preventive maintenance. At least one elevator shall remain in service during hours other than Normal Business Hours. Landlord may designate a specific elevator for use as a service elevator. Tenant shall have the right to utilize the freight elevator and loading dock in common with other tenants of the Building at no additional charge. Tenant shall have the right to use in common with other tenants of the Building the loading dock 24 hours per day, 365 days per year, subject to anticipated and unanticipated interruptions in availability due to mechanical failure and preventive maintenance. Tenant must provide Landlord's property manager with at minimum of four (4) hours advanced oral and email notification of Tenant's need to utilize the loading dock after Normal Business Hours. Tenant will be required to supervise all Loading Dock utilization after Normal Business hours. Notwithstanding anything stated herein to the contrary loading dock usage shall be subject to reasonable rules and regulations as provided by the Landlord in writing to Tenant.

          C. Janitorial Services. Landlord shall provide janitorial and cleaning services to the common areas of the Building, substantially as described in Exhibit D attached hereto, the cost of which shall be included as an Operating Expense. Tenant shall, at its sole cost and expense, provide janitorial and cleaning services to the Premises.

          D. Water and Electricity. Landlord shall make available domestic hot and cold water in reasonable quantities, to serve the common areas of the Building and the Premises and electric service sufficient for lighting the Premises and for the operation of office and laboratory operations within the Premises as set forth in Exhibit
B. Tenant shall have the exclusive right to make any replacement of lamps, fluorescent tubes and lamp ballasts in the Premises. Tenant's use of electric energy or water in the Premises shall not at any time exceed the amounts outlined in Exhibit B for the risers, piping, electrical conductors and other equipment in or serving the Premises.

          E. Separate Meters. As part of Tenant's Work, Tenant shall install separate submeters for its consumption of utilities, specifically, electricity, natural gas and water as described in Exhibit B. The utility distribution systems of the Building are designed to accept separate sub-meters at specific locations described in Exhibit B. Tenant shall pay utility charges to Landlord based upon Tenant's actual usage, as measured by the required sub meters, calculated using the actual rates charged Landlord by the utility supplier. Tenant shall be responsible to ensure the accuracy of the sub meters and that they are installed properly and in a timely manner. Such sub meters must meet Landlord's reasonable approval and tie into Landlord's computerized utility billing system. Tenant shall also be responsible for its proportionate share of the cost of providing utilities to all common areas and common equipment in the Building, the utility costs of which shall be included as Operating Expenses.

          F. Interruptions. Landlord does not represent or warrant that any of the services referred to above, or any other services which Landlord may supply, will be free from interruption and Tenant acknowledges that any one or more of such services may be suspended by reason of accident, repairs, inspections, alterations or improvements necessary to be made, or by strikes or lockouts, or by reason of operation of law, or causes beyond the reasonable control of Landlord. Any interruption, reduction or discontinuance of service shall not be deemed an eviction or disturbance of Tenant's use and possession of the Premises, or any part thereof, nor render Landlord liable to Tenant for damages by abatement of Rent or otherwise except as set forth below, nor relieve Tenant from performance of Tenant's obligations under this Lease. Landlord shall however, exercise reasonable diligence to restore any service so interrupted. Notwithstanding the foregoing or anything to the contrary contained herein, in the event of any interruption of services as a result of Landlord's acts or the acts of Landlord Parties, rendering all or a portion of the Premises untenantable, Tenant shall have the right, as its sole and exclusive remedy, to abate rent on an equitable basis if services are interrupted for more than three
(3) consecutive days.

          G. Utilities Provided by Tenant. Tenant shall make application in Tenant's own name for all utilities not provided by Landlord and shall: (i) comply with all utility company regulations for such utilities, including requirements for the installation of meters, and (ii) obtain such utilities directly from, and pay for the same when due directly to, the applicable utility company. The term "utilities" for purposes hereof shall include but not be limited to electricity, gas, water, sewer, steam, fire protection, telephone and other communication and alarm services, as well as HVAC, and all taxes or other charges thereon. Tenant shall install and connect all equipment and lines required to supply such utilities to the extent not already available at or serving the Premises and shall repair, alter or replace any such items. Tenant shall maintain, repair and replace all such items, operate the same, and keep the same in good working order and condition. Tenant shall not install any equipment or fixtures, or use the same, so as to exceed the safe and lawful capacity of any utility equipment or lines serving the same. The installation, alteration, replacement or connection of any utility equipment and lines shall be subject to the requirements for alterations of the Premises set forth in
Article 5. Tenant shall ensure that all Tenant's HVAC equipment is installed and operated at all times in a manner to prevent roof leaks, damage, or noise due to vibrations or improper installation, maintenance or operation. Except as specifically provided in this Article 7, Tenant agrees to pay for all utilities and other services utilized by Tenant and additional Building services furnished to Tenant not uniformly furnished to all tenants of the Building at Landlord's actual cost.

                                   ARTICLE 8.

                                    INSURANCE

          A. Required Insurance. Tenant shall, at all times during the Term of this Lease, and at its own cost and expense, maintain insurance policies, with responsible companies licensed to do business in the state where the Building is located and reasonably satisfactory to Landlord, naming Landlord, Landlord's Building Manager, Cornerstone Real Estate Advisers LLC, Tenant and any Mortgagee of Landlord, as their respective interests may appear, including (i) a policy of standard fire, extended coverage and special extended coverage ("all risk") property insurance on Tenant's property, including its goods, equipment and inventory, in an amount adequate to cover their replacement cost, including a vandalism and malicious mischief endorsement, and sprinkler leakage coverage;
(ii) business interruption insurance, loss of income and extra expense insurance covering the failure of Tenant's telecommunications equipment and all other perils, failures or interruptions, (iii) commercial general liability insurance on an occurrence basis with limits of liability in an amount not less than $1,000,000 Million Dollars combined single limit for each occurrence, $2,000,000 Million Dollars general aggregate and umbrella liability insurance with limits of liability in an amount not less than $4,000,000 Million Dollars each occurrence and $4 Million Dollars general aggregate, (iv) Worker's Compensation Coverage as required by law. The commercial general liability policy shall include contractual liability which includes the provisions of Article 9 herein.

          Prior to Tenant, or any agent, contractor or employee of Tenant, entering the Premises for any reason following the execution and delivery of this Lease, Tenant shall furnish to Landlord and its Building Manager, certificates of insurance evidencing the insurance coverage set forth above, including naming Landlord, Cornerstone Real Estate Advisers LLC and Landlord's Building Manager as additional insureds. Renewal certificates must be furnished to Landlord showing the above coverage to be in full force and effect.

          The foregoing policy sets forth minimum limits of liability and Tenant's procurement and maintenance thereof shall in no event limit the liability of Tenant under this Lease. All such insurance policies carried by Tenant shall be with companies having a rating of not less than A-VIII in Best's Insurance Guide. All such policies shall be endorsed to agree that Tenant's policy is primary and that any insurance covered by Landlord is excess and not contributing with any Tenant insurance requirement hereunder. Tenant agrees that if Tenant does not take out and maintain such insurance or furnish Landlord with renewals or binders, Landlord may (but shall not be required to) procure said insurance on Tenant's behalf and charge Tenant the cost thereof, which amount shall be payable by Tenant upon demand with interest from the date such sums are extended. All such insurance shall provide that it cannot be canceled except upon thirty (30) days prior written notice to Landlord (except in cases of non-payment of premium, in which case the notice shall be ten (10)
days). Tenant shall comply with all rules and directives of any insurance board, company or agency determining rates of hazard coverage for the Premises, including but not limited to the installation of any equipment and/or the correction of any condition necessary to prevent any increase in such rates.

          B. Landlord's Insurance. Landlord shall maintain, during the Term of this Lease, property and commercial general liability insurance covering the Building and all Tenant improvements within the Premises together with loss of rent insurance and other insurance as prudent landlords would maintain for similar office and laboratory buildings in the Boston metropolitan area, including Cambridge. The property insurance shall include fire and extended coverage insurance, with All Risk rider, covering all structures and improvements for full replacement cost, with replacement cost endorsement, above foundation walls. The commercial general liability insurance shall insure against claims for bodily injury and property damage occurring in or about the Property. Such insurance may be blanketed with other insurance carried by Landlord so long as such blanketing with other insurance does not reduce the amount of insurance available to pay any claim with respect to the Property. Tenant shall pay its Pro Rata Share of Landlord's insurance as an Operating Expense.

          C. Waiver of Subrogation. Landlord and Tenant each agree that neither Landlord nor Tenant will have any claim against the other for any loss, damage or injury which is covered by insurance carried or required to be carried by the terms hereunder by either party, notwithstanding the negligence of either party in causing the loss, and each agree to have their respective insurers issuing the insurance described in this Article 8 waive any rights of subrogation that such companies may have against the other party. Each party agrees to obtain such an agreement from its insurer if the policy does not expressly permit a waiver of subrogation.

          D. Waiver of Claims. Except for claims arising from Landlord's willful misconduct or negligence, Tenant waives all claims against Landlord for injury or death to persons, damage to property or to any other interest of Tenant sustained by Tenant or any party claiming, through Tenant resulting from: (i) any occurrence in or upon the Premises, (ii) leaking of roofs, bursting, stoppage or leaking of water, gas, sewer or steam pipes or equipment, including sprinklers, (iii) wind, rain, snow, ice, flooding, freezing, fire, explosion, earthquake, excessive heat or cold, or other casualty, (iv) the operating and mechanical systems or equipment of the Building, being defective, or failing, and (v) vandalism, malicious mischief, theft or other acts or omissions of any other parties other than Landlord, Landlord's agents, employees, representatives and contractors (the "Landlord Parties") including, without limitation, other tenants, contractors and invitees at the Building. Tenant agrees that, except as expressly provided in this Lease, Tenant's property loss risks shall be borne by its insurance, and Tenant agrees to look solely to and seek recovery only from its insurance carriers in the event of such losses. For purposes hereof, any deductible amount shall be treated as though it were recoverable under such policies. In no event will Landlord be responsible for any consequential damages incurred by Tenant, including but not limited to, lost profits or interruption of business as a result of any alleged default by Landlord hereunder.

                                   ARTICLE 9.

                                 INDEMNIFICATION

          A. Tenant Indemnity of Landlord. Tenant shall defend, indemnify and hold harmless Landlord and its agents, successors and assigns, including the Building Manager, from and against any and all injury, loss, costs, expenses, liabilities, claims or damage (including attorneys' fees and disbursements) to any person or property (i) arising from, related to, or in connection with any use or occupancy of the Premises by Tenant, (ii) arising from, related to, or in connection with any act or omission (including, without limitation, construction and repair of the Premises in connection with Tenant's Work or subsequent work) of Tenant, its agents, contractors, employees, customers, and invitees, or (iii) which occurs in any part of the Property other than the Premises and is caused by the negligence or willful misconduct of Tenant, which indemnity extends to any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease. This indemnification shall survive the expiration or termination of the Lease Term.

          B. Landlord Indemnity of Tenant. Landlord shall defend, indemnify and hold Tenant harmless from and against all claims, causes of action, liabilities, losses, costs and expenses arising from or in connection with any injury or other damage or damages to any person or property resulting from the negligence or willful misconduct of Landlord and the Landlord Parties.

          C. Indemnity Limitations. The indemnity obligations set forth in section A and B above shall not apply (i) to any costs or expenses not reasonably incurred by the indemnitee, or (ii) to any claims, causes of action, liabilities, losses, costs and expenses resulting from a default by the indemnitee hereunder. This Lease and each and every provision hereof is subject to the provisions of Massachusetts General Laws, Chapter 186, Section 15, as the same may from time to time be in force and applicable, and wherever any provision herein might be construed to violate said statute, such provision shall be construed as though it included the words "subject and to the extent enforceable in accordance with the provisions of Massachusetts General Laws, Chapter 186, Section 15.

          D. Indemnitees; Acceptable Attorneys. Whenever, in this Article and throughout this Lease, Landlord or Tenant is required to defend, indemnify and hold the other harmless, such obligations shall extend to the successors, assigns, officers, partners, directors, employees and other agents of the indemnitee. In any instance where this Lease requires either party to defend the other, such defense shall involve an attorney or attorneys reasonably acceptable to the indemnitee.

          E. Limitation on Liability. Landlord shall not be liable to Tenant for any damage by or from any act or negligence of any co-tenant or other occupant of the Building, or by any owner or occupants of adjoining or contiguous property, except as otherwise specifically set forth herein. Landlord shall not be liable for any injury or damage to persons or property resulting in whole or in part from the criminal activities or willful misconduct of others other than the Landlord Parties. To the extent not covered by all risk property insurance, Tenant agrees to pay for all damage to the Building, as well as all damage to persons or property of other tenants or occupants thereof, caused by the negligence, fraud or willful misconduct of Tenant or any of its agents, contractors, employees, customers and invitees. Nothing contained herein shall be construed to relieve Landlord or the Landlord Parties from liability for any personal injury resulting from its negligence, fraud or willful misconduct.

          F. Surveillance. Landlord shall provide 24 hour security on the Property via a combination of on-site personnel and off-hour security tours. Notwithstanding the foregoing, Landlord shall not be liable for losses due to theft, vandalism, or like causes. Tenant shall defend, indemnify, and hold Landlord harmless from any such claims made by any employee, licensee, invitee, contractor, agent or, other person whose presence in, on or about the Premises or the Property is attendant to the business of Tenant in connection with security or surveillance activities other than those claims directly resulting from the negligence of Landlord or Landlord Parties.

                                   ARTICLE 10.

                                 CASUALTY DAMAGE

          Tenant shall promptly notify Landlord or the Building Manager of any fire or other casualty to the Premises or to the extent it knows of damage, to the Building. In the event the Premises or any substantial part of the Building is wholly or partially damaged or destroyed by fire or other casualty which is covered or required to be covered by Landlord's insurance hereunder, Landlord will proceed to restore the same to substantially the same condition existing immediately prior to such damage or destruction to the extent of insurance proceeds collected and made available by any mortgagee of Landlord unless, in Landlord's reasonable judgment, (i) such damage or destruction is incapable of repair or restoration within twelve months following the date of damage or destruction; or (ii) the insurance proceeds recovered by reason of the damage or destruction are inadequate to complete the restoration of the Building; or (iii) any mortgagee of Landlord shall fail to make insurance proceeds available for restoration (provided Landlord is not in default under its mortgage documents), in any of which events Landlord may, at Landlord's option and by written notice given to Tenant within sixty (60) days after such damage or destruction, declare this Lease terminated as of the happening of such damage or destruction without further recourse to either party. To the extent after fire or other casualty that Tenant shall be deprived of the use and occupancy of the Premises or any portion thereof as a result of any such damage, destruction or the repair thereof, providing Tenant did not cause the fire or other casualty, then so long as and to the extent Landlord's recovery of Rent as a result of a casualty is covered or required to be covered by Landlord's insurance hereunder, Tenant shall be entitled to an equitable reduction in rent under this Lease as the amount of damaged or unusable space in the Premises bears to the rentable square footage of the Premises until such time as the Premises are restored. Landlord and Tenant shall reasonably determine the amount of damaged or unusable space and the square footage of the Premises referenced in the prior sentence. Tenant shall have the right to terminate this Lease if (i) Landlord elects not to restore the Building and intends to demolish the Building; or (ii) Landlord fails to restore the Building within twelve (12) months following the date of damage or destruction.

                                   ARTICLE 11.

                                  CONDEMNATION

          In the event of a condemnation or taking of the entire Premises by a public or quasi-public authority, this Lease shall terminate as of the date title vests in the public or quasi-public authority. In the event of (i) a taking or condemnation of fifteen percent (15%) or more (but less than the whole) of the Building and without regard to whether the Premises are part of such taking or condemnation; (ii) a taking or condemnation which results in Landlord electing not to restore the Building; or (iii) a taking or condemnation which results in Landlord electing to change the use of the land upon which the Building is located, either Tenant or Landlord may elect to terminate this Lease by giving notice to the other within sixty (60) days of Landlord receiving notice of such condemnation. Landlord shall promptly provide Tenant written notice thereof of any proposed taking or condemnation affecting the Building or the Property. In the event of a partial taking as described in this Article, or a sale, transfer or conveyance in lieu thereof, which does not result in the termination of this Lease by either Landlord or Tenant, Rent shall be apportioned according to the ratio that the part of the Premises remaining usable by Tenant bears to the total area of the Premises. All compensation awarded for any condemnation shall be the property of Landlord, whether such damages shall be awarded as a compensation for diminution in the value of the leasehold or to the fee of the Premises, and Tenant hereby assigns to Landlord all of Tenant's right, title and interest in and to any and all such compensation. Providing, however that in the event this Lease is terminated, Tenant shall be entitled to make a separate claim for costs of moving, tenant's improvements not paid by the Tenant Work Allowance and Tenant's personal property, fixtures and equipment. Notwithstanding anything herein to the contrary, any condemnation award to Tenant shall be available only to the extent such award is payable separately to Tenant and does not diminish the award available to Landlord or any Lender of Landlord. Any additional portion of such award shall belong to Landlord. Tenant shall have the right to terminate this Lease upon written notice to Landlord where (i) more than 25% of the Tenant's parking spaces are eliminated or (ii) Tenant's access to the Building or the Premises is materially adversely affected.

                                   ARTICLE 12.

                             REPAIR AND MAINTENANCE

          A. Tenant's Obligations. Tenant shall keep the Premises in good working order, repair (and in compliance with all Laws now or hereafter adopted except as expressly set forth herein) and condition (which condition shall be neat, clean and sanitary, and free of pests and rodents other than laboratory animals as permitted under this Lease, provided that said laboratory animals do not unreasonably interfere with the use and enjoyment of other tenants' premises in the Building). In addition, Tenant shall make all necessary non-structural repairs thereto and any repairs to non-Building standard mechanical, HVAC, electrical and plumbing systems or components in or exclusively serving the Premises which have been installed by Tenant. Tenant's obligations hereunder shall include, but not be limited to, Tenant's trade fixtures and equipment, security systems, signs, interior decorations, floor-coverings, wall-coverings, entry and interior doors, interior glass, light fixtures and bulbs, keys and locks, and alterations to the Premises whether installed by Tenant or Landlord. Landlord may make any repairs which are not promptly made by Tenant after Tenant's receipt of written notice and the reasonable opportunity of Tenant to make said repair in accordance with Section 19 hereof, and charge Tenant for the cost thereof, which cost shall be paid by Tenant within ten (10) days from invoice from Landlord. Tenant waives all rights to make repairs at the expense of Landlord, or to deduct the cost thereof from Rent except as otherwise specifically set forth herein to the contrary.

          B. Landlord's Obligations. Landlord shall be responsible for repairing all base building systems (i.e. any systems with base building design construction) ("Landlord Mechanicals") and any systems that Landlord installs, and Tenant shall be responsible for repairing the portion of the systems exclusively serving the Premises and any upgrades to such systems made by Tenant (collectively, "Tenant Mechanicals"). Landlord and Tenant shall use reasonable efforts to cooperate in connection with all repairs to such Landlord Mechanicals and Tenant Mechanicals. In addition, Landlord shall maintain (i) the foundations, roof; perimeter walls and exterior windows and all structural aspects of the Building, and (ii) all aspects of the Building which relate to the Common Areas or to more than one tenant's premises, or which no tenant of the Building is required to maintain and repair, including all systems and facilities necessary for the operation of the Building and the provision of services and utilities as required herein (except to the extent that any of the foregoing items are installed by or on behalf of, or are the property of, Tenant). Landlord shall also make all necessary structural repairs to the Building and any necessary repairs to the Building mechanical, HVAC, electrical, and plumbing systems in or servicing the Premises except as otherwise set forth in subsection A above (the cost of which shall be included in Operating Expenses under Article 4), excluding repairs required to be made by Tenant pursuant to this Article. Landlord shall have no responsibility to make any repairs unless and until Landlord receives written notice of the need for such repair or otherwise becomes aware. Landlord shall not be liable for any failure to make repairs or to perform any maintenance unless such failure shall persist for an unreasonable period of time after written notice of the need for such repairs or maintenance is received by Landlord from Tenant or after Landlord otherwise becomes aware. Landlord shall make every reasonable effort to perform all such repairs or maintenance in such a manner (in its reasonable judgment) so as to cause minimum interference with Tenant's operations and the Premises but Landlord shall not be liable to Tenant for any interruption or loss of business pertaining to such activities. Landlord shall have the right to require that any damage caused by the willful misconduct of Tenant or any of Tenant's agents, contractors, employees, invitees or customers, be paid for and performed by the Tenant (without limiting Landlord's other remedies herein).

          C. General Obligations. Alterations to the Premises required from time to time to comply with applicable laws, requirements of any board of property insurance underwriters or similar entity, or reasonable requirements of Landlord's or Tenant's insurers shall be made by the party to this Lease responsible for maintaining and repairing the applicable aspect of the Premises hereunder. Notwithstanding the foregoing, in the event that Landlord is required to make any such alteration as a result of any use of the Premises by Tenant (i) which was not contemplated at the time this Lease was signed and (ii) which is not common to fifty percent (50%) or more of the tenants of the Building, Tenant shall reimburse Landlord upon demand for all expenses reasonably incurred by Landlord in connection therewith.

          D. Obstructions. Tenant shall not obstruct or permit the obstruction of light, halls, Common Areas, roofs, parapets, stairways or entrances to the Building or the Premises and will not affix, paint, erect or inscribe any sign, projection, awning, signal or advertisement of any kind to any part of the Building or the Premises, including the inside or outside of the windows or doors, without the written consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned for those items that are not visible from the exterior of the Premises and which consent may be withheld in Landlord's sole discretion with respect to those items that could be visible from the exterior of the Premises. Landlord shall have the right to withdraw such consent at any time and to require Tenant to remove any sign, projection, awning, signal or advertisement to be affixed to the Building or the Premises if such sign, etc. is later determined to obstruct the foregoing areas. If such work is done by Tenant without the express written consent of Landlord, Landlord shall have the right to remove such signs, projections, awnings, signals or advertisements without being liable to the Tenant by reason thereof and to charge the cost of such removal to Tenant as Additional Rent, payable within ten
(10) days of Landlord's written demand therefor.

          E. Signs. Tenant (or any Affiliated Transferee or any person or entity to whom Tenant has subleased the Premises or assigned the Lease pursuant to the provisions of Article 16[B] but not any unaffiliated sublessee except as provided below) shall have the right, subject to the City of Cambridge Sign Ordinances, the terms of this Paragraph and the other terms of this Lease, to place and maintain one exterior, building-mounted sign on the Building facade, no higher than the elevation of the Premises, as hereinafter provided. All signage rights granted hereunder are limited by taking into account proportionate signage rights granted or allocated to other premises in the Building, are non-exclusive and, without in any way limiting the generality of the foregoing, Landlord reserves the right to grant signage rights to other tenants in the Building without restriction or limitation except as expressly set forth herein. Notwithstanding the foregoing, unaffiliated sublessees shall have the right, subject to all other terms, conditions and limitations contained herein, to maintain signage on the Building facade if and only if (i) said signage is in substitution of one hundred percent (100%) of Tenant's then-existing signage or (ii) said signage is in partial substitution of Tenant's then-existing signage and the resulting fact that two (2) signs now occupy the previously allocated space of one (1) sign does not in any way prejudice or otherwise adversely affect Landlord's ability to obtain the approval from the City of Cambridge for additional signage rights on the Building.

     The size, construction, precise location, and design of Tenant's sign shall be by mutual agreement of the parties, provided that Landlord may refuse to approve any sign that is not consistent with the architecture and general appearance of the Building, will cause undue damage to the Building or which is otherwise inconsistent with first-class office building signage. Tenant's sign shall be expressly for purposes of identifying Tenant and shall not include the name of any other person or entity. Tenant shall obtain, at its expense, all permits and approvals required for the installation of Tenant's sign prior to the installation thereof (but shall not be permitted to seek any zoning or similar relief for Tenant's Sign without Landlord's consent, which may be withheld in Landlord's sole discretion), and shall keep all such permits and approvals in full force and effect throughout the Term. The installation and maintenance of Tenant's sign shall also conform to the requirements of Landlord's insurance policies.

     The installation of Tenant's sign shall be undertaken by a contractor reasonably approved by Landlord and at Tenant's sole cost and expense. Prior to the expiration or earlier termination of the Term of this Lease, Tenant shall remove Tenant's sign (and all associated hardware) from the Building and shall fill all holes and repair all damage caused by such removal. Such removal (and any disposal of Tenant's sign) shall be undertaken by a contractor reasonably approved by Landlord and at Tenant's sole cost and expense. In the event Tenant fails to remove Tenant's sign as herein required, Tenant hereby authorizes Landlord to remove and dispose of Tenant's sign at Tenant's sole cost and expense.

     All repairs to Tenant's sign and all maintenance of Tenant's sign shall be performed at Tenant's sole cost and expense. Tenant shall contract directly for the repair and/or maintenance of Tenant's sign with such contractor(s) as Landlord shall approve, acting reasonably, failing which Landlord shall repair and/or maintain Tenant's sign as part of Landlord's overall repair and maintenance of the Building, in which case Tenant shall pay Landlord, as Additional Rent, any and all the reasonable costs incurred by Landlord in connection therewith promptly upon demand. If Tenant's sign is electrified, Tenant shall also pay Landlord, as Additional Rent, the cost of all electricity consumed in the operation of Tenant's sign, as separately metered or sub-metered to Tenant or as reasonably estimated by Landlord and billed to Tenant. Tenant acknowledges that Tenant's sign shall be at Tenant's risk and that Landlord is under no obligation to insure Tenant's sign against casualty loss or damage. In the event Tenant's sign is damaged, Landlord may remove and dispose of Tenant's sign at Tenant's cost unless Tenant arranges for the repair of Tenant's sign by a contractor reasonably approved by Landlord promptly following such casualty.

     Notwithstanding any other provision of this Lease, Tenant's right to install and maintain Tenant's Sign shall not be assignable to any subtenant or other party except for permitted assignees or Affiliated Transferees.

     Tenant shall also have the right to install, at its sole cost and expense, appropriate signage at the entry to the Premises, provided that the design, location and size of said signage shall be subject to the approval of Landlord, not to be unreasonably withheld, conditioned or delayed, and that Tenant shall remove all such signage and repair any damage caused by such removal upon the expiration or earlier termination of the Lease.

     At no additional cost to Tenant, Landlord shall provide a building directory in the lobby of the Building indicating Tenant's name and the location of the Premises.

          F. Outside Services. Tenant shall not permit, except by Landlord or a person or company reasonably satisfactory to and approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed: (i) the extermination of vermin in, on or about the Premises; (ii) the servicing of heating, ventilating and air conditioning equipment (other than Tenant Mechanicals); (iii) the collection of rubbish and trash other than in compliance with local government health requirements and in accordance with the Rules and Regulations established by Landlord, which shall minimally provide that Tenant's rubbish and trash shall be kept in containers located so as not to be visible to members of the public and in a sanitary and neat condition; or (iv) window cleaning in or about the Premises.

          G. Condition of Premises. Tenant hereby agrees that the Premises shall be taken "as is", "without any representations or warranties", subject to latent defects and except as expressly set forth herein, and Tenant hereby acknowledges and agrees that it has investigated and inspected the condition of the Premises and the suitability of same for Tenant's purposes. The Premises shall be initially improved as provided in, and subject to, the terms of this Lease and the Tenant Work Letter attached hereto as Exhibit C and made a part hereof. The work described on attached Exhibit C is referred to herein as the "Tenant's Work." Landlord reserves the right from time to time, but subject to payment by and/or reimbursement from Tenant as otherwise provided herein: (i) to install, use, maintain, repair, replace and relocate for service to the Premises and/or other parts of the Building pipes, ducts, conduits, wires, appurtenant fixtures, and mechanical systems, in the Premises or the Building provided that such work does not unreasonably interfere with Tenant's intended use of the Premises and/or Tenant's operations within the Premises, and provided that such work does not reduce the size of the Premises, (ii) to alter, close or relocate any facility in the Common Areas or otherwise conduct any of the above activities for the purpose of complying with a general plan for fire/life safety for the Building or otherwise, provided that Landlord provides adequate substitute facilities and provided that such work does not reduce the size of the Premises, and (iii) to comply with any federal, state or local law, rule or order with respect thereto or the regulation thereof not currently in effect. Landlord shall use commercially reasonable efforts to minimize interference with Tenant's business. Notwithstanding the foregoing, to the extent that Landlord requires access to the Premises in order to exercise any of the rights contained herein, such access shall be subject to the requirements set forth in Article 13 herein.

          H. Communications Equipment. Subject to obtaining Landlord's consent, which consent shall not be unreasonably withheld, conditioned or delayed, Tenant shall have the right to install satellite transmission and receiving dishes, antennas and devices (collectively, "Tenant's Roof Equipment") on the roof of the Building for its own use (including the use of permitted sublessees) provided (a) Tenant complies with all local, state and federal laws pertaining to the installation, maintenance, operation, removal and replacement of any of Tenant's Roof Equipment, (b) Tenant does not do any act which would invalidate any roof warranty or guaranty which now or hereafter relates to the roof of the Building, (c) Tenant obtains Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, as to the amount of area required, and size, general aesthetics and location of Tenant's Roof Equipment, (d) Tenant obtains all required operating permits and approvals from any governmental entity with jurisdiction over such activities, (e) Tenant, at its sole cost and expense, shall maintain the Tenant's Roof Equipment and adequate insurance thereon, (f) in the event of any damage caused to the Building (including, without limitation, the roof or any exterior portions thereof) by reason of the installation, maintenance, operation, removal or replacement of any of Tenant's Roof Equipment, Tenant shall, at Landlord's option (1) promptly repair such damage; or (2) promptly reimburse Landlord for reasonable out-of-pocket costs and expenses incurred by Landlord in repairing such damage; (g) Tenant shall use such contractors and observe such requirements as reasonably required by Landlord; (h) Tenant shall remove Tenant's Roof Equipment upon the expiration or sooner termination of the Term of this Lease, and (i) in the event of any resulting damage to the Building (including, without limitation the roof or any exterior portions thereof) Tenant shall, at Landlord's option (1) promptly repair such damage and restore the Building (including, without limitation, the roof or any exterior portions thereof) to the condition which existed prior to any such installation, ordinary wear and tear excepted; or (2) promptly reimburse Landlord for costs and expenses incurred by Landlord in repairing such damage and making such restoration and (i) the installation and operation of Tenant's Roof Equipment does not adversely affect the operation of any equipment on the roof of the Building pre-dating the installation of Tenant's Roof Equipment. The rights granted to Tenant pursuant to this Article 12H are not separately transferable and shall only be used by Tenant or its permitted assignees and sublessees and Affiliated Transferees directly in connection with business being conduct at the Premises. The provisions of this Section shall survive the termination of this Lease.

                                   ARTICLE 13.

                             INSPECTION OF PREMISES

     Tenant shall permit the Landlord, the Building Manager and its authorized representatives to enter the Premises, upon reasonable prior notice, to show the Premises during Normal Business Hours of the Building and at other reasonable times, in the case of an emergency or to inspect the Premises, to serve or post notices as provided by law or which Landlord deems necessary for the protection of Landlord or Landlord's property, and to make such repairs, improvements, alterations or additions in the Premises or to the Building of which they are a part as Landlord may deem necessary or appropriate provided that at all times such party is accompanied by a representative of Tenant (provided, however, that if, upon reasonable advance request, a representative of Tenant is not provided to accompany Landlord, then Landlord shall not be in default hereunder to the extent the Premises are entered without such accompaniment). Landlord shall be permitted to show the Premises, upon reasonable prior notice to Tenant, to prospective tenants only during the last 12 months of the then existing Lease term or at other times in the event that Tenant is in Default hereunder. If Tenant shall not be personally present to open and permit an entry into the Premises at any time when such an entry is necessary or permitted hereunder, Landlord may enter by means of a master key or may enter forcibly, only in the case of an emergency and provided Landlord does not enter any laboratory areas of the Premises (upon the understanding that Landlord shall not incur any liability or be in default hereunder as a result of the aforesaid restriction on entry), without liability to Tenant and without affecting this Lease.

                                   ARTICLE 14.

                              SURRENDER OF PREMISES

          Upon the expiration of the Term, or sooner termination of the Lease, Tenant shall quit and surrender to Landlord the Premises, broom clean, in good order and condition, normal wear and tear and damage by fire and other casualty not caused by Tenant excepted. All Tenant's Work and other fixtures, such as light fixtures and HVAC equipment, wall coverings, wall-to-wall carpeting and drapes, in or serving the Premises, whether installed by Tenant or Landlord, shall be Landlord's property and shall remain, all without compensation, allowance or credit to Tenant. Notwithstanding the foregoing or anything to the contrary contained herein, Tenant shall be permitted to remove any and all of Tenant's trade fixtures, equipment and personal property regardless of whether such trade fixtures, equipment or personal property is attached to the Premises or shown on any Exhibit attached hereto or such other Alterations to the extent provided in Article 5C hereof. Any property not removed shall be deemed to have been abandoned by Tenant and may be retained or disposed of by Landlord at Tenant's expense free of any and all claims of Tenant, as Landlord shall desire. All property not removed from the Premises by Tenant may be handled or stored by Landlord at Tenant's expense and Landlord shall not be liable for the value, preservation or safekeeping thereof. At Landlord's option all or part of such property may be conclusively deemed to have been conveyed by Tenant to Landlord as if by bill of sale without payment by Landlord.

                                   ARTICLE 15.

                                  HOLDING OVER

          Should Tenant, without Landlord's written consent, hold over after termination of this Lease, Tenant shall become a tenant from month-to-month, only upon each and all of the terms herein provided as may be applicable to a month-to-month tenancy and any such holding over shall not constitute an extension of this Lease. Tenant shall pay Landlord, monthly and in advance, 150% of the greater of (i) the annual Rent that was payable immediately preceding the hold-over period or (ii) the fair rental value of the Premises as determined in accordance with the procedure set forth in Article 2B hereof for determining Fair Market Rent, prorated on a per diem basis, for each day Tenant shall retain possession of the Premises or any part thereof after expiration or earlier termination of this Lease ("Holdover Rent"), together with all damages sustained by Landlord on account thereof and all other payments required to be made by Tenant hereunder. In no event shall Tenant be responsible for any consequential or indirect damages of Landlord except as otherwise set forth herein. Notwithstanding anything contained in this Article to the contrary, for the first sixty (60) days of any such holdover, Tenant shall be liable to Landlord only for the Holdover Rent as set forth above. The foregoing provisions shall not serve as permission for Tenant to hold-over, nor serve to extend the Term (although Tenant shall remain bound to comply with all provisions of this Lease until Tenant vacates the Premises) and Landlord shall have the right at any time thereafter to enter and possess the Premises and remove all property and persons therefrom or to require Tenant to surrender possession of the Premises as provided in this Lease upon the expiration or earlier termination of the Term. If Tenant fails to surrender the Premises upon the expiration or termination of this Lease, except as expressly provided hereunder, Tenant agrees to indemnify, defend and hold harmless Landlord from all costs, loss, expense or liability, including without limitation, claims made by any succeeding tenant with which Landlord has executed a lease for the Premises as of the expiration date of this Lease, and real estate brokers' claims and attorneys' fees. No acceptance by Landlord of any Rent during or for any period following the expiration or termination of the Lease shall operate or be construed as an extension or renewal of the Lease. Should Tenant remain in the Premises on a month-to-month basis with Landlord's express written approval, such month-to-month tenancy may be cancelled by either party with thirty (30) days' prior written notice to the other.

                                   ARTICLE 16.

                            SUBLETTING AND ASSIGNMENT

          A. Landlord's Consent. Tenant shall not assign its interests hereunder, sublease all or any portion of the Premises (for purposes of this Lease, a license shall be deemed to be a sublease), or allow any other person to use or occupy any portion of the Premises, without the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed. Without limiting the generality of the foregoing, it shall be reasonable for Landlord to deny consent if:

               (a) The financial strength of the proposed assignee or subtenant, both in terms of net worth and in terms of reasonably anticipated cash flow over the Lease term, is materially less than Tenant's financial strength at the time this Lease was signed.

               (b) The proposed assignee or subtenant will burden the Premises and/or Common Areas to an extent substantially disproportionate to typical tenants of the Building, whether through disproportionate demand for landlord services or utilities, disproportionate bearing weights on floor areas, disproportionate parking requirements, deterioration of floors or other elements of the Building, or otherwise.

               (c) The proposed assignee or subtenant intends to make substantial alterations to the Premises which would, in Landlord's reasonable judgment, result in a material net decrease in the value of the Premises as improved.

               (d) The proposed assignee's or subtenant's use of the Premises will not, in Landlord's reasonable judgment, be compatible with the uses of the other tenants in the Building or will be appropriate for first class executive offices and biomedical laboratories.

               (e) The use to be made of the Premises by the proposed transferee is (i) not generally consistent with the character and nature of all other tenancies in the Building, or (ii) a use which conflicts with any so-called "exclusive" then in favor of another tenant of the Building, or (iii) a use which would be prohibited by any other portion of this Lease (including, but not limited to, any rules and regulations then in effect).

               (f) The proposed transferee is either a governmental agency or instrumentality thereof.

               (g) Either the proposed transferee or any person or entity which directly or indirectly controls, is controlled by or is under common control with the proposed transferee (i) occupies space in the Building at the time of the request for consent, or (ii) is negotiating with Landlord or has negotiated with Landlord during the six (6) month period immediately preceding the date of the proposed transfer, to lease space in the Building but, in either case, only in the event Landlord has an equivalent amount of square footage available in the Building for the term set forth in the request for approval by Tenant.

With respect to any proposed assignment or subleasing requiring Landlord's consent, Tenant shall submit to Landlord in writing, at least 30 days prior to the effective date of the assignment or sublease, (i) a notice of application to assign or sublease, setting forth the proposed effective date, which shall be not less than 30 or more than 180 days after the delivery of such notice; (ii) the name of the proposed transferee; (iii) the nature of the proposed transferee's business to be carried on in the Premises; (iv) the terms of the proposed sublease or assignment; and (v) a current financial statement of the proposed transferee. Tenant shall not submit any such application to Landlord until Tenant has received a bona fide offer from the proposed transferee, and Tenant shall furnish Landlord, in addition to the foregoing, with all other information reasonably required by Landlord with respect to such transfer and transferee including, without limitation, a copy of the proposed sublease, if applicable. Any transfer (or sequence of transfers resulting, in the aggregate, in the transfer) of 50% or more of the beneficial ownership of Tenant shall constitute an assignment for purposes of this Article, except as expressly set forth herein. Notwithstanding the foregoing, the offering of Tenant's stock as part of a qualified public offering or the trading of Tenant's stock on a nationally recognized stock exchange shall not be deemed a transfer as aforesaid.

          B. Transfers Not Requiring Consent. Notwithstanding the foregoing, Landlord's consent shall not be required with respect to (collectively, "Affiliated Transferees") (i) any assignment resulting from a consolidation, merger or purchase of all or substantially all of Tenant's assets; or (ii) any assignment or sublease to a person or entity (a) who or which controls Tenant or who or which controls the person or entity who or which controls Tenant (in either case, a "Parent"), or who is controlled by Tenant or a Parent, or is controlled by a person or entity who or which is controlled by Tenant or a Parent, and (b) whose financial strength, both in terms of tangible net worth and in terms of reasonably anticipated cash flow over the Lease term, is not materially less than Tenant's financial strength at the time this Lease was executed. The term "control," as used in this Article 16(B), shall mean the ownership, directly or indirectly, of more than fifty-one percent (51%) of the outstanding voting stock of a corporation or other equity interest if Tenant is not a corporation; or (iii) in the event Tenant is a publicly traded company, the sale of stock in the normal course. With respect to any assignment or subletting to which Landlord's consent is not required, the following provisions shall apply:

               (a) Tenant shall give Landlord written notice of the assignment or subletting no less than 30 days prior to the effective date thereof, which notice shall set forth the identity of the proposed transferee, the reason(s) why Landlord's consent is not required, and the nature of the proposed transferee's business to be carried on in the Premises.

               (b) Tenant shall furnish Landlord (i) no less than 30 days prior to the effective date of the assignment or subletting, with a current financial statement of the proposed transferee reasonably acceptable to Landlord, and (ii) within ten (10) days following Landlord's written demand therefor, with all other information reasonably requested by Landlord with respect to such transferee.

               (c) Tenant shall furnish Landlord with a complete copy of the fully executed assignment and assumption agreement or sublease within ten (10) days after the date said document is executed.

Any assignment or subletting with respect to the provisions of this paragraph are not complied with shall, at Landlord's option, be void.

          C. Recapture. Except for Affiliated Transfers under Article 16(B) above, Landlord shall notify Tenant within fifteen (15) business days from the submission of the aforesaid information as to Landlord's choice, at Landlord's sole discretion, of the following options:

               (1) That Landlord consents to a subleasing of the Premises or assignment of the Lease to such replacement tenant provided that Tenant shall remain fully liable for all of its obligations and liabilities under this Lease and provided further that Landlord shall be entitled to fifty percent (50%) of the Excess Income (as hereinafter defined); or

               (2) That Landlord declines to consent to such sublease or assignment for any reason permitted hereunder; or

               (3) Provided Tenant proposes to (i) assign this Lease, or (ii) to sublease any portion of the Premises, which portion, when combined with any other portion of the Premises previously sublet would equate, in the aggregate, to more than sixty-seven (67%) percent of the Premises being under sublease, or
(iii) if the remaining term of the Lease is 36 months or less, that Landlord elects to cancel the Lease and recapture the Premises (in the case of an assignment) or that Landlord elects to cancel the Lease as to the portion thereof that Tenant had wished to sublease. In either such event Tenant shall surrender possession of the Premises, or the portion thereof which is the subject of Tenant's request on the date set forth in a notice from Landlord in accordance with the provisions of this Lease relating to the surrender of the Premises on a date specified in Landlord's notice no sooner than the effective date of Tenant's proposed transfer. If this Lease shall be canceled as to a portion of the Premises only, the Rent payable by Tenant hereunder shall be abated proportionately according to the ratio that the area of the portion of the Premises surrendered (as computed by Landlord) bears to the area of the Premises immediately prior to such surrender. If Landlord shall cancel this Lease, Landlord may relet the Premises, or the applicable portion of the Premises, to any other party (including, without limitation, the proposed assignee or subtenant of Tenant), without any liability to Tenant.

          D. Excess Income.

          If the rent and other sums (including, without limitation, all monetary payments plus the reasonable value of any services performed or any other thing of value given by any assignee or subtenant in consideration of such assignment or sublease), either initially or over the term of any assignment or sublease, payable by such assignee or subtenant, other than an Affiliated Transferee pursuant to Article 16(B), on account of an assignment of this Lease or sublease of all or any portion of the Premises exceed the sum of (a) the Rent called for hereunder respect to the space assigned or sublet, plus (b) Tenant's Transfer Expenses (hereinafter defined) (such excess, being the "Excess Income"), then Tenant shall pay to Landlord, as Additional Rent, fifty percent (50%) of any Excess Income.

          Tenant's Transfer Expenses shall be limited to the following expenses, and shall be considered in computing the amount of Excess Income only to the extent they are reasonable and are actually paid by Tenant in connection with an assignment or sublease consented to by Landlord: (i) the cost of alterations or improvements made by Tenant to the Premises in order to consummate an assignment or to the subleased Premises in order to consummate a sublease, including any tenant improvement allowance and fees for design or engineering services, (ii) advertising costs, (iii) brokerage commissions or fees, (iv) attorneys' fees and
(v) the
unamortized cost of Tenant's Work paid for by Tenant. Any such costs paid by Tenant shall be verified by written documentation in form, scope and substance reasonably satisfactory to Landlord within sixty (60) days after the date of delivery of possession to the assignee or sublessee or they shall be disregarded in computing Excess Income.

     Excess Income shall be payable monthly at the time for payment of Base Rent. Landlord's acceptance of any sums pursuant to this paragraph shall not be deemed a granting of consent to any assignment of the Lease or sublease of all or any portion of the Premises.

          E. Continuing Liability; Voidable Transfers. No assignment of this Lease (other than an assignment to Landlord resulting from Landlord's right of recapture), and no subletting of all or any portion of the Premises, shall release Tenant or any guarantor with respect to any post-transfer obligations, unless Landlord agrees otherwise in writing in its sole and absolute discretion and any such assignment or sublease shall, at Landlord's option, be void in the event that Tenant and each such guarantor, if any, does not expressly acknowledge and affirm its continuing liability in form and substance reasonably satisfactory to Landlord. The continuing liability of the assigning Tenant shall be primary, and Landlord shall be entitled to exercise its rights and remedies against any such assignor with respect to any Tenant Default without exhausting its rights and remedies against any successor of such assignor with respect to any Tenant Default without exhausting its rights and remedies against any successor of such assignor. In the event that it is ever held, notwithstanding the contrary intention of the parties hereto, that any such assignor's continuing liability is that of a guarantor (rather than primary), Tenant hereby waives any and all suretyship rights and defenses to which it would otherwise be entitled in connection with such continuing liability. Notwithstanding the foregoing, in the event that, following any assignment (other than an assignment described in Section B, above), Landlord and such assignee modify this Lease in such a way as to increase Tenant's total obligations hereunder, neither the assigning Tenant nor any guarantor whose guaranty pre-dated such assignment shall be liable for the incremental portion of Tenant's obligations corresponding to such increase. The acceptance of any assignment by an assignee shall automatically constitute the assumption by such assignee of all obligations of Tenant with respect to the assigned premises; provided, however, that any assignment of this Lease shall, at Landlord's option, be void in the event that the assignee does not expressly acknowledge and affirm the effectiveness of the foregoing assumption Any assignment or subletting by Tenant to which Landlord's consent is required but not obtained shall, at Landlord's option, be void.

          F. Other Provisions Applicable to Transfers. No assignment or subletting shall be deemed to modify any provision of this Lease, with respect to permitted or restricted uses of the Premises or otherwise, unless Landlord then agrees otherwise in writing in its absolute discretion. Tenant shall promptly furnish Landlord with a copy of each executed assignment or sublease and with copies of any supplements or modifications thereto which may be executed from time to time.

          G. Assignment of Sublease Revenues. To the extent permitted by law, Tenant hereby assigns to Landlord all of Tenant's right, title and interest in and to all revenues from each sublease of all or any portion of the Premises; provided, however, that Landlord hereby grants Tenant a license, which shall remain in effect so long as no Tenant default remains uncured, to collect all such revenues (subject to Tenant's obligation to deliver certain of such revenues to Landlord under this Article). Upon the occurrence of any Tenant default, Landlord may revoke such license by written notice to Tenant and may, by written notice to any subtenant of Tenant, demand that such subtenant pay all such revenues directly to Landlord. In such event, Tenant hereby irrevocably authorizes and directs any such subtenant to pay such revenues to Landlord, and further agrees (a) that any such subtenant shall be obligated and entitled to pay such revenues to Landlord notwithstanding any contrary contentions or instructions later received from Tenant and (b) that no such subtenant shall have any liability to Tenant for any such revenues paid to Landlord in accordance with the foregoing. Landlord shall not be entitled to use or enjoy any such revenues except for the purpose of applying such revenues against unfulfilled obligations of Tenant hereunder with respect to which the applicable cure periods have expired, or to reimburse Landlord for costs reasonably incurred as a result of any Tenant default, or to compensate Landlord for other losses suffered by Landlord as a result of any Tenant default. Any such revenues remaining in Landlord's possession following the cure of all Tenant defaults and the reimbursement of all such costs and losses shall be delivered to Tenant upon demand. No such notice to any subtenant or receipt of revenues from any subtenant shall be deemed to constitute either (i) Landlord's consent to such sublease or (ii) the assumption by Landlord of any obligation of Tenant under such sublease, nor shall any such notice or receipt create privity of contract between Landlord and the applicable subtenant or be construed as a nondisturbance or similar agreement between Landlord and such subtenant.

          H. Transfers by Subtenants. The provisions of this Article shall also apply to assignments and subleases by subtenants, sub-subtenants and so on.

          I. Assignment of Options. Without limiting the generality of any provision of this Lease which states that any option or other right of Tenant is personal to the original Tenant hereunder or may only be assigned under certain conditions, no option or similar right of Tenant hereunder, including without limitation any option to extend or renew, option to expand, first offer or first refusal right, or first right to lease, may be assigned, and any attempt to assign such right shall be null and void. The foregoing provision shall not apply to Affiliated Transferees and permitted assignees.

          J. Encumbrance. Tenant shall not assign its interests hereunder as security for any obligation without Landlord's prior written consent, which may be withheld in Landlord's absolute discretion, and any such assignment without such consent shall, at Landlord's option, be void.

          K. Landlord Expenses. Whether or not Landlord consents to any such transfer, Tenant shall pay to Landlord all of Landlord's reasonable out-of-pocket expenses incurred to third parties in connection with the proposed transfer, including, but not limited to, architectural, attorney (not to exceed $2,000.00), and engineering expenses.

                                   ARTICLE 17.

               SUBORDINATION, ATTORNMENT AND MORTGAGEE PROTECTION

          This Lease is subject and subordinate to all Mortgages now or hereafter placed upon the Property, and all other encumbrances and matters of public record applicable to the

Property, including without limitation, any reciprocal easement or operating agreements, ground or underlying leases, covenants, conditions and restrictions and Tenant shall not act or permit the Premises to be operated in violation thereof. Landlord hereby represents and warrants that there is presently no holder of any mortgage or ground lease affecting the Building or the underlying property. Landlord shall have the right to cause this Lease to be and become and remain subject and subordinate to any and all ground or underlying leases or Mortgages which may hereinafter be executed covering the Premises, the Building or the Property or any renewals, modifications, consolidations, replacements or extensions thereof, for the full amount of all advances made or to be made thereunder and without regard to the time or character of such advances, together with interest thereon and subject to all the terms and provisions thereof; provided, however, that Landlord obtains from any Lender or other party in question a written undertaking in favor of Tenant to the effect that such Lender or other party will not disturb Tenant's right of possession under this Lease if Tenant is not then or thereafter in breach of any covenant or provision of this Lease beyond applicable notice and cure periods. Tenant agrees, within ten (10) business days after Landlord's, written request therefor, to execute, acknowledge and deliver upon request any and all documents or instruments requested by Landlord or necessary or proper to assure the subordination of this Lease to any such Mortgages, deeds of trust, or leasehold estates, provided the same contain commercially reasonable terms and conditions. If any foreclosure or power of sale proceedings are initiated by any Lender or a deed in lieu is granted (or if any ground lease is terminated), Tenant agrees, upon written request of any such Lender or any purchaser at such foreclosure sale, to attorn and pay Rent to such party and to execute and deliver any instruments necessary or appropriate to evidence or effectuate such attornment, within five (5) days of Landlord's request therefor. In the event of attornment, no Lender shall be:
(i) liable for any act or omission of Landlord (provided, however, that Lender will cure any defaults of a continuing nature of which Lender had received notice at the initial onset of such default and a reasonable opportunity to cure), or subject to any offsets or defenses which Tenant might have against Landlord except to the extent expressly provided under this Lease, (ii) liable for any security deposit or bound by any prepaid Rent not actually received by such Lender, or (iii) bound by any future modification of this Lease not consented to by such Lender (other than modifications specifically contemplated herein such as, by way of example, the amendment contemplated in Article 32(a) hereof). Any Lender may elect to make this Lease prior to the lien of its Mortgage, and if the Lender under any prior Mortgage shall require, this Lease shall be prior to any subordinate Mortgage; such elections shall be effective upon written notice to Tenant. Tenant agrees to give any Lender by certified mail, return receipt requested, a copy of any notice of default served by Tenant upon Landlord, provided that prior to such notice Tenant has been notified in writing (by way of service on Tenant of a copy of an assignment of leases, or otherwise) of the name and address of such Lender. Tenant further agrees that if Landlord shall have failed to cure such default within the time permitted Landlord for cure under this Lease, any such Lender whose address has been so provided to Tenant shall have an additional period of thirty (30) days in which to cure (or such additional time as may be required due to causes beyond such Lender's control, including time to obtain possession of the Building by power of sale or judicial action or deed in lieu of foreclosure). The provisions of this Article shall be self-operative; however, Tenant shall execute such documentation as Landlord or any Lender may request from time to time in order to confirm the matters set forth in this Article in recordable form. To the extent not expressly prohibited by Law, Tenant waives the provisions of any Law now or hereafter adopted which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease or Tenant's obligations hereunder if such foreclosure or power of sale proceedings are initiated, prosecuted or completed.

                                   ARTICLE 18.

                              ESTOPPEL CERTIFICATE

          Each party shall from time to time, upon written request by the other, execute, acknowledge and deliver to the requesting party, within ten (10) business days after from receipt of such request, a statement in writing certifying, without limitation: (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, identifying such modifications and certifying that the Lease, as modified, is in full force and effect); (ii) the dates to which Rent and any other charges have been paid;
(iii) that the requesting party is not in default under any provision of this Lease (or if the requesting party is in default, specifying each such default) and that no events or conditions exist which, with the passage of time or notice or both, would constitute a default on the part of the requesting party hereunder; (iv) the address to which notices to the non-requesting party shall be sent; (v) the amount of Tenant's security deposit; and (vi) such other information reasonable requested; it being understood, that any such statement so delivered may be relied upon in connection with any lease, mortgage or transfer.

                                   ARTICLE 19.

                                    DEFAULTS

          A. Tenant Defaults: The occurrence of any of the following shall constitute a "Default" by Tenant hereunder:

               (a) Tenant fails to pay when due, within 5 days after receiving written notice thereof, any installment or other payment of Rent or any other amount owing to Landlord provided, however, that Tenant shall only be entitled to receive the aforesaid notice in connection with the payment of Base Rent two (2) times per calendar year and thereafter, for the balance of said calendar year, the failure to pay Base Rent on its due date shall constitute a Default without the necessity of any further action on the part of Landlord; or

               (b) Tenant fails to keep in effect any insurance required to be maintained hereunder, and such failure continues for ten (10) business days after notice thereof given by or on behalf of Landlord; or

               (c) Tenant vacates or abandons the Premises without payment of Rent; or

               (d) Tenant becomes insolvent, makes an assignment for the benefit of creditors, files a voluntary petition in bankruptcy or an involuntary petition in bankruptcy is filed against Tenant which petition is not dismissed within sixty (60) days of its filing; or

               (e) Tenant fails to cause to be released any mechanic's liens filed against the Premises or the Property within thirty (30) days after the date the same shall have been filed or recorded; or

               (f) Tenant fails to observe or perform according to the provisions of Article 17 or 18 within the time periods specified in such Articles within five (5) days after notice thereof; or

               (g) A receiver is appointed for Tenant's business or assets and the appointment of such receiver is not vacated within sixty (60) days after such appointment; or

               (h) Tenant fails to perform or observe any of the other covenants, conditions or agreements contained herein on Tenant's part to be kept or performed or breaches a representation made hereunder, and such failure shall continue for thirty (30) days after written notice thereof is given by or on behalf of Landlord or if such default is curable but cure cannot reasonably be effected within such thirty (30) day period, such default shall not be a default hereunder so long as Tenant, promptly commences cure within such thirty (30) day period and thereafter diligently prosecutes such cure to completion; or

               (i) Except for transfers under Article 16, if the interest of Tenant shall be offered for sale or sold under execution or other legal process if Tenant makes any transfer, assignment, conveyance, sale, pledge, disposition, of all or a substantial portion of Tenant's property; or

               (j) The chronic delinquency by Tenant in the payment of Base Rent, or any other periodic payments required to be paid by Tenant under the Lease. "Chronic delinquency" shall mean failure by Tenant to pay Rent, or any other periodic payments required to be paid by Tenant under this Lease within five (5) days after receipt of written notice thereof for any three (3) months (consecutive or nonconsecutive) during any twelve (12) month period.

          All notices required to be given under this paragraph shall be in lieu of, and not in addition to any notice requirements imposed by law, statute, ordinance, governmental regulation or requirement of the United States, the State in which the Building is located or any local government authority or agency or any political subdivision thereof, now or hereafter in effect.

          If Tenant or any guarantor hereunder files a voluntary petition pursuant to the United States Bankruptcy Reform Act of 1978, as the same may be from time to time be amended (the "Bankruptcy Code"), or take the benefit of any insolvency act or be dissolved, or if an involuntary petition or proceeding for dissolution or liquidation is filed against Tenant pursuant to the Bankruptcy Code and said petition is not dismissed within sixty (60) days after such filing, or if a proceeding for the appointment of a trustee or a receiver is commenced for Tenant's business or all or a portion of its assets and the appointment of such receiver is not vacated within sixty (60) days after such appointment, or if it shall make an assignment for the benefit of its creditors, then Landlord shall have all of the rights provided for in the event of nonpayment of the Rent. To the extent permitted by Laws, Tenant hereby stipulates to the lifting of the automatic stay in effect and relief from such stay in the event Tenant files a petition under the Bankruptcy Code, for the purpose of Landlord pursuing its rights and remedies against Tenant and/or a guarantor under this Lease.

          If any alleged default on the part of the Landlord hereunder occurs, Tenant shall give written notice to Landlord in the manner herein set forth and shall afford Landlord a thirty (30) day period from the receipt of said notice to cure any such default, or if such default is curable but cure cannot reasonably be effected within such thirty (30) day period, such default shall not be a default hereunder so long as Landlord promptly commences cure within such thirty (30) day period and thereafter diligently prosecutes such cure to completion, except in cases of emergency, in which event, such cure period shall be as soon as is reasonably practical under the circumstances. In addition, Tenant shall send notice of such default by certified or registered mail, postage prepaid, to the holder of any Mortgage whose address Tenant has been provided in writing, and shall afford such Mortgage holder a reasonable opportunity to cure any alleged default on Landlord's behalf. In no event will Landlord be responsible for any indirect, punitive or consequential damages incurred by Tenant, including but not limited to, lost profits or interruption of business as a result of any alleged default by Landlord hereunder. All defaults by Tenant or Landlord of any covenant or condition of this Lease, after expiration of all applicable notice and cure periods, shall be deemed by the parties hereto to be material.

                                   ARTICLE 20.

                                    REMEDIES

          A. Landlord Remedies. The remedies provided Landlord under this Lease are cumulative. Upon the occurrence of any default by Tenant after any applicable notice and cure periods, and in addition to any and all other rights provided a landlord under law or equity for breach of a lease or tenancy by a tenant, Landlord shall have the right to pursue one or more of the following remedies:

               (a) Landlord may serve notice on Tenant that the Term and the estate hereby vested in Tenant and any and all other rights of Tenant hereunder shall cease on the date specified in such notice and on the specified date this Lease shall cease and expire as fully and with the effect as if the Term had expired for passage of time.

               (b) Without terminating this Lease in case of a Default or if this Lease shall be terminated for default as provided herein, Landlord may re-enter the Premises, remove Tenant, or cause Tenant to be removed from the Premises in such manner as Landlord may deem advisable, with or without legal process. In the event of re-entry without terminating this Lease, Tenant shall continue to be liable for all Rents and other charges accruing or coming due under this Lease on a monthly basis on the same dates as Rent would otherwise become due hereunder.

               (c) If Landlord, without terminating this Lease, shall re-enter the Premises or if this Lease shall be terminated as provided in paragraph
     (a) above:

               (i) All Rent due from Tenant to Landlord shall thereupon become due and shall be paid up to the time of re-entry, dispossession or expiration, together with reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorneys' fees) of Landlord

               (ii) Landlord, without any obligation to do so, may relet the Premises or any part thereof for a term or terms which may at Landlord's option be less than or exceed the period which would otherwise have constituted the balance of the Term and may grant such concessions in reletting as Landlord, in the exercise of its reasonable business judgment, deems desirable. In connection with such reletting, Tenant shall be liable for all actual out-of-pocket costs of the reletting including, without limitation, rent concessions, leasing commissions, legal fees and alteration and remodeling costs; and

               (iii) If Landlord shall have terminated this Lease, Tenant shall also be liable to Landlord for all damages provided for at law and under this Lease resulting from Tenant's breach, including, without limitation, the positive difference, if any, discounted to present value at six percent (6%), between the aggregate Rents reserved under the terms of this Lease for the balance of the Term together with all other sums payable hereunder as Rent for the balance of the Term, less the fair rental value of the Premises for that period determined as of the date of such termination. For purposes of this paragraph, Tenant shall be deemed to include any guarantor or surety of the Lease.

          (d) Landlord may continue this Lease in effect after Tenant's breach and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations (and with the understanding that Landlord is under no obligation to relet the Premises under any condition so long as there is comparable space available in the Building for lease).

          (e) Whether or not Landlord terminates this Lease, Landlord shall have the right, as Landlord chooses in its absolute discretion, (i) to terminate any or all subleases, licenses, concessions and other agreements entered into by Tenant in connection with its occupancy of the Premises and/or (ii) to maintain any or all such agreements in effect and succeed to Tenant's interests in connection therewith (in which event Tenant shall cease to have any interest in any such agreement).

          (f) Attorneys' Fees.

               (i) In any action to enforce the terms of this Lease, including any suit by Landlord for the recovery of Rent or possession of the Premises, the losing party shall reimburse the successful party for its reasonable attorneys' fees incurred in such suit and such attorneys' fees shall be deemed to have accrued prior to the commencement of such action and shall be paid whether or not such action is prosecuted to judgment.

               (ii) Should Landlord, without fault on Landlord's part, be made a party to any litigation instituted by Tenant or by any third party against Tenant, or by or against any person holding under or using the Premises by license of Tenant, or for the foreclosure of any lien for labor or material furnished to or for Tenant or any such other person or otherwise arising out of or resulting from any act or transaction of Tenant or of any such other person, Tenant covenants to save and hold Landlord harmless from and against any judgment rendered against Landlord or the Premises or any part thereof and from and against all reasonable out-of-pocket costs and expenses, including reasonable attorneys' fees, incurred by Landlord in connection with such litigation.

          (g) In addition to the above, Landlord shall have any and all other rights provided a landlord at law or in equity, including, but not limited to, those remedies provided for by laws, statutes, ordinances, governmental regulations or requirements of the United States, the State in which the Building is located or any local government authority or agency or any political subdivision thereof, now or hereafter in effect, for breach of a lease or tenancy by a tenant.

          (h) EACH PARTY HERETO HEREBY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY CLAIM, ACTION PROCEEDING OR COUNTERCLAIM BY EITHER LANDLORD OR TENANT AGAINST THE OTHER OR ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, AND/OR TENANT'S USE OR OCCUPANCY OR THE PREMISES.

          B. Tenant Remedies. Upon the occurrence of any default by Landlord, Tenant shall, except as otherwise expressly provided herein, have all rights and remedies provided hereunder and by law or in equity from time to time; provided, however, that Tenant shall in no event have the right to terminate this Lease except as expressly provided herein or as provided by law.

                                   ARTICLE 21.

                                 QUIET ENJOYMENT

          Landlord covenants and agrees with Tenant that so long as Tenant pays Rent and observes and performs all the terms, covenants, and conditions of this Lease on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the Premises subject, nevertheless, to the terms and conditions of this Lease, and Tenant's possession will not be disturbed by anyone claiming by, through, or under Landlord.

                                   ARTICLE 22.

                             ACCORD AND SATISFACTION

          No payment by Tenant or receipt by Landlord of an amount less than full payment of Rent then due and payable shall be deemed to be other than on account of Rent then due and payable, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other remedy provided for in this Lease or available at law or in equity.

                                   ARTICLE 23.

                                SECURITY DEPOSIT

          To secure the full and faithful performance by Tenant of all of the covenants, conditions and agreements set forth in this Lease to be performed by it, including, without limitation, the foregoing such covenants, conditions and agreements in this Lease which become applicable upon its termination by re-entry or otherwise, Tenant has deposited with Landlord the sum shown in
Article 1 as a "Security Deposit" on the understanding:

               (a) that the Security Deposit or any portion thereof may be applied to the curing of any Default that may exist, including but not limited to a breach for failure to pay Rent, without prejudice to any other remedy or remedies which Landlord may have on account thereof, and upon such application Tenant shall pay Landlord within five (5) days following written demand therefor the amount so applied which shall be added to the Security Deposit so the same will be restored to its original amount;

               (b) that should the Premises be conveyed by Landlord, the Security Deposit or any balance thereof may be turned over to the Landlord's grantee, and if the Security Deposit is turned over to such grantee, Tenant hereby releases Landlord from any and all liability with respect to the Security Deposit and its application or return, and Tenant agrees to look solely to such grantee for such application or return;

               (c) that Landlord shall not commingle the Security Deposit with other funds and shall keep such Security Deposit in a separate interest-bearing account;

               (d) that the Security Deposit shall not be considered an advance payment of Rent or a measure of damages for any default by Tenant, nor shall it be a bar or defense to any actions by Landlord against Tenant;

               (e) that on or after the date of this Lease, Tenant leases additional square footage in the Building, pursuant to which the Premises are expanded, the amount of the Security Deposit required to be maintained by Tenant shall be increased as a precondition to such expansion, so as to maintain, at all times and from time to time, a Security Deposit equal to the product of $130.75 multiplied by the entire per rentable square footage contained in the Premises, as expanded, which product shall be subject to adjustment pursuant to Article 23(h); and

               (f) that if Tenant shall faithfully perform all of the covenants and agreements contained in this Lease on the part of the Tenant to be performed, and provided there exists no default by Tenant hereunder, the Security Deposit or any then remaining balance thereof, shall be returned to Tenant, within thirty (30) days after the expiration of the Term, provided that subsequent to the expiration of this Lease, Landlord may retain from the Security Deposit (i) an amount reasonably estimated by Landlord to cover potential Operating Expense reconciliation payments due with respect to the calendar year in which this Lease terminates or expires (such amount so retained shall not, in any event, exceed five percent (5%) of estimated Operating Expense payments due from Tenant for such calendar year through the date of expiration or earlier termination of this Lease and any amounts so retained and not applied to such reconciliation shall be returned to Tenant within thirty (30) days after Landlord's delivery of the Statement for such calendar year), (ii) any and all amounts reasonably estimated by Landlord to cover the anticipated costs to be incurred by Landlord to remove any signage provided to Tenant under this Lease and to repair any damage caused by such removal (in which case any excess amount so retained by Landlord shall be returned to Tenant within thirty (30) days after such removal and repair), and (iii) any and all amounts permitted by law or this
     Article 23. Tenant hereby waives any and all provisions of law, now or hereafter in effect in the State in which the Building is located or any local government authority or agency or any political subdivision thereof, that limit the types of defaults for which a landlord may claim sums from a security deposit, it being agreed that Landlord, in addition, may claim those sums specified in this Article 15 above and/or those sums reasonably necessary to compensate Landlord for any other actual, out-of-pocket loss or damage, foreseeable or unforeseeable, caused by the acts or omissions of Tenant or any officer, employee, agent, contractor or invitee of Tenant. Tenant further covenants that it will not assign or encumber the money deposited herein as a Security Deposit and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

               (g) at Landlord's election, in lieu of a cash security deposit, Tenant, simultaneously with the execution of this Lease, shall deliver to Landlord (as beneficiary), and a copy to Landlord's attorney, a standby letter of credit ("Letter of Credit") in the form attached hereto as
     Exhibit I. The Letter of Credit shall be, among other things:

               (i) subject to International Standby Practices 1998, International Chamber of Commerce Publication No. 590;

               (ii) irrevocable and unconditional;

               (iii) in the amount of the required Security Deposit;

               (iv) conditioned for payment solely upon presentation of the Letter of Credit and a sight draft, which may be presented via facsimile, and

               (v) transferable one or more times by Landlord without the consent of Tenant.

          Tenant acknowledges and agrees that it shall pay within five (5) days following demand by the issuing bank therefor, any and all costs or fees charged in connection with the Letter of credit that arise due to: (i) Landlord's sale or transfer of all or a portion of the Property, or (ii) the addition, deletion, or modification of any beneficiaries under the Letter of Credit. The Letter of Credit shall be issued by a member of the New York Clearing House Association or a commercial bank or trust company satisfactory to Landlord, having banking offices at which the Letter of Credit may be drawn upon in Boston, Massachusetts and a net worth reasonably acceptable to Landlord. The Letter of Credit shall expire not earlier than 12 months after the date of delivery thereof to Landlord and shall provide that same shall be automatically renewed for successive 12 month periods through a date which is not earlier than 60 days after the Expiration Date, or any renewal or extension thereof, unless written notice of non-renewal has been given by the issuing bank to Landlord and Landlord's attorney by registered or certified mail, return receipt requested, not less than 60 days prior to the expiration of the current period. If the issuing bank does not renew the Letter of Credit, and if Tenant does not deliver a substitute Letter of Credit at least 30 days prior to the expiration of the current period, then in addition to its rights granted under Article 23 of the Lease, Landlord shall have the right to draw on the existing Letter of Credit. With respect to draws on the Letter of Credit:

               (i) Landlord may use, apply, or retain the proceeds of the Letter of Credit to the same extent that Landlord may use, apply, or retain the cash security deposit, as set forth above in this Article 23;

               (ii) Landlord may draw on the Letter of Credit, in whole or in part, from time to time, at Landlord's election, but only to the extent of the Tenant's Default; and

               (iii) If Landlord partially draws down the Letter of Credit,
                    Tenant shall within ten (10) days after Landlord gives Tenant written notice thereof, restore all amounts drawn by Landlord, or substitute cash security instead.

     Tenant hereby agrees to cooperate, at its expense with Landlord to promptly execute and deliver to Landlord any and all modifications, amendments and replacements of the Letter of Credit, as Landlord may reasonably request to carry out the terms and conditions of this Article 23.

          (h) that if Tenant shall faithfully perform all of the covenants and agreements contained in this Lease on the part of the Tenant to be performed and provided that Tenant is not then in Default under the terms and conditions of the Lease, the Security Deposit shall be reduced as follows:

          (i) to an amount equal to the product of $111.50 multiplied by the entire rentable square footage of the Premises upon Tenant having fully satisfied its obligations set forth in Section III(D) of Exhibit C;

          (ii) as to that portion of the Security Deposit which relates to the Premises as of the date of execution of this Lease, to an amount equal to product of $83.63 multiplied by the entire rentable square footage contained in the original Premises upon the end of the third Lease Year,

          (iii) as to that portion of the Security Deposit which relates to any additional space leased by Tenant following the Commencement Date, to an amount equal to product of $83.63 multiplied by the rentable square footage of such additional space, upon the end of the third twelve (12) month period following the commencement of the payment of rent for such additional space;

          (iv) as to that portion of the Security Deposit which relates to the Premises as of the date of execution of this Lease, to an amount equal to the product of $55.75 multiplied by the entire rentable square footage contained in the original Premises upon the earlier to occur of (a) Tenant's completion of a qualified public offering, or (b) the end of the fifth Lease Year, in either case, subject to Tenant having enough available cash to fund Tenant's projected "burn rate" for the following four years, based on Landlord's reasonable review of Tenant's financial statements (audited, if available) and financial projections.

          (v) as to that portion of the Security Deposit which relates to any additional space leased by Tenant following the Commencement Date to an amount equal to the product of $55.75 multiplied by the rentable square footage of such additional space, upon the earlier to occur of (a) Tenant's completion of a qualified public offering, or (b) the end of the fifth twelve (12) month period following the commencement of the payment of rent for such additional space in either case, subject to Tenant having enough available cash to fund Tenant's projected "burn rate" for the following four years, based on Landlord's reasonable review of Tenant's financial statements (audited, if available) and financial projections.

          If the Security Deposit is a Letter of Credit, Tenant shall, upon thirty (30) days' prior written notice to Landlord, effectuate a substitution of the then current Letter of Credit, with a new Letter of Credit reflecting the applicable reduced amount set forth above, and otherwise subject to all of the terms and conditions set forth in this Article 23. If the Security Deposit is in the form of cash, Landlord shall, upon thirty (30) days' prior written request of Tenant, and provided that Tenant is not in Default under the terms and conditions of the Lease either at the time of such request or at the time that such reduction is to take effect, refund to Tenant the applicable difference between the then current amount of the Security Deposit and the reduced amount.

                                   ARTICLE 24.

                              BROKERAGE COMMISSION

          Landlord and Tenant represent and warrant to each other that neither has dealt with any broker, finder or agent except for the Broker(s) identified in Article 1. Tenant represents and warrants to Landlord that (except with respect to the Broker(s) identified in Article 1 and with whom Landlord has entered into a separate brokerage agreement [the "Brokerage Agreement"]) no broker, agent, commission salesperson, or other person has represented Tenant in the negotiations for and procurement of this Lease and of the Premises and that no commissions, fees, or compensation of any kind are due and payable in connection herewith to any broker, agent commission salesperson, or other person. Tenant agrees to indemnify and hold harmless Landlord and it agents, members, partners, representatives, officers, affiliates, shareholders, employees, successors, and assigns from and against any and all loss, liabilities, claims, suits, or judgments (including, without limitation, reasonable attorneys' fees and court costs incurred in connection with any such claims, suits, or judgments, or in connection with the enforcement of this indemnity) for any fees, commissions, or compensation of any kind which arise out of or are in any way connected with any claimed agency relationship not referenced in Article 1. Landlord represents and warrants to Tenant that (except with, respect to the Broker(s) identified in Articles l) no broker, agent, commission salesperson, or other person has represented Landlord in the negotiations for and procurement of this Lease and of the Premises and that no commissions, fees, or compensation of any kind are due and payable in connection herewith to any broker, agent commission salesperson, other person. Landlord agrees to indemnify and hold harmless Tenant, its agents, members, partners, representatives, officers, affiliates, shareholders, employees, successors and assigns from and against any and all loss, liabilities, claims, suits, or judgments (including, without limitation, reasonable attorneys' fees and court costs incurred in connection with any such claims, suits, or judgments, or in connection with the enforcement of this indemnity) for any fees, commissions, or compensation of any kind which arise out of or are in any way connected with any claimed agency relationship between Landlord and such claimant not referenced in Article 1. The parties agree that Tenant is not responsible for any payment due under the Brokerage Agreement.

                                   ARTICLE 25.

                                  FORCE MAJEURE

          Landlord shall be excused for the period of any delay in the performance of any obligation hereunder when prevented from so doing by a cause or causes beyond its control, including all labor disputes, civil commotion, war, war-like operations, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulations or controls, fire or other casualty, inability to obtain any material, services or financing, or through acts of God. Tenant shall similarly be excused for delay in the performance of any obligation hereunder; provided:

               (a) nothing contained in this Section or elsewhere in this Lease shall be deemed to excuse or permit any delay in the payment of Rent, or any delay in the cure of any default which may be cured by the payment of money;

               (b) no reliance by Tenant upon this Section shall limit or restrict in any way Landlord's right of self-help as provided in this Lease; and

               (c) Tenant shall not be entitled to rely upon this Section unless it shall first have given Landlord written notice of the existence of any force majeure preventing the performance of an obligation of Tenant within five (5) business days after the commencement of the force majeure.

                                   ARTICLE 26.

                                     PARKING

          (a) Landlord hereby grants to Tenant the right, in common with others authorized by Landlord, to use the parking facilities owned by Landlord within the parking garage and to use no more than the number of parking spaces equal to the ratio of 1.1 unreserved parking spaces per 1,000 rentable square feet contained in the First Floor Premises and any additional premises leased by Tenant throughout the Term of this Lease. The maximum number of parking spaces allocated to Tenant pursuant to this Article 26, and Article 1(S) above shall not be exceeded, notwithstanding the number of Tenant's employees, customers or invitees. Landlord, at its sole election, may designate the types, sizes, configuration, and locations of parking spaces within the parking facilities which Tenant shall be allowed to use. Landlord shall have the right, at Landlord's sole election, to change said types, sizes, configuration, and locations within the parking garage from time to time; provided, however, such designation shall be uniformly applied and shall not unfairly favor any tenant in the Building. Tenant's right to use the parking spaces is appurtenant to the Premises and Tenant may not assign, sublet or otherwise transfer any right to use any parking spaces except in connection with an assignment of this Lease or sublease of all or a portion of the Premises approved by Landlord or as permitted by this Lease without requiring Landlord's approval.

          (b) Commencing on the Rent Commencement Date, Tenant shall pay Landlord the Parking Fee, if any, shown in Article 1, as Additional Rent, payable monthly in advance with the Base Rent. In addition to the right reserved hereunder by Landlord to designate the parking rate from time to time, which shall be based on fair market parking rates in other comparable first class research and laboratory buildings in Cambridge, Massachusetts, Landlord shall have the right to change the parking rate at any time to include therein any amounts levied, assessed, imposed or required to be paid to any governmental authority on account of the parking of motor vehicles, including all sums required to be paid pursuant to transportation controls imposed by the Environmental Protection Agency under the Clean Air Act of 1970, as amended, or otherwise required to be paid by any governmental authority with respect to the parking, use, or transportation of motor vehicles, or the reduction or control of motor vehicle traffic, or motor vehicle pollution. Tenant shall be responsible for the full amount of any taxes imposed by any governmental authority in connection with the use of the parking facility by Tenant.

          (c) If requested by Landlord, Tenant shall notify Landlord of the license plate number, year, make and model of the automobiles then using the parking facilities and, if requested by Landlord, such automobiles shall be identified by automobile window stickers provided by Landlord, and only such designated automobiles shall be permitted to use the parking facilities. If Landlord institutes such an identification procedure, Landlord may, in its sole discretion, provide additional parking spaces for use by customers and invitees of Tenant on a daily basis at prevailing market parking rates, if any. At Landlord's sole election, Landlord may make validation stickers available to Tenant for any such additional parking spaces, provided, however, if Landlord makes validation stickers available to any other tenant in the Building, Landlord shall make such validation stickers available to Tenant. In the event Tenant exceeds the number of allotted parking spaces set forth in Article l(S) or if Landlord has instituted a window sticker or other parking procedure and Tenant's employees, customers or invitees do not comply with any such procedure, then in any of such events, Landlord shall be entitled to, without any liability to Tenant, its employees, customers or invitees, remove any vehicles not complying with Landlord's procedures or parking in excess of such allotted number of spaces. Tenant acknowledges and agrees that Landlord may, without incurring any liability to

Tenant and without any abatement of Rent other than the Parking Fee payable under this Lease, from time to time, but not for more than five (5) consecutive business days close-off or restrict access to the parking facility for purposes. Of permitting or facilitating construction, alteration or improvement, and Landlord shall use commercially reasonable efforts to provide substitute parking facilities for Tenant during such period. Landlord may delegate its responsibilities hereunder to a parking operator or a lessee of the parking facility in which case such parking operator or lessee shall have all the rights of control attributed hereby to the Landlord.

          (d) The parking facilities provided for herein are provided solely for the accommodation of Tenant its permitted successor assigns, subtenants, employees, invitees and guests, and Landlord assumes no responsibility or liabilities of any kind whatsoever from whatever cause with respect to the automobile parking areas, including adjoining streets, sidewalks, driveways, property and passageways, or the use thereof by Tenant or tenant's employees, customers, agents, controls or invitees. Tenant may not assign, transfer, sublease or otherwise alienate the use of the parking facilities without Landlord's prior written consent in accordance with the terms of this Lease. Tenant's continued right to use the parking facilities is conditioned upon Tenant abiding by all Rules and Regulations which are prescribed from time to time for the orderly operation and use of the parking facility, Tenant's cooperation in seeing that Tenant's employees and visitors also comply with such Rules and Regulations, and Tenant not being in Default under this Lease.

                                   ARTICLE 27.

                               HAZARDOUS MATERIALS

          A. Definition of Hazardous Materials. The term "Hazardous Materials" for purposes hereof shall mean any chemical, substance, materials or waste or component thereof which is now or hereafter listed, defined or regulated as a hazardous or toxic chemical, substance, materials or waste or component thereof by any federal, state or local governing or regulatory body having jurisdiction, or which would trigger any employee or community "right-to-know" requirements adopted by any such body, or for which any such body has adopted any requirements for the preparation or distribution of a materials safety data sheet ("MSDS"). The term "Hazardous Material" includes, without limitation, any material, waste or substance which is (i) included within the definitions of "hazardous substances," "hazardous materials," "toxic substances" or "solid waste" in or pursuant to any environmental Law, or subject to regulation under any environmental Law, (ii) listed in the United States Department of Transportation Optional Hazardous Material Table, 49 C.F.R. Section 172.101, as to date or hereafter amended, or in the United States Environmental Protection Agency List of Hazardous Substances and Reportable Quantities, 40 C.F.R. Part 302, as to date or hereafter amended, (iii) an explosive, radioactive, asbestos, polychlorinated biphenyl, oil or petroleum product, (iv) designated as a "Hazardous Substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1317), (v) defined as a "Hazardous Waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq. (42 U.S.C. Section 6903), (vi) defined as a "Hazardous Substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 a seq. (42 U.S.C. Section 9601), or (vii) any substance deemed to be a "Hazardous Material" by any present or future federal, state or local Law, statute, regulation ordinance, or any judicial or administrative order or judgment thereunder, because it effects the health, industrial hygiene or the environmental ecological conditions on, under or about the Premises or the Property.

          B. No Hazardous Materials. Tenant shall not transport, use, store, maintain, generate, manufacture, handle and dispose, release or discharge any Hazardous Materials, except as expressly permitted hereunder and; in accordance with all applicable Laws. However, the foregoing provisions shall not prohibit the transportation to and from and use, storage, maintenance, generation, manufacture, handling, disposal, release or discharge within the Premises of Hazardous Materials customarily used in the business or activity permitted to be undertaken in the Premises under Article 6, provided: (a) such Hazardous Materials shall be used, stored maintained, generated, manufactured and handled only in such quantities as are reasonably necessary for such permitted use of the Premises and the ordinary course of Tenant's business therein, strictly in accordance with applicable Laws, (b) such Hazardous Materials shall not be disposed of, released or discharged in the Building or on the Property except in accordance with applicable Laws, and shall be transported to and from the Premises in compliance with all applicable Laws, and as Landlord shall reasonably require, (c) if any applicable Law or Landlord's trash removal contractor requires that any such Hazardous Materials be disposed of separately from ordinary trash, Tenant shall make arrangements, at Tenor s expense, for such disposal directly with a qualified and licensed disposal company at a lawful disposal site (subject to scheduling and reasonable approval by Landlord), and (d) any remaining such Hazardous Materials shall be properly removed from the Building upon expiration or earlier termination of this Lease in accordance with all applicable Laws such that there remains no greater amount of any Hazardous Material than existed as of the Commencement Date. Any clean up, remediation and removal work shall be subject to Landlord's reasonable prior written approval (except in emergencies), and shall include, without limitation, any testing, investigation, and the preparation and implementation of any remedial action plan required by any governmental body having jurisdiction. If any governmental body requires any tests or studies in connection with Tenant's alleged violation of this Section, Tenant shall pay for the costs of such tests, In addition, if Landlord or Landlord's lender requires any tests or studies in connection with Tenant's alleged violation of this Section and such tests reveal that Tenant has, in fact, violated this Section, Tenant shall pay for the costs of such tests.

          C. Notices To Landlord. Tenant shall promptly notify Landlord of: (i) any enforcement, cleanup or other regulatory action taken or threatened in writing to be taken by any governmental or regulatory authority with respect to the presence of any Hazardous Materials on the Premises or the migration thereof from or to other property, (ii) any demands or claims made or threatened by any party relating to any loss or injury resulting from any Hazardous Materials on the Premises, (iii) any improper or unlawful release, discharge, disposal or transportation of any Hazardous Materials on or from the Premises or in violation of this Article, and (iv) any matters where Tenant is required by Law to give a notice to any governmental or regulatory authority having jurisdiction respecting any Hazardous Materials on the Premises. Landlord shall have the right (but not the obligation) to join and participate, as a party, in any legal proceedings or actions affecting the Premises initiated in connection with any environmental, health or safety Law. At such times as Landlord may reasonably request, Tenant shall provide Landlord with a written list, certified to be true and complete, identifying any Hazardous Materials then used, stored, or maintained upon the Premises, the use and approximate quantity of each such materials, a copy of any MSDS issued by the manufacturer therefor, and such other information as Landlord may reasonably require or as may be required by Law.

          D. Indemnification. If any Hazardous Materials are released, discharged or disposed of by Tenant or any other occupant of the Premises, or their employees, agents, invitees or contractors, on or about the Property in violation of the foregoing provisions, Tenant shall immediately, properly and in compliance with applicable Laws clean up, remediate and remove the Hazardous Materials from the Property and any other affected property and clean or replace any affected personal property (whether or not owned by Landlord), at Tenant's expense (without limiting Landlord's other remedies therefor) such that there remains no greater amount of any Hazardous Material than existed as of the Commencement Date. Tenant shall further be required to indemnify, hold harmless and defend (by counsel reasonably acceptable to Landlord) Landlord, Landlord's directors, officers, partners, employees, attorneys, agents, successors, assigns from and against any and all claims, demands, liabilities, losses, damages, penalties, forfeitures, judgments or expenses (including attorneys' fees) or death or injury to any person or damage to any property whatsoever, arising directly out of or attributable to: (i) a violation of-the provision of this Article by Tenant, Tenant's occupants, employees, contractors or agents; (ii) the presence in, on, under or about the Premises or discharge in or from the Premises of any Hazardous Materials placed in, under or about the Premises by Tenant or at Tenant's direction, excluding any tenant; improvement work done by Landlord; (iii) Tenant's use, analysis, storage, transportation, disposal, release, threatened release, discharge or generation of Hazardous Materials to, in, on, under, about or from the Premises; or (iv) Tenant's failure to comply with any Hazardous Materials Law applicable hereunder to Tenant. Any clean up, remediation and removal work shall be subject to Landlords reasonable prior written approval (except in emergencies), and shall include, without, limitation, any testing, investigation, and the preparation and implementation of any remedial action plan required by any governmental body having jurisdiction. If such governmental body requires any tests or studies in connection with Tenant's alleged violation of this Section, Tenant shall pay for the costs of such tests. In addition, if Landlord or Landlord's lender requires any tests or studies in connection with Tenant's alleged violation of this Section and such tests reveal that Tenant has, in fact, violated this Section, Tenant shall pay for the costs of such tests. The provisions of this Article shall survive the expiration or earlier termination of this Lease. Landlord and Tenant acknowledge that Landlord may become legally liable for the following costs of complying with Laws relating to Hazardous Material which are not the responsibility of Landlord, any other tenant in the Building, or of Tenant: a change in Laws which relate to Hazardous Material which make that Hazardous Material which is present on the Property as of the effective date of this Lease, whether known or unknown to Landlord, a violation of such new laws. Accordingly, Landlord and Tenant agree that such costs which are paid or incurred by Landlord shall be an Operating Expense (and Tenant shall pay Tenant's Pro Rata Share thereof in accordance with Article 4) unless the cost of such compliance as between Landlord and Tenant, is made the responsibility of Tenant pursuant to Article 27(B) above or the responsibility of another party, including but not limited to a tenant in the Building. To the extent any such Operating Expense relating to Hazardous Materials is subsequently recovered or reimbursed through insurance, or recovery from responsible third parties or other action, Tenant shall be entitled to a proportionate reimbursement to the extent it has paid its share of such Operating Expense to which such recovery or reimbursement relates.

          Landlord will indemnify, defend (by counsel reasonably acceptable to Tenant), protect, and hold Tenant and each of Tenant's employees, agents, attorneys, successors and assigns, free and harmless from and against any and all claims, liabilities, penalties, forfeitures, losses or expenses (including attorney's fees) or death of or injury to any person or damage to any property whatsoever, arising from or caused in whole or in part, directly or indirectly, by:

                    (i) the presence in, on, under or about the Premises or the Building or discharge in or from the Premises or the Building of any Hazardous Materials placed, in, on, under or about the Premises or the Building by Landlord or at Landlord's direction or existing as of the date hereof; or

                    (ii) Landlord's use, analysis, storage, transportation, disposal, release, threatened release, discharge or generation of Hazardous Materials to, in, on, under, about or from the Premises or the Building; or

                    (iii) Landlord's failure to comply with any Hazardous Materials.

The obligations of each party pursuant to this Section include without limitation, and whether foreseeable or unforeseeable, all costs of any required or necessary repair, cleanup or detoxification or decontamination of the Premises or the Property, and the preparation, and implementation of any closure, remedial action or other required plans in connection therewith; and survives the expiration or earlier termination of the term of the Lease.

                                   ARTICLE 28.

                     ADDITIONAL RIGHTS RESERVED BY LANDLORD

          In addition to any other rights. provided for herein, Landlord reserves the following rights, exercisable without liability to Tenant for damage or injury to property, person or business and without effecting an eviction, constructive or actual, or disturbance of Tenant's use or possession or giving rise to any claim:

               (a) To name the Building and to change the name or street address of the Building;

               (b) To install and maintain all signs on the exterior and interior of the Building;

               (c) To designate all sources furnishing sign painting or lettering for use in the Building;

               (d) To have pass keys to the Premises and doors therein, excluding Tenant's vaults and safes, subject to Landlord's compliance with the provisions of Article 13 hereof;

               (e) On reasonable prior notice to Tenant, to exhibit the Premises to any prospective purchaser, Lender, mortgagee, or assignee of any mortgage on the

     Building or the land on which the Building is located and to others having an interest therein at any time during the Term, and to prospective tenants during the last twelve (12) months of the Term, as the same may be extended;

               (f) To take any and all measures, including entering the Premises for the purpose of making inspections, repairs, alterations, additions and improvements to the Premises or to the Building (including for the purpose of checking, calibrating, adjusting and balancing controls and other parts of the Building Systems), as may be necessary or desirable for the operation, improvement, safety, protection or preservation of the Premises or the Building, or in order to comply with all Laws, orders and requirements of governmental or other authority, or as may otherwise be permitted or required by this Lease; provided, however, that during the progress of any work on the Premises or at the Building, Landlord shall use commercially reasonable efforts to minimize interference with Tenant's business and, provided Landlord uses such efforts, Landlord shall not be liable for inconvenience, annoyance, disturbance, loss of business, or other damage to Tenant by reason of performing any work or by bringing or storing materials, supplies, tools or equipment in the Building or Premises during the performance of any work, and the obligations of Tenant under this Lease shall not thereby be affected in any manner whatsoever;

               (g) To relocate various common area facilities within the Building and on the land of which the Building is a part if Landlord shall determine such relocation to be in the best interest of the development of the Building and such property, provided that such relocation shall not materially affect access to the Premise, except that Landlord may not relocate the Acid Neutralization Room and/or the Chemical Storage Area without Tenant's prior written consent, which consent may be withheld by Tenant in its sole, but reasonable discretion; and

               (h) To install vending machines of all kinds in the Building and to receive all of the revenue derived therefrom, provided, however, that no vending machines shall be installed by Landlord in the Premises unless Tenant so requests.

                                   ARTICLE 29.

                                  DEFINED TERMS

          A. "Building" shall refer to the Building named in Article 1 of which the leased Premises are a part (including all modifications, additions and alterations made to the Building during the term of this Lease), all plazas, common areas and any other areas located on the Property (as defined below) and designated by Landlord for use by all tenants in the Building. A plan showing the Building is attached hereto as Exhibit A and made a part hereof and the Premises is defined in Article 2 and shown on said Exhibit A by cross-hatched lines.

          B. "Common Areas" shall mean and include all areas, facilities, equipment, directories and signs of the Building (exclusive of the Premises and areas leased to other Tenants) made available and designated by Landlord for the common and joint use and benefit of Landlord, Tenant and other tenants and occupants of the Building including, but not limited to, lobbies, public washrooms, hallways, sidewalks, parking areas, landscaped areas and service entrances. Common Areas may further include such areas in adjoining properties under reciprocal easement agreements, operating agreements or other such agreements now or hereafter in effect and which are available to Landlord, Tenant and Tenant's employees and invitees. Landlord reserves the right in its sole discretion and from time to time, to construct, maintain, operate, repair, close, limit, take out of service, alter, change, and modify all or any part of the Common Areas providing such work does not materially interfere with Tenant's access to the Premises, or materially and adversely affect its use and occupancy of the Premises or the parking garage.

          C. "Default Rate" shall mean twelve percent (12%) per annum, or the highest rate permitted by applicable law, whichever shall be less. If the application of the Default Rate causes any provision of this Lease to be usurious or unenforceable, the Default Rate shall automatically be reduced to the highest rate allowed by law so as to prevent such result.

          D. "Hazardous Materials" shall have the meaning set forth in Article
27.

          E. "Landlord" and "Tenant" shall be applicable to one or more parties as the case may be, and the singular shall include the plural, and the neuter shall include the masculine and feminine; and if there is more than one (1), the obligations thereof shall be joint and several. For purposes of any provisions indemnifying or limiting the liability of Landlord, the term "Landlord" shall include Landlord's present and future partners, beneficiaries, trustees, officers, directors, employees, shareholders, principals, agents, affiliates, successors and assigns.

          F. "Law" or "Laws" shall mean all federal, state, county and local governmental and municipal laws, statutes, ordinances, rules, regulations codes, decrees, orders and other such requirements, applicable equitable; remedies and decisions by courts cases where such decisions are binding precedents in the state in which the Building is located, and decisions of federal courts applying the Laws of such state.

          G. "Lease" shall mean this lease executed between Tenant and Landlord, including any extensions, amendments or modifications and any Exhibits attached hereto.

          H. "Lease Year" shall mean each consecutive twelve (12) month period thereof during the Term, with the first Lease Year commencing on the Rent Commencement Date; however, (a) if the Rent Commencement Date falls on a day other than the first day of a calendar month, the first Lease Year shall end on the last day of the eleventh (11th) month after the Rent Commencement Date and the second (2nd) and each succeeding Lease Year shall commence on the first day of the next calendar month, and (b) the last Lease Year shall end on the Expiration date.

          I. "Lender" shall mean the holder of a mortgage at the time in question, and where such Mortgage is a ground lease, such shall refer to the ground lessee.

          J. "Mortgage" shall mean all mortgages, deeds of trust, ground leases and other such encumbrances now or hereafter placed upon the Property or any part thereof with the written consent of Landlord, and all renewals, modifications, consolidations, replacements or extensions thereof, and all indebtedness now or hereafter secured thereby and all interest thereon.

          K. "Operating Expenses" shall mean all operating expenses of any kind or nature which are necessary, ordinary or customarily incurred in connection with the operation, maintenance, replacement, ownership or repair of the Property.

          Operating Expenses shall include, but not be limited to:

          1.1 costs of supplies, including, but not limited to, the cost of relamping all Building standard lighting as the same may be required from time to time;

          1.2 costs incurred in connection with obtaining and providing energy for the Building, including, but not limited to, costs of propane, butane, natural gas, steam, electricity, solar energy and fuel oils, coal or any other energy sources, including any taxes thereon;

          1.3 costs of water and sanitary and storm drainage services;

          1.4 costs of janitorial and security services;

          1.5 costs of general maintenance and repairs, including costs under HVAC, the intra-building network cable and other mechanical maintenance contracts and maintenance, repairs and replacement of equipment (to the extent the same is not required to be capitalized pursuant to GAAP ) and tools used in connection with operating the Property and the parking facilities;

          1.6 costs of maintenance and replacement of landscaping;

          1.7 insurance premiums, including fire and all-risk coverage, together with loss of rent endorsements, the part of any required to be paid under the deductible portion of any insurance policies carried by Landlord in connection with the Property (where Landlord is unable to obtain insurance without such deductible from a major insurance carrier at reasonable rates), public liability insurance and any other insurance carried by Landlord on the Property, or any component parts thereof (all such insurance shall be in such amounts as may be required by any holder of a Mortgage or as Landlord may reasonably determine);

          1.8 labor costs, including wages and, other payments, costs to Landlord of worker's compensation and disability insurance, payroll takes, employment taxes, general welfare benefits, pension payments, medical and surgical benefits, fringe benefits for employees not above the level of Building manager, and all reasonable out-of-pocket legal fees; and other costs or expenses incurred in resolving any labor dispute relating to the Building;

          1.9 professional building management fees required for management of the Property not to exceed four percent (4%) of the Building's total gross receipts for such operating year;

          1.10 reasonable legal, accounting inspection, and other consultation fees (including, without limitation, reasonable fees charged by third-party consultants retained by Landlord for services that are designed to produce a reduction in Operating Expenses or to reasonably improve the operation, maintenance or state of repair of the Building) incurred in the ordinary course of operating the Property or in connection with making the computations required hereunder or in any audit of operations of the Property;

          1.11 the costs of capital improvements or structural repairs or replacements made in or to the Property in order to conform to changes, subsequent to the date of this Lease, in any applicable Laws, ordinances, rules, regulations or orders of any governmental or quasi-governmental authority having jurisdiction over the Property (herein "Required Capital Improvements") or the costs incurred by Landlord to install a new or replacement capital item for the purpose of reducing Operating Expenses (herein "Cost Savings Improvements"). The expenditures for Required Capital Improvements and Cost Savings Improvements shall be amortized over the useful life of such capital improvement or structural repair or replacement (as determined by Generally Accepted Accounting Principles). All costs so amortized shall bear interest on the amortized balance at the rate of ten percent (10%) per annum or such higher rate as may have been paid by Landlord on funds borrowed for the purpose of constructing these capital improvements provided, however, that with respect to Cost Savings Improvements, in no event shall the annual amortization thereof exceed the cost savings for any year.

     Operating Expenses, however, shall not include:

     (i) the cost of capital improvements or depreciation thereof not referred to in the foregoing items (1.11),

     (ii) amounts paid with respect to interest on, or amortization of, any Mortgage,

     (iii) attorneys' fees incurred in connection with the negotiation or enforcement of leases with tenants of the Building;

     (iv) repairs or restoration necessitated by fire or casualty or condemnation in excess of any deductibles:

     (v) leasing and brokerage commissions, advertising and promotional expenses, charitable and political contributions;

     (vi) payments under any ground or underlying lease;

     (vii) depreciation or amortization except as permitted by items 1.11 above;

     (viii) the cost of installations and decorations incurred in connection with preparing space for any tenant or other occupant;

     (ix) costs and expenses relating to any retail, residential, restaurant, or any specialty service such as an observatory, broadcasting facilities, child care center, cafeteria, conference center, luncheon club, athletic or recreational club in the Building or at the Property;

     (x) Real Estate Taxes (which are separately addressed in this Lease);

     (xi) any bad debt loss, rent loss or reserves for bad debts or rent loss;

     (xii) the cost of acquiring, leasing, installing, maintaining protecting or restoring works of art in excess of $10,000 per calendar year;

     (xiii) any expenses which are not paid or incurred in respect of the Building or Land but rather in respect of other real property owned by Landlord, provided that with respect to any expenses attributable in part to the Building or Land and in part to other real property owned by Landlord (including, without limitation, salaries, fringe benefits and other compensation of Landlord's personnel who provide services to both the Building and other properties), Operating Expenses shall include only such portion thereof as are apportioned by Landlord to the Building or the underlying property and on a fair and equitable basis;

     (xiv) fines, penalties or interest resulting from the violation by Landlord of any applicable legal requirements or late payment by Landlord of any obligation;

     (xv) costs incurred with respect to a sale or transfer of all or any portion of the Building, the underlying property or any interest therein or in any person of whatever tier owning an interest therein;

     (xvi) the cost of temporary exhibitions located at or within the Building or the underlying property;

     (xvii) financing and refinancing costs in respect of any mortgage placed upon the Building or the underlying property, including points and commissions and legal and professional fees in connection therewith;

     (xviii) the cost of any judgment, settlement or arbitration award resulting from any tort liability of Landlord;

     (xix) costs and expenses of treating, removing, disposing, monitoring or testing of any hazardous substances in the Building or the underlying property which are required by applicable law or regulation to be so treated, removed, disposed of, monitored or tested to the extent not permitted in Article 27 hereof;

     (xx) costs incurred in connection with the acquisition or sale of air rights, transferable development rights, easements or other real property interests;

     (xxi) lease takeover, take-back, recapture, sublease or relocations costs incurred by Landlord in connection with leases, tenants, or other occupants in the Building;

     (xxii) lease payments for rented equipment, the cost of which equipment would constitute a capital expenditure if the equipment were purchased;

     (xxiii) services performed for any tenant of the Building, whether at the expense of Landlord or such tenant, to the extent that such services are in excess of the services which Landlord is required to furnish to Tenant under this Lease or furnish directly to such tenant;

     (xxiv) costs incurred in connection with the making of repairs which are the obligation of another tenant or occupant(94) of the Building;

     (xxv) any increase in Landlord's insurance rates which may result from the negligent failure of Landlord or its agents, employees or contractors to comply with the provisions of this Lease;

     (xxvi) the cost of correcting defects (latent or otherwise) in the construction of the Building or in the Building equipment, or in any Landlord work;

     (xxvii) any expenses for repairs or maintenance to the extent reimbursed by warranties or service contracts;

     (xxviii) the cost of any item included in Operating Expenses to the extent that Landlord as actually reimbursed for such cost by an insurance company, a condemning authority, another tenant or any third party;

     (xxix) any costs representing an amount paid to an entity related to Landlord which is in excess of the amount which would have been paid to reasonable, third party, unrelated entities in the marketplace performing the same service.

          L. "Property" shall mean the real property owned by Landlord on which the Building is located and reference to the Property shall include the Building.

          M. "Rent" shall have the meaning specified therefor in Article 3.

          N. "Real Estate Tax" or "Real Estate Taxes" shall mean:

          1.1 all real property taxes and assessments levied against the Property by any governmental or quasi-governmental authority. The foregoing shall include, without limitation, all federal, state, county, or local governmental, special district, improvement district, municipal or other political subdivision taxes, fees, levies, assessments, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, respecting the Property, including without limitation, real estate taxes, general and special assessments, interest on any special assessments paid in installments, transit taxes, water and sewer rents, taxes based upon the receipt of rent, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, appurtenances, furniture and other personal property used in connection with the Property which Landlord shall pay during any calendar year, any portion of which occurs during the Term (without regard to any different fiscal year used by such government or municipal authority except as provided below), together with all abatements or awards as a result of any abatement proceedings. There shall be excluded from Real Estate
Taxes: (i) all income, estate, succession, inheritance, transfer, franchise, gains, recording, capital stock, excise, excess profits, gift, mortgage, occupancy, rent, foreign ownership or control, payroll or stamp tax of Landlord or any superior party, provided that any such tax or assessment hereafter imposed in whole or in part in addition to or in substation for real estate taxes and/or assessments currently imposed by any governmental authority shall be included in Real Estate Taxes, and (ii) any penalties or late charges imposed against Landlord or any superior party with respect to Real Estate Taxes. Reasonable expenses incurred by Landlord in contesting the amount or validity of any such taxes or assessments shall be included in such computations.


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

          1.2 all "assessments", including so-called special assessments, license tax, business license fee, business license tax, levy, charge, penalty or tax imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, water, drainage, or other improvement or special district thereof, against the Premises or the Property or any legal or equitable interest of Landlord therein. For the purposes of this Lease, any special assessments shall be deemed payable in such number of installments as is permitted by law, whether or not actually so paid. If as of the Commencement Date the Property has not been fully assessed as a completed project, for the purpose of computing the Operating Expenses for any adjustment required herein or under Article 4, the Tax shall be adjusted by Landlord, as of the date on which the adjustment is to be made, to reflect full completion of the Building including all standard Tenant finish work if the method of taxation of real estate prevailing to the time of execution hereof shall be, or has been altered, so as to cause the whole or any part of the taxes now, hereafter or theretofore levied, assessed or imposed on real estate to be levied, assessed or imposed on Landlord, wholly or partially, as a capital levy or otherwise, or on or measured by the rents received therefrom, then such new or altered taxes attributable to the Property shall be included within the term real estate taxes, except that the same shall not include any enhancement of said tax attributable to other income of Landlord. All of the preceding clauses M (1.1 and 1.2) are collectively referred to as the "Tax" or "Taxes".

     All other capitalized terms shall have the definition set forth in the Lease.

                                   ARTICLE 30.

                            MISCELLANEOUS PROVISIONS

          A. RULES AND REGULATIONS.

          Tenant shall comply with all of the reasonable written rules and regulations promulgated by Landlord from time to time for the Property. A copy of the current rules and regulations is attached hereto as Exhibit D ("Rules and Regulations"), which shall be enforced by Landlord in a non-discriminatory manner. Landlord shall not be liable to Tenant for violation of any such Rules and Regulations, or for the breach of any covenant or condition in any lease by any other tenant in the Building. A waiver by Landlord of any Rule or Regulation for any other tenant shall not constitute nor be deemed a waiver of that Rule or Regulation for Tenant.

          B. EXECUTION OF LEASE.

          If Tenant is a corporation, each individual executing this Lease on behalf of said entity represents that he or she is duly authorized by all necessary corporation action to execute and deliver this Lease on behalf of said entity and that this Lease is binding upon said entity in accordance with its terms.

          C. NOTICES.

          All notices under this Lease shall be in writing and will be deemed sufficiently given for all purposes if, to Tenant, by delivery to Tenant at the Premises during the hours the Building is open for business or by certified mail, return receipt requested or by overnight delivery service (with one acknowledged receipt), to Tenant at the address set forth below, and if to Landlord, by certified mail, return receipt requested or by overnight delivery service (with one acknowledged receipt), at the addresses set forth below, or at such other address from time to time established by Landlord.

          Landlord: at address shown in Article 1, item F.

          with a copy to: Building Manager at address shown in Article 1, item
G.

          Tenant: at address shown in Article 1, item B.

          with copy to: Chief Financial Officer
                        Archemix Corp.
                        One Hampshire Street
                        Cambridge, MA 02142

          And to:       Stuart Offner, Esq.
                        Mintz Levin Cohn Ferris Glovsky and Popeo, P.C. One Financial Center
                        Boston, MA 02110

          D. TRANSFERS.

          The term "Landlord" appearing herein shall mean only the owner of the Building from time to time and, upon a sale or transfer of its interest in the Building, the then landlord and transferring party shall have no further obligations or liabilities for matters accruing after the date of transfer of that interest. Tenant, upon such sale or transfer, agrees to attorn to the transferee and shall look solely to the successor owner and transferee of the Building, as the lessor under this Lease, for performance of Landlord's obligations hereunder. Tenant shall, within five (5) days after request, execute such further instruments or assurances as such transferee may reasonably deem necessary to evidence or confirm such attornment.

          E. INTENTIONALLY DELETED.

          F. TENANT FINANCIAL STATEMENTS.

          Upon the written request of Landlord, Tenant shall submit financial statements for its most recent annual or quarterly period and for the prior Lease Year. Landlord shall make such request no more than twice during any Lease Year. All such financial statements shall be certified as true and correct by the responsible officer or partner of Tenant and if Tenant is then in default hereunder, the financial statements shall be certified by an independent certified public accountant. In the event that Tenant becomes a public company, then in lieu of the foregoing requirement, Tenant may deliver any statements publicly available for the period in question. Landlord and any parties to whom Landlord delivers Tenant's financial materials shall agree to keep such information confidential except (i) as required to be disclosed by Laws, (ii) to the extent said information has been lawfully disseminated to the public and
(iii) to prospective
purchasers and lenders of the Building, provided they also agree to keep said information confidential, subject to the same exceptions.

          G. RELATIONSHIP OF THE PARTIES.

          Nothing contained in this Lease shall be construed by the parties hereto, or by any third party, as constituting the parties as principal and agent, partners or joint venturers, nor shall anything herein render either party (other than a guarantor) liable for the debts and obligations of any other party, it being understood and agreed that the only relationship between Landlord and Tenant is that of Landlord and Tenant.

          H. ENTIRE AGREEMENT; MERGER; SEVERABILITY.

          This Lease and any Exhibits or Addenda hereto, embody the entire agreement and understanding between the parties respecting the Lease and the Premises and supersedes all prior negotiations, agreements and understandings between the parties, all of which are merged herein. No provision of this Lease may be modified, waived or discharged except by an instrument in writing signed by the parties hereto. Any provision of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impact, impair or invalidate any other provision hereof and such other provisions shall remain in full force and effect.

          I. NO REPRESENTATION BY LANDLORD.

          Neither Landlord nor any agent of Landlord has made any representations, warranties, or promises with respect to the Premises or the Property except as expressly set forth herein.

          J. LIMITATION OF LIABILITY.

          Notwithstanding anything in this Lease to the contrary, any remedy of Tenant for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord hereunder or any claim, cause of action or obligation, contractual, statutory or otherwise by Tenant against Landlord concerning, arising out of or relating to any matter relating to this Lease and all of the covenants and conditions or any obligations, contractual, statutory, or otherwise set forth herein, shall be limited solely and exclusively to an amount which is equal to the interest of Landlord in and to the Building. No other property or assets of Landlord, or any member, officer, director, shareholder, partner, trustee, agent, servant or employee of Landlord (the "Representatives") shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, Landlord's obligations to Tenant, whether contractual, statutory or otherwise, the relationship of Landlord and Tenant hereunder, or Tenant's use or occupancy of the Building. Tenant further understands that any liability, duty or obligation of Landlord to Tenant on a prospective basis, shall automatically cease and terminate as of the date that Landlord or any of Landlord's Representatives no longer have any right, title or interest in or to the Building. The provisions hereof shall inure to Landlord's successors and assigns including any Lender. The foregoing provisions are not intended to relieve Landlord from the performance of any of Landlord's obligations under this Lease, but only to limit the personal liability of Landlord in case of recovery of a judgment against Landlord; nor shall the foregoing be deemed to limit Tenant's rights to obtain injunctive relief or specific performance or other remedy which may be accorded Tenant by law or under this Lease.

          K. MEMORANDUM OF LEASE.

          Neither party, without the written consent of the other, will execute or record this Lease; provided, however, that upon either party's request, a memorandum of this Lease shall be prepared and recorded in the Registry of Deeds for Middlesex County.

          L. NO WAIVERS.

          Failure of Landlord to insist upon strict compliance by Tenant of any condition or provision of this Lease shall not be deemed a waiver by Landlord of that condition. No waiver by Landlord of any provision of this Lease shall be deemed to be a waiver of any other provision hereof or of any subsequent breach by Tenant of the same or another provision. No provision of this Lease may be waived by Landlord, except by an instrument in writing executed by Landlord. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act of Tenant, whether or not similar to the act so consented to or approved. No act or thing done by Landlord or Landlord's agents during the Term of this Lease shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing and signed by Landlord. Similarly, this Lease cannot be amended except by a writing signed by Landlord and Tenant. Any payment by Tenant or receipt by Landlord of an amount less than the total amount then due hereunder shall be deemed to be in partial payment only thereof and not a waiver of the balance due or an accord and satisfaction notwithstanding any statement or endorsement to the contrary on any check or any other instrument delivered concurrently therewith or in reference thereto. Accordingly, Landlord may accept any such amount and negotiate any such check without prejudice to Landlord's right to recover all balances due and owing and to pursue its other rights against Tenant under this Lease, regardless of whether Landlord makes any notation on such instrument of payment or otherwise notifies Tenant that such acceptance or negotiation is without prejudice to Landlord's rights.

          M. SUCCESSORS AND ASSIGNS.

          The conditions, covenants and agreements contained herein shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

          N. GOVERNING LAW.

          This Lease shall be governed by the law of the State where the Building is located. No conflicts of law rules of any state or country (including, without limitation, the conflicts of law rules of the State in which the Building is located) shall be applied to result in the application of any substantive or procedural laws of any state or country other than the State in which the Building is located. All controversies, claims, actions or causes of action arising between the parties hereto and/or their respective successors and assigns, shall be brought, heard and adjudicated by the courts of the Commonwealth of Massachusetts, with venue in the County of Suffolk. Each of the parties hereto hereby consents to personal jurisdiction by the courts of the Commonwealth of Massachusetts in connection with any such controversy, claim, action or cause of action, and each of the parties hereto consents to service of process by any means authorized by the law of the State in which the Building is located and consent to the enforcement of any judgment so obtained in the courts of the State in which the Building is located on the same terms and conditions as if such controversy, claim, action or cause of action had been originally heard and adjudicated to a final judgment in such courts. Each of the parties hereto further acknowledges that the laws and courts of the State in which the Building is located were freely and voluntarily chosen to govern this Lease and to adjudicate any claims or disputes hereunder.

          O. EXHIBITS.

          All exhibits attached to this Lease are a part hereof and are incorporated herein by reference and all provisions of such exhibits shall constitute agreements, promises and covenants of this Lease.

          P. CAPTIONS.

          The captions and headings used in this Lease are for convenience only and in no way define or limit the scope, interpretation or content of this Lease.

          Q. COUNTERPARTS.

          This Lease may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          R. TIME OF ESSENCE.

          Each of Tenant's covenants herein is a condition and time is of the essence with respect to the performance of every provision of this Lease.

          S. SURVIVAL OF OBLIGATIONS.

          Any obligations of Tenant accruing prior to the expiration or earlier termination of this Lease shall survive such expiration or earlier termination.

          T. CONFIDENTIALITY.

          Tenant acknowledges that the content of this Lease and any related documents are confidential information. Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant's financial, legal and space planning consultants and any proposed subtenants or assignees.

          U. NO OPTION.

          THE SUBMISSION OF THIS LEASE BY LANDLORD, ITS AGENT OR REPRESENTATIVE FOR EXAMINATION OR EXECUTION BY TENANT DOES NOT CONSTITUTE AN OPTION OR OFFER TO LEASE THE PREMISES UPON THE

TERMS AND CONDITIONS CONTAINED HEREIN OR A RESERVATION OF THE PREMISES IN FAVOR OF TENANT, IT BEING INTENDED HEREBY THAT THIS LEASE SHALL ONLY BECOME EFFECTIVE UPON THE EXECUTION HEREOF BY LANDLORD AND DELIVERY OF A FULLY EXECUTED LEASE TO TENANT.

          V. USE OF BUILDING NAME; IMPROVEMENTS.

          Tenant shall not be allowed to use the name, picture or representation of the Building, or words to that effect, in connection with any business carried on in the Premises or otherwise (except as Tenant's address) without the prior written consent of Landlord, not to be unreasonably withheld or delayed. In the event that Landlord undertakes any additional improvements on the property on which the Building is located including, but not limited to, new construction or renovation or additions to the existing improvements, Landlord shall not be liable to Tenant for any noise, dust, vibration or interference with access to the Premises or disruption in Tenant's business caused thereby provided, however, that Landlord will use commercially reasonable efforts to minimize interference with Tenant's business operations.

          W. RIGHTS OF LANDLORD TO PERFORM.

          All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement of Rent except as otherwise specifically set forth herein. If Tenant shall fail to pay any sum of money, other than Rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue beyond any applicable cure period set forth in this Lease, Landlord may, but shall not be obligated to, without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant's part to be made or performed as is in this Lease provided. All sums so paid by Landlord and all reasonable incidental costs together with interest thereon at the rate of twelve percent (12%) per annum from the date of such payment by Landlord, shall be payable to Landlord on demand and Tenant covenants to pay any such sums, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment thereof by Tenant as in the case of default by Tenant in the payment of the Rent.

          X. ACCESS, CHANGES IN PROJECT, FACILITIES, NAME

                    (i) Every part of the Building except the inside surfaces of all walls, windows and doors bounding the Premises (including exterior building walls, core corridor walls and doors and any core corridor entrance), and any space in or adjacent to the Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other building facilities, and the use thereof, as well as access thereto through the Premises for the purposes of operation, maintenance, decoration and repair, are reserved to Landlord.

                    (ii) Tenant shall permit Landlord to install, use and maintain pipes, ducts and conduits within the walls, columns and ceilings of the Premises.

          Y. IDENTIFICATION OF TENANT.

          If Tenant constitutes more than one person or entity, (A) each of them shall be jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions and provisions of this Lease to be kept, observed and performed by Tenant, (B) the term "Tenant" as used in this Lease shall mean and include each of them jointly and severally, and (C) the act of or notice from, or notice or refund to, or the signature of, any one or more of them, with respect to the tenancy of this Lease, including, but not limited to, any renewal, extension, expiration, termination or modification, of this Lease, shall be binding upon each and all of the persons or entities executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or so given or received such notice or refund or so signed.

          Z. DISPUTE RESOLUTION.

          In any instance under Articles 5 or 16 hereof where Landlord has agreed that it will not unreasonably withhold its consent or approval and Tenant disputes the reasonableness of the withholding by Landlord of such consent or approval or in Article 23 to determine whether the conditions for reduction in the letter of credit amount have been satisfied, then either party may submit such dispute for resolution by arbitration in the City of Boston, Massachusetts in accordance with the Commercial Arbitration Rules (Expedited Procedures) of the American Arbitration Association (the "AAA"), except that the terms of this Article shall supersede any conflicting or otherwise inconsistent rules. Unless Landlord and Tenant agree otherwise in writing, the arbitration shall be conducted before one arbitrator appointed by the AAA. Provided the rules and regulations of the AAA so permit, (i) the AAA shall, within two (2) business days after such submission or application, select a single arbitrator having at least ten (10) years' experience as a lawyer, real estate broker, accountant or financial executive involved in the leasing, operation or management of first-class office buildings in Boston, Massachusetts (or in the case of a dispute relating to alterations, delivery conditions or work, an arbitrator from the AAA construction industry panel), (ii) the arbitration shall commence two
(2) business days thereafter and shall be limited to a total on ten hours on the date of commencement until completion, with each party having no more than a total of five hours to present its case and to cross-examine or interrogate persons supplying information or documentation on behalf of the other party, and
(iii) the arbitrator shall make a determination within three (3) business days after the conclusion of the presentation of Landlord's and Tenant's cases, which determination shall be limited to a decision upon (A) whether Landlord acted reasonably in withholding its consent or approval, or (B) the specific dispute presented to the arbitrator, as applicable. The arbitrator's determination shall be final and binding upon the parties, whether or not a judgment shall be entered in any court. All actions necessary to implement such decision shall be undertaken as soon as possible, but in no event later than ten (10) business days after the rendering of such decision. The arbitrator's determination may be entered in any court having jurisdiction thereof. Each party shall bear the expense of its own counsel and witnesses. Landlord and Tenant shall share equally all fees payable to the AAA for services rendered in connection with the resolution of the dispute.

                                   ARTICLE 31.

                             RIGHT OF FIRST REFUSAL

          (a) During the period beginning upon the date upon which the Lease is fully executed, and ending on the twenty-fourth calendar month anniversary thereafter (the "Right of First Refusal Period"), provided that this Lease shall then be in full force and effect, and subject to Article 31(b) below, Landlord shall, at any such time during the Right of First Refusal Period that Landlord receives a written proposal to lease any portion of the second floor of the Building which is available for lease during the Right of First Refusal Period (the "Right of First Refusal Space") which Landlord is willing to accept (each, an "Offer") from a bona fide prospective tenant (the "Prospective Tenant"), notify Tenant, in writing, of the Offer. Tenant shall have the option, exercisable by notice to Landlord within five (5) business days after receipt of Landlord's notice (the "Offer Notice"), to lease the Right of First Refusal Space so offered (the "Offered Space") upon such terms and conditions as are contained in this Lease, including, without limitation, the payment of the then current Base Rent per square foot, together with any Additional Rent due as recalculated to include the Offered Space, delivery of an additional Security Deposit, as set forth in Article 23(e) above, and the expiration of the Term, except: (i) that the per square foot Tenant Work Allowance for the Offered Space shall be obtained by multiplying the per square foot Tenant Work Allowance by a fraction, the numerator of which is the number of months remaining in the initial term of this Lease at the time that Base Rent will commence on the Offered Space and the denominator of which is the total number of months in the initial term; (ii) any unused Tenant Work Allowance applicable to the Offered Space shall not be available for use by Tenant as a rent credit, and shall be automatically forfeited as to any amount of such allowance not properly requested by Tenant, in accordance with the terms and conditions set forth in Exhibit C of this Lease; and (iii) except that the rent commencement for the Offered Space shall be the date which is the first day following the eighth
(8th) month anniversary of the date Landlord and Tenant execute and deliver a mutually acceptable amendment to the Lease incorporating therein the lease of the Offered Space. Promptly after Tenant exercises this option (but in no event later than thirty (30) days after the Offer Notice), the parties shall enter into a supplemental agreement to this Lease incorporating the Offered Space as part of the Premises. In the event that (i) Tenant elects not to exercise the option contained herein and (ii) Landlord does not execute a lease for the Offered Space, then Landlord shall re-offer the Offered Space in the event Landlord receives a subsequent bona fide written offer for said space during the Right of First Refusal Period.

          (b) For the purposes of this Section, a "bona fide" prospective tenant shall mean a party wholly unrelated to Palm, Inc. or any affiliate of Landlord.

          (c) Notwithstanding anything herein contained to the contrary, Tenant shall not have any of the rights contained in this Section if Tenant is then in default beyond the expiration of applicable grace or cure periods of any of the terms, conditions, covenants or provisions of this Lease, nor shall Tenant have any of the rights contained in this Section if Tenant has failed to pay Rent pursuant to the provisions of this Lease on more than one occasion during the immediately preceding twelve month period.

Landlord represents and warrants to Tenant that there are no other parties with any rights to the second floor of the Building that are superior to Tenant's rights under this Section.

                                   ARTICLE 32.

                              RIGHT OF FIRST OPTION

     (a) During the period beginning upon the date upon which the Lease is fully executed, and ending on the twenty-fourth calendar month anniversary thereafter, if this Lease shall be in full force and effect, Tenant shall have the right, upon written notice to Landlord (the "Option Notice"), to lease all or a portion (but not less than 11,000 rentable square feet) of any available space (defined as space, which, as of the date of the date of the Option Notice, is not either under lease or subject to an executed letter of intent to another tenant) on the second floor of the Building (the "Option Space"). If Tenant shall require greater than sixty-seven percent (67%) of the then remaining available space on the second floor, Tenant shall be obligated to take the entire then available space on the second floor. The lease of any Option Space by Tenant pursuant to this Right of First Option shall be upon such terms and conditions contained in the Lease, including, without limitation, the payment of the then current Base Rent per square foot, together with any Additional Rent due as recalculated to include the Offered Space, delivery of an additional Security Deposit, as set forth in Article 23(e) above, and the expiration of the Term, except: (i) that the per square foot Tenant Work Allowance for the Option Space shall be obtained by multiplying the per square foot Tenant Work Allowance by a fraction, the numerator of which is the number of months remaining in the initial term of this Lease at the time that Base Rent will commence on the Option Space and the denominator of which is the total number of months in the initial term; (ii) any unused tenant allowance applicable to the Option Space shall not be available for use by Tenant as a rent credit, and shall be automatically forfeited as to any amount of such allowance not properly requested by Tenant, in accordance with the terms and conditions set forth in Exhibit C of this Lease; and (iii) except that the rent commencement for the Offered Space shall be the date which is the first day following the eighth month anniversary of the date Landlord and Tenant execute and deliver a mutually acceptable amendment to the Lease incorporating therein the lease of the Option Space. Promptly after Tenant exercises this option (but in no event later than thirty (30) days after the Option Notice), the parties shall enter into a supplemental agreement to this Lease incorporating the Option Space as part of the Premises.

     (b) Notwithstanding anything herein contained to the contrary, Tenant shall not have any of the rights contained in this Section if Tenant is then in default beyond the expiration of applicable grace or cure periods of any of the terms, conditions, covenants or provisions of this Lease, nor shall Tenant have any of the rights contained in this Section, if Tenant has failed to pay Rent pursuant to the provisions of this Lease on more than one occasion during the immediately preceding twelve month period.

     Landlord represents and warrants to Tenant that there are no other parties with any rights to the second floor of the Building that are superior to Tenant's rights under this Section.

                                   ARTICLE 33.

                               TERMINATION OPTION

          (a) Termination Date. Tenant shall have an option (the "Termination Option") to terminate this Lease, effective as of the last day of the sixty-third (63rd) full calendar month following the Rent Commencement Date (the "Termination Date"). The Termination Option is granted subject to the following terms and conditions:

          (b) Notice. Tenant gives Landlord a written notice of Tenant's election to exercise the Termination Option (the "Termination Notice"), which notice is given not later than the last day of the fiftieth (50th) full calendar month following the Rent Commencement Date, TIME BEING OF THE ESSENCE; and

          (c) No Default. Tenant is not in Default under this Lease either on the date that Tenant exercises the Termination Option, or unless waived in writing by Landlord, on the Termination Date; and

          (d) Termination Fee. Tenant pays to Landlord a cash lease termination fee (the "Fee") in an amount equal to the sum of nine (9) months of Base Rent and nine (9) months of estimated Real Estate Taxes and Operating Expenses, based upon the last month's estimated installments of Real Estate Taxes and Operating Expenses paid by Tenant, as such amounts may be adjusted for vacant space in the Building as of the Termination Date, plus the unamortized amount of the following costs:

               (i) all brokerage commissions and legal fees paid or incurred by Landlord in connection with this Lease; and

               (ii) the costs of all tenant improvement work (and all
                    architectural fees associated therewith) paid or incurred by Landlord under this Lease, as the same relates to both the original Premises demised under this Lease and to any expansion space or Offer Space subsequently leased by Tenant under this Lease including without limitation, any Tenant Work Allowance;

               (iii) together with interest on all costs described in
                    subparagraphs (i), (ii) and (iii) above, at the rate of Prime plus two percent (2%) per annum (but in no event greater than 12% or less than 5%).

               Landlord shall provide Tenant, within 45 days following the Commencement Date hereof with a summary of all costs incurred by Landlord in connection with the Lease, to the extent ascertainable. All costs described above (the "Actual Fee") shall be amortized on a straight-line basis over the initial lease term with respect to any premises demised. The Fee shall be due and payable as follows: (a) one-half of the Fee shall be due and payable with delivery of the Termination Notice based on the estimate set forth in the Fee Notice (as hereinafter defined); and (b) the remaining amount of the Actual Fee shall be due and payable as of the Termination Date, with TIME BEING OF THE ESSENCE as to both payment dates.

          (e) Landlord Notification. Within ninety (90) days after the later to occur of: (i) the Rent Commencement Date; and (ii) a full determination of the Tenant Work Allowance actually funded by Landlord, Landlord shall deliver to Tenant setting forth its good faith estimate of the amount of the Fee (the "Fee Notice"), which Fee shall be finally determined within ninety (90) days after the Landlord receives the Termination Notice in accordance with this Article 33.

          (f) Terms. If Tenant timely and properly exercises the Termination Option, (i) all rent payable under this Lease shall be paid through and apportioned as of the Termination Date (in addition to payment by Tenant of the Fee); (ii) neither party shall have any rights, estates, liabilities, or obligations under this Lease for the period accruing after the Termination Date, except those which are incurred, have accrued or relate to the period prior to the Termination Date; and (iii) Tenant shall surrender and vacate the Premises and deliver possession thereof to Landlord on or before the Termination Date in the condition required under this Lease for surrender of the Premises.

          (g) Termination. The Termination Option shall automatically terminate and become null and void upon the earlier to occur of (i) the termination of Tenant's right to possession of the Premises or (ii) the failure of Tenant to timely or properly exercise the Termination Option or pay the Fee.

                                   ARTICLE 34.

                                    GENERATOR

          Tenant shall have the right to install, at Tenant's sole cost and expense, one lawfully permitted generator (of up to 350 KW, which size may be increased upon prior approval of Landlord, in its sole discretion) (the "Generator Equipment") to be installed on the roof of the Building within the screened area as shown on Exhibit F (the "Generator Space") which shall not interfere with the use and operation of the Building provided that Tenant complies with each of the following requirements:

                    1. Tenant shall submit to Landlord for its approval, a full set of engineered construction plans for the proposed Generator Equipment installation, such approval not to be unreasonably withheld;

                    2. Tenant shall make all required conduit or cable connections between Tenant's equipment in the Premises and the Generator Equipment, subject to (i) Tenant's payment of reasonable costs for such services, and (ii) approval of such connections by Landlord;

                    3. Tenant shall obtain and maintain all necessary municipal, state and federal permits and authorizations required to lawfully install, maintain and operate the Generator Equipment at its sole expense and pay any charges levied by government agencies or utility companies which are related to the Generator Equipment or the usage of the Generator Equipment;

                    4. Any testing and other uses of the Generator Equipment that may create noise or other disruptions to the Building or other tenants thereof shall be conducted after Normal Business Hours.

                    5. At the conclusion of the Term, Tenant shall remove the Generator Equipment (unless otherwise agreed by the parties in writing) and surrender and restore the Premises, and the Generator Space to Landlord in substantially the same condition as when installed; and

                    6. The liability insurance to be carried by Tenant pursuant to the provisions of this Lease shall include coverage for Tenant's activity in the Generator Space and Tenant shall be solely responsible and liable for any damage caused by the Generator Equipment (unless due to the gross negligence or willful misconduct of Landlord or the Landlord Parties).

     IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties have duly executed this Lease with the Exhibits attached hereto, as of the day and year first written above.

                                        LANDLORD:

                                        THREE HUNDRED THIRD STREET LLC

                                        By: MASSACHUSETTS MUTUAL LIFE INSURANCE
                                        COMPANY,
                                        Its Member, Duly Authorized

                                        By: CORNERSTONE REAL ESTATE ADVISERS
                                        LLC,
                                        its authorized agent


                                        By: /s/ David M. Romano
                                            ------------------------------------
                                            David M. Romano
                                            Vice President

                                        Date: April 14, 2005


                                        TENANT:

                                        ARCHEMIX CORP.


                                        By: /s/ Gregg Beloff
                                            ------------------------------------
                                            Greg Beloff, Chief Financial
                                            Officer, Vice President and
                                            Secretary
                                            [Printed Name and Title]

                                        By: /s/ Errol De Souza
                                            ------------------------------------
                                            Errol De Souza, President and Chief
                                            Executive Officer
                                            [Printed Name and Title]

                                        Date: April 11th, 2005

                              Certificate of Tenant
                        (If A Corporation or Partnership)

          I, Gregg Beloff, Secretary or General Partner of Archemix Corp., Tenant, hereby certify that the officers executing the forgoing Lease on behalf of Tenant is/are duly authorized to act on behalf of and bind the Tenant.


(Corporate Seal)                        /s/ Gregg Beloff
                                        ----------------------------------------
                                        Secretary of General Partner

Date:
      -------------------------------

                                    EXHIBIT A

                       Plan Showing Building and Premises

                                   EXHIBIT A-1

                   Stacking Diagram Showing Levels of Building

                                    LEVEL 04

                                    LEVEL 03

                                    LEVEL 02

                                    LEVEL 01

                           LEVEL P-2 - PARKING GARAGE

                           LEVEL P-1 - PARKING GARAGE

                                    EXHIBIT B

                                300 Third Street

            BUILDING CONSTRUCTION DOCUMENTS AND BUILDING DESCRIPTION

          Landlord has constructed the Building substantially in accordance with Attachment I to this Exhibit B, Drawings, Specifications and Addenda (the "Base Building Construction Documents") and the following Base Building narrative summary. Except as otherwise provided within this Lease Exhibit B, all supplementary building system construction to support laboratory operations within the Premises, are to be provided by Tenant.

BASE BUILDING DESCRIPTION:

     300 Third Street contains 131,547 square feet of rentable floor area, 128,825 square feet are available to accommodate first class executive offices and biomedical laboratories, in a 25%/75% ratio, on four floors of the building. Approximately 2,722 rentable square feet of accessory office / retail space is available on the building's ground floor facing Third Street. The four floors of office / laboratory space are constructed above a two level Parking Garage with gate controlled, vehicular entrance and exit ways to / from Linskey Way. 300 Third Street is a first class office/ laboratory facility in full compliance with all applicable governmental building codes.

SITE DEVELOPMENT:

     a. The perimeter of the 300 Third Street building site is improved with scored concrete sidewalks, decorative brick-paved pedestrian pathways, irrigated landscaped areas and site lighting in keeping with its urban environment.

     b. Specimen trees and ground coverings complement the building's primary Third Street and Binney Street frontage as well as its Linskey Way parking facility access / egress points.

     c. A pocket park with raised planting beds and seating areas has been constructed at the Third Street / Linskey Way corner.

     d. The mid-block pass-through to the East of the building, providing access to the building's indoor bicycle parking area, is enhanced with brick screen walls, a serpentine brick paved pathway, security lighting and tree plantings.

STRUCTURAL SYSTEM:

     a. A two-story reinforced concrete Parking Garage (Levels P1 and P2), the lower level of which has been constructed with bituminous asphalt paving approximately 18" below sidewalk grade. Foundations are precast concrete piles with reinforced concrete tie and grade beams.

     b. The four office / laboratory floors (Levels 01,02,03 and 04) above the Parking garage is structural steel braced-frame construction supporting composite reinforced concrete floors with a live load capacity of 100 pounds per square foot.

     c. The roof level is metal deck construction, a portion of which is structurally- reinforced to accommodate Tenant's future equipment dunnage. A portion of the roof area is provided with a 2,400 sf enclosed penthouse to house Base Building and (as space allows) building tenants' mechanical and electrical equipment installations.

     d. Floor-to-floor elevations of the office/ laboratory floors are 13 -0".

BUILDING EXTERIOR:

     a. The building's exterior walls are constructed with a combination of architectural precast concrete, glass fiber reinforced concrete, composite metal panels and a glazed curtain-wall system.

     b. Windows are "low E" insulated glass set in thermally broken aluminum frames.

     c. Roofing is a direct-adhered, single ply EPDM membrane system applied over rigid insulation complying with energy conservation requirements of the Massachusetts State Energy Code, sixth edition.

     d. Street level exterior entrance doors are glazed with stainless steel clad frames

LOADING DOCK:

     a. The existing Loading Area is equipped with an exterior "scissor-lift" device to assist with truck-bed high on-loading and off-loading.

ELEVATORS:

     a. Two electric-powered, geared-traction passenger elevators of 3,500 pound capacity and 350 feet per minute travel speed serve the building's entrance lobby at Parking level PI and Office / Laboratory levels 01, 02, 03 and 04.

     b. A third 4,500 pound hydraulic elevator unit with a travel speed of 150 feet per minute provides access between Parking Garage Levels Pl and P2 and Office / Laboratory Levels 01, 02, 03 and 04 for building occupants using the Parking Garage facilities and for accessory freight connection to the building's truck dock.

INTERIOR FINISHES:

     a. The main entrance lobby floor includes a dramatic terrazzo-type stone material with inset carpeting at elevators and carpeted walk-off areas at vestibules. Lobby walls are a combination of ornamental plaster with reveals and finished wood panels. The ceiling is coffered gypsum wallboard and acoustical tiles.

     b. Acoustical ceilings at toilet rooms, locker/shower areas, and other building shell & core areas are 2' x 2' x 5/8" acoustical ceiling tile (moisture-resistant where applicable), similar to Armstrong Designer Series, set in 15/16" exposed metal grid. The ceiling system at the P-2 parking level is exterior grade lay-in acoustic panels.

     c. Interior wall partitions are 5/8" gypsum wallboard on 3 5/8" metal studs (fire rating per Code); toilet rooms and core area mechanical shaft ways and rooms to be insulated full-height partitions (slab-to-slab). Interior surfaces of exterior building walls and tenant sides of building core walls to be 5/8" gypsum wallboard taped, spackled and ready to receive tenant's application of interior wall-covering materials.

     d. Elevator lobby areas on multiple-tenanted floor levels 01, 02, 03 and 04 are finished with building standard carpet and vinyl base. Concrete floors in Tenant fit-up areas are to be level, clean and ready to receive Tenant carpeting materials.

     e. Exterior windows have prime-painted MDX window sills and perforated vertical window blinds.

     f. Toilet Rooms/Locker Rooms: Ceramic tile is installed on all floors and wet walls of toilet rooms. Lavatory counters are Corian solid surfacing with under-slung bowls and full-height frame-less wall mirrors above the counters. Metal toilet enclosures are ceiling mounted with baked enamel finishes, Installation of Toilet and Locker Room accessories comply with requirements of the Massachusetts Architectural Access Board and ADA recommendations.

SPECIALTIES AND EQUIPMENT:

     a. A uniform Base Building graphics system, consisting of interior core area signage and a building directory is provided.

     b. Garage Signage and striping is provided.

HEATING, VENTILATING & AIR CONDITIONING:

     a. The Base Building is programmed for a 75% lab/25% office split over the building's four floors. The building is provided with three complementary HVAC systems, nos 1, 2 and 3.

     1. HVAC System No 1: The building's office and core areas are served by one 65,000 cfm, 15% outside air, package evaporative-cooled air conditioning unit mounted on the roof.

     Office Area Design Parameters:

          a) 20 CFM of outside air per person based upon one person per 150 rsf.

          b) Unit is capable of delivering 1.25 CFM/SF at 55 degrees F supply air temperature.

          c)   Units have supply air and return air capabilities.

          d) Summer indoor design condition is 75 degrees F dry bulb 50%, relative humidity at 88 degree F dry bulb, 73 degrees F wet bulb outdoor condition.

     2. HVAC Systems 2 and 3: The building's laboratory areas are served by two (2) 100,000 CFM, 100% outside air, air handling units located on the roof. The chilled water plant consists of two (2) 700 ton water cooled chillers with associated cooling towers. The heating plant shall consist of three (3) 190 Boiler Horsepower gas-fired hot water boilers. This chiller plant and heating plant is located within a mechanical penthouse at the roof level.

     Lab Area System Design Parameters:

          a)   Units are capable of delivering 2 CFM/SF of 100% outdoor air.

          b)   Lab area controls arc variable air volume type.

          c) The chiller plant shall provide 15% spare capacity for tenant use. Additional chilled water shall be metered and Tenant shall be charged for Consumption.

          d) Summer indoor design condition is 75 degrees F dry bulb, 50% relative humidity at 88 degree F dry bulb, 73 degrees F wet bulb outdoor conditions.

          e) Winter indoor design condition is 72 degrees F dry bulb at 9 degrees F dry bulb outdoor condition.

     3. The office and laboratory system shall have the vertical supply air, chilled water and hot water risers installed with valves and caps at the building core for Tenant access along with a return air shaft ready for Tenant use. All distribution required for Tenant supply and return air, chilled water and hot water shall be the responsibility of the Tenant. Each floor also has 100 gpm chilled water capacity for tenant equipment cooling needs and 60 gpm hot water capacity for tenant heating needs.

     b. The Base Building also supports the construction of up to four additional 6' x 8' enclosed exhaust shafts (Level O-1 to Roof) to accommodate non-exclusive tenant exhaust ducting from laboratories, fume hoods and animal facilities.

     c. Air distribution (supply and return) systems, diffusers, registers, grilles, controls, fan-powered perimeter boxes, interior variable air volume boxes, laboratory hood supply, exhaust and special systems along with all hot water, cold water and miscellaneous piping for Tenant requirements within, or without, the Premises are to be provided by Tenant.

     d. Heating, cooling and ventilation systems for building core areas, including mechanical rooms, elevator machine rooms, toilet rooms and electric rooms, are provided by Landlord. Bicyclist shower and locker facilities on level P1 are served by separate AC units installed near the Truck Dock area. Unit space heaters are provided in the ceiling plenum above the P-2 parking level to complement the Tenant's first floor heating system during cool weather periods.

     e. The Base Building HVAC system has a fully automated, direct digital control ("DDC") energy management system consisting of a central host station, controllers and network communications components with system capacity to add-on tenant-area monitoring / control points provided by Tenant. Such Tenant add-on points shall be fully-compatible with Landlord's DDC system.

     f. Location, height, size and noise output of the Base Building rooftop mechanical equipment is in compliance with City of Cambridge guidelines. Plans and specifications, including equipment sound generation characteristics for additional mechanical equipment which Tenant may desire to install on the building roof shall be submitted for review and approval to Landlord's Architect. Excess Tenant equipment noise output may be permitted in proportion to Tenant share of rentable area in the building and shall be coordinated with Base Building equipment so as to not exceed the levels allowed. Tenant shall, at Tenant expense, add sound attenuation equipment to new Tenant equipment or to Base Building equipment as needed to accommodate equipment needs within the constraints of the Cambridge Noise Ordinance.

PLUMBING:

     a. The building is served by a 74 psi 4-inch domestic water service from Marley Street which will be separated into potable water and non-potable water branches, each equipped with backflow preventers, at the street-level water room (non-potable water distribution as needed from the street-level water room to laboratory areas on by Tenant). Backflow preventers are installed at each mechanical equipment connection, as required by Code.

     b. Toilet Rooms are sized for one person per 175 sq ft of occupied area (50% men / 50% women).

     c. 1 1/2 inch valved-and-capped potable cold-water sources are provided, for supplemental Tenant connection, at two core-area wet-column locations on each floor.

     d. The building is served by a 6 inch sanitary sewer line. Separate sewer (lab waste) lines, if needed for conducting laboratory waste material from the Tenant Premises to grade, can be installed by Tenant at Tenant cost.

     e. A 6-inch natural gas service line enters the building from Linskey Way to serve the Base Building's rooftop air conditioning units (morning warm-up) along with an 8-inch high-pressure gas line to serve the Base Building boilers. NStar Gas Company shall leave a cap at the exterior of the building at the same location for future Tenant use including Tenant boilers, water heaters, generators, laboratory gas outlets and equipment.

     Tenant shall make separate metering and payment arrangements with NStar Gas Company.

FIRE PROTECTION:

     a. Building floors are provided with risers and cross mains to accommodate an Ordinary Hazard Group II (up to 0.20 gpm per sf density) automatic wet pipe sprinkler protection system. The Parking Garage is equipped with a fully operational automatic, dry-pipe sprinkler protection system. Sprinkler protection is provided in all electric rooms, telephone rooms and elevator pits as required by code.

     b. Tenant premises have been provided with a sprinkler distribution system including upturned sprinkler heads on all floors. Completion of the system including changes to the installed distribution system and down-turning the installed heads and adding leads and branch lines, as required for Tenant occupancy requirements, is to be provided by tenant in connection with fit-up of the floors. Building lobbies and common areas have concealed heads, centered on ceiling grids.

     c. The building is provided with a 500 gpm, 49-psi, electric fire pump. Combination standpipe/sprinkler risers are provided in each egress stairway with fire department hose valves at each floor. A backflow preventer is provided at fire service building entrances.

ELECTRICAL:

     a. The facility is served by dual, 15 kilovolt underground NStar primary service feeders running to 15 KV switch gear with automatic transfer between feeders, and a primary / secondary transformer (NStar-owned) at level Pl.

     b. Secondary service consists of two switchboards located in the level PI Electric Room. One switchboard is sized at 3,000 ampere, 480/277 volt, 3 phase, 4 wire to serve two metered bus duct risers for tenant loads and/or, subject to the reasonable approval of Landlord's engineers, to allow the tenant to draw from the switchboard directly serving the two metered bus duct risers for tenant load. The second switchboard is a metered switchboard sized at 3,000 ampere, 480/277 volt, 3 phase, 4 wire to serve the Base Building loads.

     c. Total combined electric service for all base building and tenant areas is based on 29.8-volt amperes per square foot, available at the building's main switchboard. (90% power factor)

     d. A bus duct riser runs from the Level P-I Electric Room to electric closets on each office floor to serve up-to three tenants per floor. Tenants are individually responsible for installing a bus disconnect switch, a electrical consumption metering device, panel-boards and all electrical devices and equipment needed for occupancy of the premises, including connecting all Tenant-installed equipment to Tenant's metering device, providing power factor correction devices to bring Tenant-connected loads to within a 95% power factor and connecting the metering device to Landlord's computer-based energy monitoring and billing system.

     e. Landlord agrees to have electrical capacity available for tenant's connected load requirements within the Building's distribution system as follows:

          a.   15 watts per rentable square foot of the Premises, plus,

          b. at Landlord's sole discretion, any excess capacity as may be available in the Building's electrical distribution system.

     In addition, Landlord agrees to cooperate with tenant's efforts, at no cost to Landlord, to have the NStar Electric Company bring a new service to the Building to suit tenant's electrical needs.

     f. Base Building lighting fixtures are designed as recessed parabolic fluorescent and cove lighting (T8 lamps) types with motion-actuated switching in toilet rooms. Level P1 1obby areas have recessed metal halide down lighting and recessed cove fluorescent fixtures; exit stairwells have surface-mounted linear fluorescent fixtures; general mechanical, service and storage areas have chain-hung industrial fluorescent fixtures. Site and parking lighting are exterior grade metal halide type.

     g. Building core areas are provided with duplex convenience power outlets as shown on the plans. Emergency lighting requirements are provided via bodine-ballasted standard lights in the Entrance Lobby and standard battery pack units elsewhere.

TELEPHONE & DATA:

     a. The building is designed to accommodate redundant incoming tel/data communication services (hard- wire or fiber-optic) from multiple competitive service providers. Tenants are responsible for making connection service, metering and billing arrangements with selected communication providers.

     b. Two onsite telephone-data manhole locations are provided immediately adjacent to the Third Street property line with multiple underground conduit banks to the building's main Telephone Room at level P1.

     c. Telephone floor sleeves for tenant communication installation requirements, are run from the level P1 Telephone Room to telephone closets on each office floor. Tenants are expected to provide separate telephone / data closets within tenant premises to house all required tenant patch-panels, switching devices and communication equipment.

FIRE ALARM:

     a. The building is protected by a multiplex addressable fire alarm system including detection and alarm annunciation devices centered on a fire alarm control panel located in the P1 lobby area.

     b. Core area smoke detectors, pull stations, and horn / strobe units are installed in compliance with all applicable codes and recommendations of the Americans with Disabilities Act pursuant to National Fire Protection Association Manual 72. Complementary fire protection and alarm systems within each tenant area are to be provided by Tenant in connection with fit-up of the Premises.

SECURITY:

     a. Pedestrian and vehicular access to the building is controlled through the use of electronic locks and gates with programmable proximity card readers. Tenant personnel, with appropriate security authorization, will have access on a 24 hour / 7 day basis. The bicycle storage area, shower facilities and service entrances are included in the building's access control system.

     b. The Base Building security system incorporates the use of burglar alarms on all perimeter doors and other specified areas of the property.

     c. Surveillance cameras are integrated into the security system, covering the parking garage, perimeter access points, the service / truck dock entrance, and the elevator lobbies on levels P-1 and P-2.

     d. During Normal Business Hours, the hub of the building's security system is located at the main lobby's security desk. After hours, and on weekends and holidays, calls and alarms are forwarded to a security and monitoring service.

     e. The Base Building card access, burglar alarm and surveillance system is expandable, to incorporate Tenant provided internal security system add-ons.

     f. The Base Building can accommodate the installation, by the Tenant, of card access systems at primary entries and in the elevators-including card readers and traveling cables in all elevators.

TENANT SPECIFIC INFORMATION:

     a. Other than as stated herein, modification of Base Building systems to accommodate and / or house laboratory chemicals or specimens; clean rooms; temperature, light, noise or vibration-controlled areas; hazardous / radioactive materials and gas storage rooms; pure water systems; animal holding areas, tel/data rooms, UPS rooms; halon or pre-action fire suppression systems shall be at Tenant cost.

     b. Space to install a gas-fed standby generator together with requisite structural supports will be made available to Tenant on the building roof level, as more particularly set forth in the Lease.

IN THE EVENT OF INCONSISTENCY BETWEEN THE ABOVE BUILDING DESCRIPTION AND THE BUILDING CONSTRUCTION DOCUMENTS LISTED IN ATTACHMENT NO 1 TO THIS EXHIBIT B, THE CONSTRUCTION DOCUMENTS SHALL PREVAIL.

3/25/05

                           Attachment No 1 - Exhibit B

                             Construction Documents

300 THIRD STREET
DRAWING LIST MASTER

                          BASE BUILDING RECORD DRAWINGS

 DWG.                             DWG                              Report    Rev
  #                              Title                            Dwg. Dt:    #:
-----                            -----                           ---------   ---
                              COVER PAGE                         4/28/02
CIVIL
EX-1    Existing Conditions Plan                                 4/28/2000

C-1     Site Preparation and Demolition Plan                     4/28/2000
C-2     Site Plan                                                9/22/2000    1
C-3     Site Details                                             4/28/2000
C-4     Site Details and Plans 1                                 7/26/2001    3
C-5     Site Details and Plans 2                                 8/25/2001    2

ENVIRONMENTAL
V-1     Vapor Liner-Sub Slab Venting System                      May '02
        Layout and Details

LANDSCAPE
L-100   Planting Plan                                            4/28/2000
L-101   Plant List and Details                                   4/28/2000

ARCHITECTURE
A-002   Code Review, Abbrev., Materials & Symbols                4/26/2000
A-011   Fireproofing Plans                                       7/17/2000    2
A-021   Partition and Wall Types & Finish Schedule               4/26/2000
A-031   Door Schedule & Details                                  4/26/2000
A-05D   Geometry Plan                                            4/28/2000

A-101   Parking Level 1 Plan                                     4/28/2000
A-102   Parking Level 2 Plan                                         "
A-103   Office Level 1 Plan                                          "
A-104   Office Level 2 Plan                                          "

                           L.U. = LAB UPGRADE DRAWINGS

                                                                6/30/03
     LU                            LU                        Construction   Rev.
   Dwg #                        DWG Title                         Set         #
-----------                     ---------                    ------------   ----
                               COVER PAGE                    6/30/2003
C-2, 1LU      Site Plan Lab Upgrade                          6/30/2003

A-001LU       General Information                            6/30/2003
AD-107LU      Demolition Plan Roof Level                           "

A-101LU       Parking Level 1 Plan                           6/30/2003
A-102LU       Parking Level 2 Plan                                 "
A-103LU       Office Level 1 Plan                            9/22/2003
A-104LU       Office Level 2 Plan                                  "

                          BASE BUILDING RECORD DRAWINGS

 DWG.                             DWG                              Report    Rev
  #                              Title                            Dwg. Dt:    #:
-----                            -----                           ---------   ---
A-105   Office Level 3 Plan                                          "
A-106   Office Level 4 Plan                                          "
A-107   Roof Plan                                                7/17/2000    2

A-201   Enlarged Plans                                           4/28/2000

A-301   Building Elevations                                      4/28/2000
A-302   Building Elevations                                          "
A-303   Enlarged Curtainwall Elevations                              "
A-401   Building Sections                                            "
A-402   Building Sections                                            "
A-403   Wall Sections                                                "
A-404   Wall Sections                                            4/28/2000
A-405   Wall Sections                                                "
A-406   Garage Sections                                              "
A-411   Vertical Section Details                                     "
A-412   Vertical Section Details                                     "
A-413   Vertical Section Details                                 4/28/00
A-414   Not Used
A-415   Precast Sections                                         4/28/2000
A-421   Roof Details                                                 "
A-451   Horizontal Details                                           "
A-452   Horizontal Details                                           "
A-453   Horizontal Details                                           "

A-701   Enlarged Lobby Plan & RCP                                4/12/2001    2
A-702   Lobby Elevations                                             "        2
A-703   Lobby Stair Details                                      4/28/2000
A-704   Lobby Details                                                "
A-721   Toilet Rooms                                                 "
A-722   Toilet/Locker Room Elevations & Details                  4/12/2001    2
A-731   Stair Plans & Sections                                   4/28/2000
A-732   Stair Details                                                "
A-741   Elevator Plans, Sections & Details                           "

                           L.U. = LAB UPGRADE DRAWINGS

                                                                6/30/03
     LU                            LU                        Construction   Rev.
   Dwg #                        DWG Title                         Set         #
-----------                     ---------                    ------------   ----
A-105LU       Office Level 3 Plan                                  "
A-106LU       Office Level 4 Plan                                  "
A-107LU       Roof Plan                                            "

A-301LU       Building Elevations                            6/30/2003
A-302LU       Building Elevations

A-401LU       Building Sections                              6/30/2003

A-411LU       Wall Sections                                  6/30/2003

A-501LU       Building Details                               6/30/2003

                          BASE BUILDING RECORD DRAWINGS

 DWG.                             DWG                              Report    Rev
  #                              Title                            Dwg. Dt:    #:
-----                            -----                           ---------   ---
STRUCTURAL
S-001   General Notes and Abbreviations                          4/28/2000
S-002   Typical Details                                              "
S-003   Typical Details                                          7/17/2000    2

S-101   Foundation/Parking Level 1 Framing Plan                  8/7/2000     2
S-102   Parking Level 2 Framing Plan                             4/26/2000
S-103   First Floor Framing Plan                                 7/17/2000    2
S-104   Second Floor Framing Plan                                    "        2
S-105   Third Floor Framing Plan                                     "        2
S-106   Fourth Floor Framing Plan                                    "        2
S-107   Roof Framing Plan                                            "        2
S-108   Penthouse Roof Framing Plan                                  "        2
S-109   Elevation Machine Room Part Plan                         4/28/2000

S-201   Grade Beam Schedule and                                  4/28/2000
S-202   Column Schedule                                          7/17/2000    2
S-203   Column Section and Details                               4/28/2000
S-204   Bracing Elevations                                           "
S-205   Bracing Sections and Details                             4/28/2000
S-206   Grade Beam Elevations                                    8/7/2000

S-301   Foundations and Details                                  4/28/2000
S-302   Sections and Details                                     7/17/2000    2
S-303   Sections and Details                                     4/28/2000

                           L.U. = LAB UPGRADE DRAWINGS

                                                                6/30/03
     LU                            LU                        Construction   Rev.
   Dwg #                        DWG Title                         Set         #
-----------                     ---------                    ------------   ----
S-001LU       General Note and Abbreviations                 6/30/2003

S-004LU       Typical Details                                6/30/2003
S-100LU       As-Built Roof Framing Plan                           "

S-103 1LU     First Floor Framing Plan Lab Upgrade           6/30/2003
S-104 1LU     Second Floor Framing Plan Lab Upgrade                "
S-105 1LU     Third Floor Framing Plan Lab Upgrade                 "
S-106 1LU     Fourth Floor Framing Plan Lab Upgrade                "
S-107 1LU     Roof Framing Plan Lab Upgrade                        "
S-108 1LU     Penthouse Roof Framing Plan Lab Upgrade              "
S-110 LU      Mechanical Platform Framing Plan               6/30/2003
S-111 LU      Elevations and Sections                              "

S-207 LU      Elevations and Details                         6/30/2003
S-208 LU      Column & Beam Reinforcement Sched. and               "
              Details

S-304 LU      Sections and Details                           6/30/2003

                          BASE BUILDING RECORD DRAWINGS

 DWG.                             DWG                              Report    Rev
  #                              Title                            Dwg. Dt:    #:
-----                            -----                           ---------   ---
FIRE PROTECTION
FP-1    Fire Protection Legends and Diagrams                     09/07/01
FP-2    Fire Protection Parking, Level 1 Plan                        "
FP-3    Fire Protection Parking Level 2 Plan                         "
FP-4    Fire Protection First Floor Plan                             "
FP-5    Fire Protection Second Floor Plan                            "
FP-6    Fire Protection Third Floor Plan                             "
FP-7    Fire Protection Fourth Floor Plan                        04/28/00

PLUMBING
P-1     Plumbing Legend Diagrams and Schedules                   7/17/2000    2
P-2     Plumbing Legend diagrams and Schedules                   9/20/2000    4
P-3     Plumbing Parking Level 1 Plan                            9/28/2000    5
P-4     Plumbing Parking Level 2 Plan                            7/17/2000    2
P-5     Plumbing First Floor Plan                                    "        2
P-6     Plumbing Second Floor Plan                                   "        2
P-7     Plumbing Third Floor Plan                                    "        2
P-8     Plumbing Fourth Floor Plan                                   "        2
P-9     Plumbing Roof Plan                                           "        2

                           L.U. = LAB UPGRADE DRAWINGS

                                                                6/30/03
     LU                            LU                        Construction   Rev.
   Dwg #                        DWG Title                         Set         #
-----------                     ---------                    ------------   ----
FP-1.1-LU     Fire Protection Legend, Details, and Notes     6/30/2003
              Lab Upgrade
FP-2.1-LU     Fire Protection Parking, Level 1 Plan Lab            "
              Upgrade
FP-3.1-LU     Fire Protection Parking Level 2 Plan Lab             "
              Upgrade
FP-4.1-LU     Fire Protection First Floor Plan Lab Upgrade         "
FP-5.1-LU     Fire Protection Second Floor Plan Lab                "
              Upgrade
FP-6.1-LU     Fire Protection Third Floor Plan Lab Upgrade         "
FP-7.1-LU     Fire Protection Fourth Floor Plan Lab                "
              Upgrade
FP-8-LU       Fire Protection Roof Plan/Fire                       "
              Protection Penthouse Plan Lab Upgrade

P-1.1LU       Plumbing Legend & Diagrams Lab Upgrade         6/30/2003
P-3.1LU       Plumbing Parking, Level 1 Plan Lab Upgrade     6/30/2003
P-4.1LU       Plumbing Parking Level 2 Plan Lab Upgrade            "
P-5.1LU       Plumbing First Floor Plan Lab Upgrade                "
P-6.1LU       Plumbing Second Floor Plan Lab Upgrade               "
P-7.1LU       Plumbing Third Floor Plan Lab Upgrade                "
P-8.1LU       Plumbing Fourth Floor Plan Lab Upgrade               "
P-9.1LU       Plumbing Roof Plan and Penthouse Plan Lab            "
              Upgrade

                          BASE BUILDING RECORD DRAWINGS

 DWG.                             DWG                              Report    Rev
  #                              Title                            Dwg. Dt:    #:
-----                            -----                           ---------   ---
P-10    Plumbing Sanitary and Domestic Water Riser Diagrams          "        2
P-11    Plumbing Natural Gas Riser Diagram                           "        2

HVAC
H-1     HVAC Legend, Schedules, & General Notes                  7/17/2000    2
H-2     HVAC Details                                             7/17/2000    2
H-3     HVAC Riser Diagrams                                      7/17/2000    2
H-4     HVAC Parking Level 1 Plan                                    "        2
H-5     HVAC Parking Level 2 Plan                                    "        2
H-6     HVAC First Floor Plan                                        "        2
H-7     HVAC Second Floor Plan                                       "        2
H-8     HVAC Third Floor Plan                                        "        2
H-9     HVAC Fourth Floor Plan                                       "        2
H-10    HVAC Roof Plan                                               "        2

ELECTRICAL

                           L.U. = LAB UPGRADE DRAWINGS

                                                                6/30/03
     LU                            LU                        Construction   Rev.
   Dwg #                        DWG Title                         Set         #
-----------                     ---------                    ------------   ----
H-1, 1-LU     HVAC Legend and General Notes Lab Upgrade      6/30/2003
H-1, 2-LU     HVAC Schedules Lab Upgrade                           "
H-2, 1-LU     HVAC Details Lab Upgrade                             "
HD-5-LU       HVAC Floor Plan Parking Level 2 Demo                 "
HD-6-LU       HVAC First Floor Plan Demo                           "
HD-7-LU       HVAC Second Floor Plan Demo                          "
HD-8-LU       HVAC Third Floor Plan Demo                           "
HD-9-LU       HVAC Fourth Floor Plan Demo                          "
HD-10-LU      HVAC Roof Plan Demo                                  "
HD-5-LU       HVAC Floor Plan Parking Level 2 Plan Lab             "
              Upgrade
HD-6-LU       HVAC First Floor Plan Lab Upgrade                    "
HD-7-LU       HVAC Second Floor Plan Lab Upgrade                   "
HD-8-LU       HVAC Third Floor Plan Lab Upgrade                    "
HD-9-LU       HVAC Fourth Floor Plan Lab Upgrade                   "
HD-10-LU      HVAC Roof Plan Lab Upgrade                           "
H-11-LU       HVAC Part Plan Roof Level Mechanical Room      6/30/2003
H-12-LU       HVAC Chilled Water Piping Schematic                  "
H-13-LU       HVAC Hot Water Piping Schematic                      "
H-14-LU       HVAC AHU-1 & AHU-2 Riser Diagram                     "

                          BASE BUILDING RECORD DRAWINGS

 DWG.                             DWG                              Report    Rev
  #                              Title                            Dwg. Dt:    #:
-----                            -----                           ---------   ---
E-1     Electrical Legend Notes, and Schedules                   04/28/00
E-2     Electrical Site Plan                                     07/17/00     2
E-3     Electrical Parking Level 1 Lighting Plan                 04/28/00
E-4     Electrical Parking Level 1 Power Plan                    07/17/00     2
E-5     Electrical Parking Level 2 Lighting Plan                 04/28/00
E-6     Electrical Parking Level 2 Power Plan                    07/17/00     2
E-7     Electrical First Floor Lighting Plan                     04/28/00
E-8     Electrical First Floor Power Plan                        04/28/00     "
E-9     Electrical Second Floor Lighting Plan                    04/28/00     "
E-10    Electrical Second Floor Power Plan                       04/28/00     "
E-11    Electrical Third Floor Lighting Plan                     04/28/00     "
E-12    Electrical Third Floor Power Plan                        04/28/00     "
E-13    Electrical Fourth Floor Lighting Plan                    04/28/00     "
E-14    Electrical Fourth Floor Power Plan                       04/28/00     "
E-15    Electrical Roof Plan                                     07/17/00     2
E-16    Electrical Power Riser Plan                              07/17/00     2
E-17    Electrical Schedules and Details                         07/17/00     2

TELE/COM
TD1-1   Main Telephone Entrance Room                             04/28/00
TD1-1   Core Building Riser Closet & Kindorf

GT

                           L.U. = LAB UPGRADE DRAWINGS

                                                                6/30/03
     LU                            LU                        Construction   Rev.
   Dwg #                        DWG Title                         Set         #
-----------                     ---------                    ------------   ----
E-1.1LU       Electrical Legend, Notes & Schedule Lab        6/30/2003
              Upgrade

E-3.1LU       Electrical Parking Level 1 Lighting Plan Lab   6/30/2003
              Upgrade
E-4.1LU       Electrical Parking Level 1 Power Plan Lab            "
              Upgrade
E-5/6.1LU     Electrical Parking Level 2 Lighting/Power            "
              Plan Lab Upgrade

E-7/8.1LU     Electrical First Floor Lighting/Power Plan     6/30/2003
              Lab Upgrade

E-9/10.1LU    Electrical Second Floor Lighting/Power Plan    6/30/2003
              Lab Upgrade

E-11/12.1LU   Electrical Third Floor Lighting/Power Plan     6/30/2003
              Lab Upgrade

E-13/14.1LU   Electrical Fourth Floor Lighting/Power Plan    6/30/2003
              Lab Upgrade

E-15.1LU      Electrical Roof Plan Lab Upgrade               6/30/2003
E-16.1LU      Electrical Power Riser Plan Lab Upgrade              "
E-17.1LU      Electrical Schedules and Details Lab Upgrade         "
E-18LU        Electrical Schedules Lab Upgrade                     "

GT            Vapor Liner Sub Slab Venting                   May-02
              System Layout & Details

                                    EXHIBIT C

                        300 Third Street -- Tenant's Work

                           Work Letter for Tenant Work

I. PLANS, WORKING DRAWINGS AND SPECIFICATIONS

A. Landlord hereby approves the selection of Tenant's registered professional architect, Olson Lewis & Dioli Architects and Planners, Inc. ("Tenant's Architect") to prepare the documents described herein, at Tenant's expense. Tenant shall require Tenant's Architect to conditionally grant full rights for Landlord's use of such documents in the event of a Tenant default under the Lease. The Landlord will have the right to approve Tenant's Architect, such approval not to be unreasonably withheld, conditioned or delayed. In connection therewith, all mechanical, electrical, plumbing and, fire protection engineering and all structural engineering (if any) shall be performed at Tenant's sole expense, by AHA Consultants and by LeMessurier Consultants. Inc. ("Tenant's Engineering Consultants") at commercially reasonable rates. Tenant's Architect shall coordinate all work by Tenant's Engineering Consultants such that the Plans and the Working Drawings (both defined below) are a seamless set of design and construction documents issued by Tenant's Architect.

B. No later than June 1, 2005, Tenant shall endeavor to submit to Landlord its Design Control Plans (the "Plans"), substantially complete in all respects for each floor of the Premises consisting of one (1) set of reproducibles and two
(2) sets of prints illustrating the work proposed to be done by Tenant (as approved by Landlord, the "Tenant's Work"). The Plans shall include, but not be limited to:

     1.   Partition layout and door locations,

     2.   Power and telephone outlet plans,

     3.   Preliminary furniture and equipment layouts,

     4.   Finishes schedule,

     5. Reflected ceiling plan including the location of the ceiling grid, light fixtures, HVAC supply diffusers and return air grilles, sprinkler heads, smoke and fire detectors, exit signs speakers and all other items as needed for proper engineering of the Premises,

     6. Wall elevations, sections and details including direct entrances from the areas into the Premises,

     7. Tenant's complete HVAC, mechanical and plumbing design criteria including single-line drawings as appropriate, locations of special HVAC and electrical apparatus, a preliminary electrical load summary, special heating, ventilating and air conditioning equipment as needed, concentrated file and / or library structural loads and any other equipment or systems which may require modification of the structural, mechanical, fire protection, plumbing, electrical or life safety components of the building,

     8. Specific identification of work items and equipment which require long-lead delivery times in order to achieve completion of Tenant Work without delay.

The Plans shall be fully coordinated with Lease Exhibit B, and shall comply with applicable governmental laws, ordinances, building codes, orders, regulations and restrictions and property insurance requirements.

C. Within ten (10) Business Days following receipt of the Plans, Landlord shall review same for compatibility with Base Building systems or as otherwise provided in Exhibit B, and provide to Tenant a letter of comments. If Landlord observes discrepancies with such, it shall, within said ten (10) Business Day review period, so notify Tenant who shall promptly correct the Plans to bring same into compliance and resubmit to Landlord for review. Upon receiving approval from the Landlord the Tenant will be allowed to use the Design Control Plans to apply for the building permit (but Landlord makes no representation that said building permit may be issued on this basis).

D. Based upon and not later than 30 days following Landlord's initial response to Tenant's Plans submission, Tenant shall endeavor to prepare and submit to Landlord the architectural, HVAC, mechanical, electrical, plumbing and all other construction drawings and specifications (the "Working Drawings") necessary to perform all of Tenant's Work.

E. Within ten (10) Business Days following receipt of the Working Drawings, Landlord shall review same for substantial consistency with the approved Plans and shall, in writing, approve portions of the Working Drawings which reasonably conform to the Plans and disapprove those portions which do not so conform, specifying the reasons for such disapproval. Tenant shall, at its sole expense, promptly correct the Working Drawings to conform to the approved Plans and resubmit to Landlord for review and approval. Following Tenant's resubmission of the Working Drawings to Landlord, Landlord shall, within five (5) Business Days following receipt of the revised Working Drawings, notify Tenant in writing that either, (a) Landlord approves the Working Drawings, as revised, or (b) Landlord disapproves the Working Drawings, with reasons for such disapproval. Such process shall continue until Landlord approves Tenant's Working Drawings.

F. On or before the date which is twenty (20) days prior to Tenant's commencement of Tenant's Work, Tenant shall prepare and submit to Landlord, for Landlord's review and approval:

1. An itemized statement of Tenant's estimate of the Total Cost of Tenant's Work, as defined in Section III (A) of this Exhibit C, to prepare the Premises in accordance with the approved Working Drawings along with any costs needed to modify the Base Building to accommodate Tenant's Work (the "Cost Proposal"). Tenant's Cost Proposal shall specifically break-out and itemize the costs attributable to Tenant's Work under Section II(B) hereof,

2. A copy of a building permit issued by the City of Cambridge for Tenant's Work proposed to be performed,

3. The names, and addresses for all contractors which Tenant proposes to utilize to perform Tenant's Work; Tenant has, with the approval of Landlord, designated the Richmond Group, Inc., as its general contractor, Landlord shall not assess any construction management or review fee in connection with Tenant's Work,

4. Certificates, issued by insurance companies licensed to do business in Massachusetts, evidencing that worker's compensation, public liability and builder's risk property insurance policies are in force and will be maintained by all contractors proposed by Tenant to perform Tenant's Work, with Landlord named as an additional insured,

5. If any penetrations of the roof, or of the exterior skin of the building, is required to complete the Work, evidence of contractors' qualifications to perform such work with, in each instance, written certification by Tenant's contractor or architect, reasonably acceptable to Landlord, that the watertight integrity of the Building will not be compromised upon completion,

6. A proposed preliminary schedule for the proposed Tenant's Work,

7. Copies of Tenant's construction agreements with its contractors for Tenant's Work, and

8. Five (5) sets of the Working Drawings.

G. In the event that any specific item or any other submittal made pursuant to paragraph 1(F) above other than the Cost Proposal under I(F)(l) above, is unsatisfactory to Landlord because, in Landlord's reasonable opinion, it is not in compliance with this Exhibit C or the requirements of this Lease, Landlord shall provide Tenant with written notification of such within ten (10) Business Days after Landlord's receipt of such submittals made pursuant to paragraph 1(F) above. Tenant shall negotiate in good faith with parties responsible for such unsatisfactory portions of the submittal and, failing resolution of the matters in question, shall submit revised submissions for Landlord's review. Both parties shall use diligent efforts to complete this review procedure within twenty (20) Business Days following Tenant's submissions to Landlord.

If Landlord fails to so notify Tenant within the ten (10) Business Day period specified above, then Tenant shall provide written notification to Landlord of such failure and, in the event Landlord fails to respond to Tenant within ten
(10) Business Days following receipt of said notification, Landlord shall be deemed to have accepted Tenant's submittal in its entirety and authorized Tenant to proceed with Tenant's Work.

H. Approval by Landlord of the Plans, the Working Drawings or the Cost Proposal shall not be deemed to mean approval of structural capacity, size of ducts and piping, adequacy of electrical wiring, system equipment capacities or any other technical matter relating to Tenant's Work. Such approvals shall not relieve Tenant of responsibility for proper design and construction of Tenant's Work in compliance with all applicable governmental laws, ordinances, building codes, orders, regulations and restrictions and insurance underwriter requirements.

I. Tenant shall, at its sole expense, retain the services of Tenant's Architect and Tenant's Engineering Consultants to monitor Tenant's Work pursuant to Attachment I hereto.

II. TENANT'S WORK AND CHANGES IN TENANT'S WORK

A. Tenant's Work. Tenant shall be fully responsible for all matters that must be accomplished to substantially complete Tenant's Work in accordance with this Exhibit C including, without limitation, filing plans and other pertinent documentation with the proper governmental authorities; obtaining all necessary building permits and occupancy certificates; promptly removing, any mechanics, materialmen and like liens; supervising all details of Tenant's Work; expending funds for overtime labor as needed; paying contractors and subcontractors; maintaining harmonious labor relations between Tenant contractor's work trades and those employed by Landlord's contractors and any separate contractors; promptly removing, repairing and/or restoring damaged, lost or destroyed work; removing Tenant's contractors' debris from the building; payment of Tenant's Architect and Tenant's Engineering Consultants fees, insurance costs, legal and brokerage fees, if any, costs of utilities consumed during the Work, filing and permit fees and the like.

B. "For purposes hereof, the term "Control Areas" shall be defined as rooms where quantities of hazardous materials not exceeding the maximum allowable exempt amounts are stored, dispensed, utilized or handled. Such Control Areas, including two Control Areas within the existing Bicycle Storage Room on Level P-1 of the Building and any Control Area located on Level 0-1 of the Building, shall be engineered and constructed by Tenant in accordance with 780 CMR, Massachusetts State Building Code.

     (a) As part of Tenant's Work, Tenant shall convert the current bike/storage room on the ground floor of the Building into two (2) Control Areas for Tenant's chemical storage (collectively, the "Chemical Storage Control Areas") which shall be for Tenant's exclusive use. The Chemical Storage Control Areas shall be approximately 300 rentable square feet in total and shall be constructed by Tenant in accordance with Tenant's chemical storage plans, which plans shall be subject to the approval of Landlord in accordance with this Exhibit C. Tenant shall also obtain approval of the Cambridge Fire Department in connection with its flammable materials storage permit. In addition to the Tenant Work Allowance, Landlord shall be responsible for Tenant's costs to install an access door between the Chemical Storage Control Areas and the adjacent loading dock and to equip the Chemical Storage Areas with fire protection sprinklers. Tenant shall be responsible for all other costs to convert the Bicycle Storage Room to the Chemical Storage Control Areas including fixtures and equipment within such Chemical Storage Control Areas;

     (b) As part of Tenant's Work, Tenant shall construct an acid neutralization room ("Acid Neutralization Room") for Tenant's exclusive use, which room shall be approximately 185 rentable square feet and shall be located on level P-2 of the Building adjacent to an acid neutralization room currently being used by Alnylam Pharmaceuticals, Inc. Such Acid Neutralization Room shall be constructed, in accordance with plans approved by Landlord pursuant to this Exhibit C, of durable material such as CMU (Concrete Masonry Unit), and be equipped with securable hardware on an insulated hollow metal door, and include an adequate waste line connecting from the room to the exterior (street-level) lab waste line in compliance with Massachusetts Water Resources Authority requirements including exterior sampling ports, all at Landlord's expense in addition to the Tenant Work Allowance. Tenant shall be responsible for all other costs to construct the Acid Neutralization Room, including all waste neutralization equipment and MEP services required by the equipment and to condition the space;

     (c) As part of Tenant's Work, Tenant shall modify the existing floor construction to provide a two-hour fire separation ("Fire Separation Barrier) between the 3rd and 4th floors (levels 0-1 and 0-2 of the Building) where laboratory areas are planned, as approved by Landlord in accordance with Exhibit C (and, where applicable, by the Cambridge Fire Department). In addition to the Tenant Work Allowance, Landlord shall be responsible for Tenant's costs to undertake such Fire Separation Barrier in an amount not to exceed $45,000.00. Tenant shall be responsible for such costs as may exceed $45,000.00 with the right to obtain reimbursement for such excess costs from the Tenant Work Allowance; and

     (d) Within fifteen (15) days following Tenant's substantial completion of the Chemical Storage Control Areas, the Acid Neutralization Room and the Fire Separation Barrier, all in accordance with the approved plans, and upon receipt of Tenant's invoice therefore, Landlord shall pay to Tenant its cost responsibilities for such construction work as provided above."

C. Changes to Tenant's Work: Tenant may, at Tenant's sole responsibility for all costs associated therewith, by written notification to Landlord, request changes to the approved Plans or to the approved Working Drawings or to Tenant's Work already installed (the "Change Proposal"). Such notification shall be accompanied by a summary of the additional costs, or savings, involved with the proposed change, an estimate of the period of time by which the date of substantial completion of Tenant's Work will be affected by the change.

Landlord's review and approval of each such Change Proposal shall be conducted pursuant to paragraphs I(G) and I (H) provided however that if Landlord fails to respond in writing to Tenant's submittal of any specific Change Proposal within five (5) Business Days of receipt, such Change Proposal shall be deemed to be approved in all respects by Landlord and Tenant shall be authorized to make the change.

III. TOTAL COST AND PAYMENTS

A. The term "Total Cost", as used in this Exhibit C, shall mean the sum of all costs included in Tenant's Cost Proposal reviewed by Landlord pursuant to
Section 1, plus any additional costs due to Change Proposals approved by Landlord pursuant to paragraph II (B) plus any additional out-of-pocket costs actually incurred by Tenant to design and construct Tenant's Work including, without limitation:

     1. all hard and soft costs of Tenant's construction, including the cost of labor and materials and all design, architectural and engineering costs, including Tenant's Engineering Consultants, the cost of all necessary governmental approvals;

     2. permits and fees as required by governmental authorities having jurisdiction over Tenant's Work,

     3. insurance premiums for liability, worker compensation and property damage coverages, architects and engineers fees as required to prepare the Plans and the Working Drawings and monitor the Tenant's Work, including tasks listed in paragraph 1,

     4.   expenses of on-site, and off-site, material inspections and tests.

B. Landlord shall provide Tenant with an allowance of one hundred fifty dollars ($150.00) per square foot (up to Five Million One Hundred Two Thousand One Hundred Dollars ($5,102,100)) of rentable area of the Premises ("Tenant Work Allowance") toward the Total Cost of Tenant's Work. Landlord shall also provide to Tenant the additional costs in accordance with the provisions of Section II(B) (the "Additional Work Allowance").

C. Periodically, but not more often than monthly, Tenant shall prepare and submit to Landlord, certified by Tenant's Architect, a cost summary of all costs incurred by Tenant during the preceding month to prepare the Premises for occupancy pursuant to the approved Working Drawings, along with a current reconciliation of Tenant's Total Cost as outlined in paragraph III (A) and the Tenant Work Allowance, as outlined in paragraph III (B), a summary of monies spent to-date and previous payments made, copies of all contractor payment applications, invoices and the like received by Tenant, retainage amounts withheld, lien waivers from all contractors providing labor, materials or services for Tenant's Work and any further cost backup / information as Landlord may reasonably request. Within fifteen (15) days following Tenant's full compliance with its obligations set forth in this paragraph III (C), Landlord shall pay to Tenant, or, at Tenant's written election to Landlord at the time of Tenant's request for payment, the relevant contractor(s): (i) the amount requested by Tenant in such summary of costs, provided that the aggregate amount requested is not less than $50,000.00 (except with regard to the final advance), and provided that the final advance shall be subject to Tenant's compliance with all of the provisions of paragraph III (D) below. Upon completion of Tenant's Work, if Tenant's Total Costs are less than the Tenant Work Allowance ("Allowance Excess"), as verified by Landlord, and provided that Tenant is in full compliance with all of the provisions of paragraph III (D), such Allowance Excess shall be applied as a credit against the next installments of Base Rent due or becoming due under the Lease. Tenant shall be solely responsible for any amount of Tenant's Total Costs which exceeds the Tenant Work Allowance and the Additional Work Allowance.

D. Upon completion of Tenant's Work, Tenant shall provide to Landlord the following:

     1. a certificate of Tenant's Architect that Tenant's Work has been substantially completed in accordance with the Working Drawings approved by Landlord;

     2. evidence reasonably satisfactory to Landlord, including without limitation, final lien waivers, that all labor and materials included in Tenant's Work has been paid in full;

     3. a certificate of occupancy issued by the City of Cambridge with respect to the Premises or such other approval permitting Tenant to occupy the Premises;

     4. such other documentation, if any, as may be reasonably required by Landlord; and

     5. a Notice of Substantial Completion, prepared by Tenant pursuant to Massachusetts General Laws, chapter 254, and recorded by Tenant's Contractor at Middlesex South Registry.

IV.  TENANT'S AND LANDLORD'S REPRESENTATIVES

A. Tenant and Landlord each hereby designate a sole construction representative with respect to matters set forth in this Exhibit C Work Letter for Tenant's Work and such person shall have full authority and responsibility to act on behalf of Tenant and/ or Landlord as required herein.

Tenant's Construction Representative:     Pat Marolda or any replacement
                                          designated in writing by Tenant

Landlord's Construction Representative:   William J. Byrne, Jr. or any
                                          replacement designated in writing by
                                          Landlord

Attachment 1: Monitoring of Tenant's Work

             Attachment 1 to Exhibit C Work Letter for Tenant Fit Up
                           Monitoring of Tenant's Work

     1. Tenant's Architect and Tenant's Engineering Consultants responsible for preparing the Working Drawings shall monitor, by regular visits to the building, the progress of the Tenant's Work to ensure conformance to the Working Drawings. A report of each such visit including a listing of all items of unacceptable work observed during such visits, along with copies of all correspondence between Tenant and Tenant's Architect and Tenant's Engineering Consultants, shall be submitted to Tenant's contractors and to Tenant and Landlord's Representatives.

     2. The appropriate Tenant's Architect and/or Tenant's Engineering Consultant shall review all contractor shop drawings and submittals pertaining to Tenant's Work and require Tenant's contractors resubmit same until an approved set is obtained.

     3. The appropriate Tenant's Architect and/or Tenant's Engineering Consultant shall prepare any clarifying drawings and supplementary information as may be needed to explain the intent of the Working Drawings to Tenant contractors.

     4. The appropriate Tenant's Architect and/or Tenant's Engineering Consultant shall review and certify the Tenant's contractors' monthly applications for payment.

     5. Tenant's Architect shall certify as to the Date of Substantial Completion of Tenant's Work. Within ten (10) business days thereafter, the appropriate Tenant's Architect and/or Tenant's Engineering Consultant shall prepare, and issue, a comprehensive listing of incomplete and unacceptable items of work (the so-called "punch list") for approval by Tenant and Landlord. After approval by Tenant and Landlord, the appropriate Architect or Engineer shall monitor punch list items until completion which will occur no later than thirty
(30) days following Substantial Completion of Tenant's Work, or within a reasonable time thereafter if such punchlist items cannot reasonably be completed within such thirty (30) day period.

     6. Following completion of all items contained with the so-called punch list, Tenant's Architect shall certify as to the Date of Final Completion of the Tenant's Work and issue its Final Certificate For Payment to Tenant's contractors.

     7. Tenant's Architect shall monitor Contractor's completion of as-built drawings for the Tenant's Work and deliver a reproducible set of same to Tenant and to Landlord with Architect's Final Certificate for Payment.

                                    EXHIBIT D

                        Building's Rules and Regulations
                          and Janitorial Specifications

          1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls of the Building shall not be obstructed or encumbered or used for any purpose other than ingress and egress to and from the premises demised to any tenant or occupant.

          2. No awnings or other projection shall be attached to the outside walls or windows of the Building without the prior consent of Landlord. No curtains, blinds, shades, or screens shall be attached to or hung in, or used in connection with, any window or door of the premises demised to any tenant or occupant, without the prior consent of Landlord. Such awnings, projections, curtains, blinds, shades, screens or other fixtures must be of a quality, type, design and color, and attached in a manner, approved by Landlord.

          3. No sign, advertisement, object, notice or other lettering shall be exhibited, inscribed, painted or affixed on any part of the outside or inside of the premises demised to any tenant or occupant of the Building except as provided in the Lease. Interior signs on doors and directory tables, if any, shall be of a size, color and style approved by Landlord.

          4. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed, nor shall any bottles, parcels, or other articles be placed on any window sills.

          5. No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors, vestibules or other public parts of the Building.

          6. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein.

          7. Intentionally Omitted.

          8. No cooking, except for microwave cooking, shall be done or permitted in the Building by any tenant without the approval of the Landlord.

          9. No space in the Building shall be used for manufacturing, for the storage of merchandise, or for the sale of merchandise, goods, or property of any kind at auction, without the prior consent of Landlord.

          10. No tenant shall make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with other tenants or occupants of the Building or neighboring buildings or premises whether by the use of any musical instrument, radio, television set or other audio device, unmusical noise, whistling, singing, or in any other way. Nothing shall be thrown out of any doors or window.

          11. No additional locks or bolts of any kind shall be placed upon any of the doors or windows, nor shall any changes be made in locks or the mechanism thereof. Each tenant must, upon the termination of its tenancy, restore to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such tenant.

          12. All removals from the Building, or the carrying in or out of the Building or the premises demised to any tenant, of any safes, freight, furniture or bulky matter of any description must take place at such time and in such manner as Landlord or its agents may determine, from time to time. Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of the Rules and Regulations or the provisions of such tenant's lease.

          13. No tenant shall use or occupy, or permit any portion of the premises demised to such tenant to be used or occupied, as an office for a public stenographer or typist, or to a barber or manicure shop, or as an employment bureau. No tenant or occupant shall engage or pay any employees in the Building, except those actually working for such tenant or occupant in the Building, nor advertise for laborers giving an address at the Building.

          14. Intentionally Omitted.

          15. Intentionally Omitted.

          16. Landlord reserves the right to exclude from the Building, between the hours of 6:00 P.M. and 8:00 A.M. on business days and at all hours on Saturdays, Sundays and holidays, all persons who do not present a pass to the Building signed by Landlord or are vouched for by a person with such pass. Landlord will furnish passes to persons for whom any tenant requests such passes. Each tenant shall be responsible for all persons for whom it requests such passes and shall be liable to Landlord for all acts of such persons.

          17. Each tenant, before closing and leaving the premises demised to such tenant at any time, shall see that all entrance doors are locked and all windows closed. Corridor doors, when not in use, shall be kept closed.

          18. Each tenant shall, at its expense, provide artificial light in the premises demised to such tenant for Landlord's agents, contractors and employees while performing janitorial or other cleaning services and making repairs or alterations in said premises.

          19. No premises shall be used, or permitted to be used for lodging or sleeping, or for any immoral or illegal purposes.

          20. The requirements of tenants will be attended to only upon application at the office of Landlord. Building employees shall not be required to perform, and shall not be requested by any tenant or occupant to perform, and work outside of their regular duties, unless under specific instructions from the office of Landlord.

          21. Canvassing, soliciting and peddling in the Building are prohibited and each tenant and occupant shall cooperate in seeking their prevention.

          22. There shall not be used in the Building, either by any tenant or occupant or by their agents or contractors, in the delivery or receipt of merchandise, freight, or other matter, any hand trucks or other means of conveyance except those equipped with rubber tires, rubber side guards and such other safeguards as Landlord may require.

          23. If the Premises demised to any tenant become infested with vermin, such tenant, at its sole cost and expense, shall cause its premises to be exterminated from time to time, to the satisfaction of Landlord, and shall employ such exterminators therefor as shall be approved by Landlord.

          24. No premises shall be used, or permitted to be used, at any time, without the prior approval of Landlord, as a store for the sale or display of goods, wares or merchandise of any kind, or as a restaurant, shop, booth, bootblack or other stand, or for the conduct of any business or occupation which predominantly involves direct patronage of the general public in the premises demised to such tenant, or for manufacturing or for other similar purposes.

          25. No tenant shall clean any window in the Building from the outside.

          26. No tenant shall place, or permit to be placed, on any part of the floor or floors of the premises demised to such tenant, a load exceeding the floor load per square foot which such floor was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of safes and other heavy matter, which must be placed so as to distribute the weight.

          27. Landlord shall provide and maintain an alphabetical directory board in the first floor (main lobby) of the Building and no other directory shall be permitted without the prior consent of Landlord. Each tenant shall be allowed one line on such board unless otherwise agreed to in writing.

          28. With respect to work being performed by a tenant in its premises with the approval of Landlord, the tenant shall refer all contractors, contractors' representatives and installation technicians to Landlord for its supervision, approval and control prior to the performance of any work or services. This provision shall apply to all work performed in the Building including installation of telephones, telegraph equipment, electrical devices and attachments, and installations of every nature affecting floors, walls, woodwork, trim, ceilings, equipment and any other physical portion of the Building.

          29. Landlord, absent negligence or willful act, shall not be responsible for lost or stolen personal property, equipment, money, or jewelry from the premises of tenants or public rooms whether or not such loss occurs when the Building or the premises are locked against entry.

          30. Landlord shall not permit entrance to the premises of tenants by use of pass keys controlled by Landlord, to any person at any time without written permission from such tenant, except employees, contractors, or service personnel directly supervised by Landlord.

          31. Each tenant and all of tenant's employees and invitees shall observe and comply with the driving and parking signs and markers on the Land surrounding the Building, and Landlord shall not be responsible for any damage to any vehicle towed because of noncompliance with parking regulations.

          32. Without Landlord's prior approval, no tenant shall install any radio or television antenna, loudspeaker, music system or other devices on the roof or exterior walls of the Building.

          33. Each tenant shall store all trash and garbage within its premises or in such other areas specifically designated by Landlord. No materials shall be placed in the trash boxes or receptacles in the Building unless such materials may be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage and will not result in a violation of any law or ordinance governing such disposal. All garbage and refuse disposal shall be only through entry ways and elevators provided for such purposes and at such times as Landlord shall designate.

          34. Tenant shall not permit smoking of any type of tobacco product (e.g., cigarettes, cigars, pipes, etc.) in or about the Premises or Building by any of its employees, servants, agents, representatives, visitors, customers, licensees, invitees, guests, contractors, or any person whomsoever, and, upon Landlord's request, shall post in a conspicuous place or places in or about the Premises, "No Smoking" signs or placards. Tenant acknowledges that the Premises and Building are non-smoking facilities.

FIRST AMENDMENT TO LEASE -- ARCHEMIX CORP.                              PAGE - 1


                            FIRST AMENDMENT TO LEASE

     This First Amendment to Lease (the "FIRST AMENDMENT") to Lease is made as of July 9, 2006 (the "FIRST AMENDMENT EFFECTIVE DATE"), by and between ARE-MA REGION NO. 28, LLC, a Delaware limited liability company, having an address at 385 E. Colorado Blvd., Suite 299, Pasadena, California 91101 ("LANDLORD"), and ARCHEMIX CORP., a Delaware corporation, having an address at 300 Third Street, Cambridge, MA 02142 ("TENANT").

                                    RECITALS

     A. Landlord and Tenant have entered into that certain Lease, dated as of April 11, 2005 by and between Three Hundred Third Street LLC, a Delaware limited liability company, the predecessor-in-title to Landlord, and Tenant (the "LEASE"), with respect to certain premises (the "PREMISES") located in the Building and which are more particularly described in the Lease.

     B. Tenant desires to expand the Premises demised under the Lease by adding approximately 33,437 rentable square feet (the "EXPANSION SPACE") located on the second floor of the Building of which the Premises are a part, and Landlord is willing to lease such portion of the Building to Tenant on the terms herein set forth.

     C. Landlord and Tenant desire to amend the Lease to, among other things, add the Expansion Space to the Premises demised under the Lease and to provide for the improvement of such Expansion Space.

                                   AGREEMENT

     Now, therefore, the parties hereto agree that the Lease is amended as follows:

1. PREMISES. Effective as of the First Amendment Effective Date, the Premises demised under the Lease shall be hereby expanded to include the Expansion Space, consisting for all purposes of the Lease of 33,437 rentable square feet, as such Expansion Space is described on EXHIBIT A attached hereto and incorporated herein by this reference.

2. BASE RENT; PRO RATA SHARE. From and after the date that is the first day following the eighth (8th) month anniversary of the First Amendment Effective Date (the "FIRST AMENDMENT RENT COMMENCEMENT DATE"), the Base Rent payable under the Lease shall be increased as follows for the time periods set forth below:


                              BASE RENT CALCULATED FOR        BASE RENT FOR PREMISES
       TIME PERIOD                 EXPANSION SPACE          (INCLUDING EXPANSION SPACE)
       -----------          ----------------------------   ----------------------------
From First Amendment Rent   $119,815.92 per month or       $241,699.42 per month or
Commencement Date Through   $1,437,791.04 per Lease Year   $2,900,393.04 per Lease Year
Lease Year 3

Lease Years 4 through 6     $125,388.75 per month or       $252,941.25 per month or
                            $1,504,665.00 per Lease Year   $3,035,295.00 per Lease Year

Lease Years 7 through 10    $128,175.17 per month or       $258,562.17 per month or
                            $1,538,102.00 per Lease Year   $3,102,746.04 per Lease Year


From and after the First Amendment Rent Commencement Date. Tenant's Pro Rata Share of Operating Expenses shall be adjusted to be 51.28%. Tenant's Pro Rata Share of Real Estate Taxes shall be adjusted to be 51.28%

3. PARKING. Landlord shall make available 37 additional non-reserved spaces in the Building Garage

FIRST AMENDMENT TO LEASE -- ARCHEMIX CORP.                              PAGE - 2


(the "ADDITIONAL NON-RESERVED SPACES"), for a total of 74 non-reserved parking spaces in the Building Garage, the rights to all of which parking spaces shall be subject to the terms and conditions of the Lease. Commencing on the First Amendment Rent Commencement Date, Tenant shall pay Landlord the Parking Fee for the Additional Non-reserved Spaces in such amounts, at such times and in the same manner as provided in the Lease for all other non-reserved parking spaces in the Building Garage.

4. IMPROVEMENT OF EXPANSION SPACE. Landlord shall provide a Tenant Improvement Allowance of not more than $134.76 per rentable square foot of the Expansion Space, or not more than $4,505,970.10 in the aggregate (the "TI ALLOWANCE"), which TI Allowance shall be used to improve the Expansion Space and shall be provided under the terms and conditions set forth in the work letter contained in Exhibit C of the Lease, except as otherwise provided herein or in the Lease. Landlord's Construction Representatives for purposes of Exhibit C of the Lease shall be Tim White and Tom Andrews. Tenant shall endeavor to submit to Landlord its Design Control Plans for the Expansion Space within sixty (60) days of the First Amendment Effective Date. In addition to other amounts payable by Tenant in connection with Tenant's Work, beginning with the commencement of Tenant's Work on the Expansion Space, Tenant shall pay for all electricity used in, or with respect to Tenant's Work related to the Expansion Space. Such electricity shall be measured by the existing sub-meter for the second floor, and all invoices from Landlord for such electricity shall be paid by Tenant upon demand. Landlord shall be responsible for charges for electricity in the Expansion Space until the commencement of Tenant's Work on the Expansion Space.

5. SECURITY DEPOSIT. As a condition to the effectiveness of this First Amendment, the Security Deposit as defined in the Lease shall be increased by the sum of $4,371,887.70, for a total Security Deposit of $8,819,217.70, which amount shall be held by Landlord as part of the Security Deposit subject to the terms of the Lease.

6. MISCELLANEOUS.

          (a) This First Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This First Amendment may be amended only by an agreement in writing, signed by the parties hereto.

          (b) This First Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.

          (c) This First Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this First Amendment attached thereto.

          (d) Landlord and Tenant each represent and warrant that it has not dealt with any broker, agent or other person (collectively "BROKER") in connection with this transaction other than Cushman & Wakefield and GVA, and that no Broker other than Cushman & Wakefield and GVA, both of whom shall be paid by Landlord pursuant to a separate Agreement, brought about this transaction. Tenant hereby agrees to indemnify and hold Landlord harmless from and against any claims by any Broker other than Cushman & Wakefield and GVA claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction. Landlord hereby agrees to indemnify and hold the other harmless from and against any claims by any Broker, including Cushman & Wakefield and GVA, claiming a commission or other form of compensation by virtue of having dealt with Landlord, as applicable, with regard to this leasing transaction.

FIRST AMENDMENT TO LEASE -- ARCHEMIX CORP.                              PAGE - 3


          (e) Except as amended and/or modified by this First Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this First Amendment. In the event of any conflict between the provisions of this First Amendment and the provisions of the Lease, the provisions of this First Amendment shall prevail. Whether or not specifically amended by this First Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this First Amendment.

                            (SIGNATURES ON NEXT PAGE)

FIRST AMENDMENT TO LEASE -- ARCHEMIX CORP.                              PAGE - 4


     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the day and year first above written.

                                        TENANT:

                                        ARCHEMIX CORP.,
                                        a Delaware corporation


                                        By: /s/ Gregg Beloff
                                            ------------------------------------
                                        Name: Gregg Beloff
                                        Title: CFO, VP, Secretary


                                        LANDLORD:

                                        ARE-MA REGION NO. 28, LLC,
                                        a Delaware limited liability company

                                        By: Alexandria Real Estate Equities,
                                            L.P.,
                                            a Delaware limited partnership,
                                            member

                                        By: ARE-QRS Corp., a Maryland
                                            corporation, general partner


                                        By: /s/ Dean A. Shigenaga
                                            ------------------------------------
                                        Name: Dean A. Shigenaga
                                        Title: Vice President
                                               Chief Financial Officer

                                                                       Exhibit A

300 Third Street
Second Floor

                           (FLOOR PLAN FOR SUITE 200)

Suite 200 - Premises

SECOND AMENDMENT TO LEASE - ARCHEMIX CORP.                              PAGE - 1

                           SECOND AMENDMENT TO LEASE


      This Second Amendment to Lease (the "SECOND AMENDMENT") to Lease is made as of October 31, 2007 (the "SECOND AMENDMENT EFFECTIVE DATE"), by and between ARE-MA REGION NO. 28, LLC, a Delaware limited liability company, having an address at 385 E. Colorado Blvd., Suite 299, Pasadena, California 91101 ("LANDLORD"), and ARCHEMIX CORP., a Delaware corporation, having an address at 300 Third Street, Cambridge, MA 02142 ("TENANT").


                                    RECITALS

      A. Landlord and Tenant are parties to that certain Lease, dated as of April 11, 2005 by and between Three Hundred Third Street LLC, a Delaware limited liability company, the predecessor-in-title to Landlord, and Tenant, as amended by a First Amendment to Lease ("FIRST AMENDMENT") dated as of July 9, 2006 (as amended, the "LEASE"), with respect to certain premises (the "PREMISES") located in the Building and which are more particularly described in the Lease.

      B. Tenant desires to return and surrender to Landlord an area of approximately 415 rentable square feet of space located on the second floor of the Building, as such space is more particularly described on Exhibit 1 attached hereto (the "RETURN SPACE"), said Return Space being a part of the "Expansion Space" (as that term is defined in the First Amendment to Lease).

      C. Simultaneously with such return and surrender, Tenant desires to expand the Premises demised under the Lease by adding approximately 415 rentable square feet of space located on the P-1 level of the Building and an additional 92 rentable square feet of space located on the P-1 level of the Building, as each such space is more particularly described on Exhibit 2 attached hereto and made a part hereof (together, the "P-1 ADDITIONAL PREMISES"), and Landlord is willing to accept such return and surrender of the Return Space and to lease the P-1 Additional Premises to Tenant, all on the terms herein set forth.

      D. Landlord and Tenant desire to amend the Lease to, among other things, remove the Return Space from the Premises demised under the Lease and add the P-1 Additional Premises to the Premises demised under the Lease.

                                   AGREEMENT

      Now, therefore, the parties hereto agree that the Lease is amended as follows:

1. PREMISES.

      (a) RETURN OF SECOND FLOOR COMMON LOCKER AREA. Effective as of the Second Amendment Effective Date, Tenant hereby returns and surrenders to Landlord the Return Space, as such space is more particularly described on Exhibit 1 attached to and made a part hereof. Tenant shall return and surrender the Return Space with all of Tenant's personal property removed, in "as is" condition and otherwise in accordance with the terms of the Lease, except that Landlord approves the work and alterations that Tenant performed in the Return Space and Landlord agrees that Tenant shall not be required to remove such work and alterations or perform any further work or alterations thereto to effect such surrender in accordance with the terms of the Lease. Effective as of the Second Amendment Effective Date, (i) the Return Space shall no longer be deemed a part of the Premises under the Lease, and (ii) the Return Space shall be deemed part of the Building Common Area serving the function of a common locker area and corridor and Landlord shall be responsible for the maintenance, repair and all other obligations associated with the Return Space as common areas of the Building, subject to Tenant's obligations under the Lease with respect to such common areas of the Building.

      (b) LEASE OF P-1 ADDITIONAL PREMISES. Effective as of the Second Amendment Effective Date, the Premises demised under the Lease shall be hereby expanded to include the P-1 Additional Premises,

SECOND AMENDMENT TO LEASE - ARCHEMIX CORP.                             PAGE - 2

as such P-1 Additional Premises are more particularly described on Exhibit 2 attached hereto and incorporated herein by this reference. From and after the Second Amendment Effective Date, the P-1 Additional Premises shall be deemed to be included as part of the "Premises" as referenced throughout the Lease. Landlord hereby expressly approves (i) the plans for the work performed or to be performed by Tenant (or, as between Tenant and its subtenant only, as Tenant may permit or require to be performed by its subtenant) in the P-1 Additional Premises, which plans are contained on the drawings labeled "A1.0 Existing/Demolition Parking Level 1 Plan" and "A1.1 Proposed Plan Parking Level 1 & 2", both of which are part of the plans entitled "New Laboratories & Offices for: MOMENTA, Level Four, 300 Third Street Cambridge, Massachusetts, Construction Set, 19 June 2007," by AHA Consulting Engineers, Olson Lewis & Doktor Architects & Planners, Inc.; and (ii) the use of said P-1 Additional Premises as a chemical storage area and closet subject to and in accordance with the terms and conditions of the Lease. All work and alterations by Tenant shall be performed in compliance with the terms and conditions of the Lease.

      (c) BASIC PROVISIONS OF LEASE. The addition of the P-1 Additional Premises to the Premises and the return and surrender of the Return Space results in a net increase in rentable square feet of the Premises. Accordingly, effective as of the Second Amendment Effective Date, the following Basic Provisions of the Lease are hereby deleted and replaced with the following:

            D. Premises:   Approximately 33,529 rentable square feet on Level 01
                           of the Building (the "First Floor Premises"), plus approximately 33,022 rentable square feet on Level 02 of the Building (the "Second Floor Premises," which consists of the "Expansion Space" (as defined in the First Amendment) minus the Return Space), plus
                           "Additional Premises" consisting of approximately 185 rentable square feet relating to the acid neutralization room on Level P-2 of the Building, approximately 300 rentable square feet relating to a chemical storage room on Level P-1 of the Building and approximately 507 rentable square feet relating to the chemical storage room and closet on Level P-1 of the Building as shown on Exhibit 2 attached hereto
                           (which 507 rentable square feet is referred to above in this Second Amendment as the P-1 Additional
                           Premises) (collectively, the "Additional Premises");
                           the First Floor Premises, Second Floor Premises and
                           Additional Premises consist of approximately 67,543 rentable square feet in the aggregate and are hereinafter collectively referred to as the "Premises". Exhibit A-1 is attached hereto showing the stacking chart of the Levels referred to herein.

            K. Base Rent:  Lease Years 1 through 3 (prior to the First Amendment
                           Rent Commencement Date):

                                      $121,883.50 per month;

                                      $1,462,602.00 per Lease Year;

                           Lease Years 1 through 3 (from and after the First Amendment Rent Commencement Date but prior to the Second Amendment Effective Date):

                                      $241,699.42 per month;

                                      $2,900,393.04 per Lease Year;
..

SECOND AMENDMENT TO LEASE - ARCHEMIX CORP.                             PAGE - 3


                         Lease Years 1 through 3 (from and after the Second Amendment Effective Date):

                                      $242,029.08 per month;

                                      $2,904,348.96 per Lease Year;

                         Lease Years 4 through 6:

                                      $253,286.25 per month;

                                      $3,039,435.00 per Lease Year;

                         Lease Years 7 through 10:

                                      $258,914.83 per month;

                                      $3,106,977.96 per Lease Year.

               N. Tenant's Pro Rata Share:  Tenant's Pro Rata Share shall be determined by and adjusted by
                                            Landlord from time to time by
                                            dividing the Tenant's Rentable
                                            Square Feet of the Premises by the
                                            rentable area of the Building and
                                            multiplying the resulting quotient,
                                            to the second decimal place, by one
                                            hundred. Tenant's Pro Rata Share of
                                            Operating Expenses shall be: 51.35%,
                                            and Tenant's Pro Rata Share of Real
                                            Estate Taxes shall be:  51.35%.

2. NO IMPROVEMENT OF P-1 ADDITIONAL PREMISES. Tenant agrees that it accepts the P-1 Additional Premises in its "as is" condition, and Landlord shall have no obligation to make improvements thereto or otherwise prepare it for occupancy and use by Tenant. Landlord makes no representations or warranties to Tenant regarding the P-1 Additional Premises or its fitness for any particular purpose.

3. MISCELLANEOUS.

          (a) This Second Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This Second Amendment may be amended only by an agreement in writing, signed by the parties hereto.

          (b) This Second Amendment is binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns.

          (c) This Second Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Second Amendment attached thereto.

         (d) Landlord and Tenant each represent and warrant that it has not dealt with any broker, agent or other person (collectively "BROKER") in connection with this Second Amendment, and that no Broker brought about the transaction as set forth in this Second Amendment. Tenant hereby agrees to indemnify and hold Landlord harmless from and against any claims by any Broker claiming a commission or other form of

SECOND AMENDMENT TO LEASE - ARCHEMIX CORP.                             PAGE - 4

compensation by virtue of having dealt with Tenant with regard to the transaction as set forth in this Second Amendment. Landlord hereby agrees to indemnify and hold Tenant harmless from and against any claims by any Broker claiming a commission or other form of compensation by virtue of having dealt with Landlord, as applicable, with regard to the transaction as set forth in this Second Amendment.

      (e) Except as amended and/or modified by this Second Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Second Amendment. In the event of any conflict between the provisions of this Second Amendment and the provisions of the Lease, the provisions of this Second Amendment shall prevail. Whether or not specifically amended by this Second Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Second Amendment.

                          (SIGNATURES ON NEXT PAGE)

SECOND AMENDMENT TO LEASE - ARCHEMIX CORP.                             PAGE - 5

      IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the day and year first above written.

                                 TENANT:

                                 ARCHEMIX CORP.,
                                 a Delaware corporation



                                 By: /s/ Gregg Beloff
                                     ______________________________
                                        Name: Gregg Beloff
                                        Title: CFO, VP, Secretary



                                 LANDLORD:

                                 ARE-MA REGION NO. 28, LLC,
                                 a Delaware limited liability company

                                 By:  Alexandria Real Estate Equities, L.P.,
                                      a Delaware limited partnership, member

                                      By: ARE-QRS Corp., a Maryland
                                          corporation, general partner



                                          By: /s/ Jackie Clem
                                              __________________________
                                                  Name: Jackie Clem
                                                  Title: VP-RE Legal Affairs

SECOND AMENDMENT TO LEASE - ARCHEMIX CORP.                             PAGE - 6

                    EXHIBIT 1 TO SECOND AMENDMENT TO LEASE
                              PLAN OF "RETURN SPACE"

                    [DIAGRAM OF SECOND FLOOR COMMON LOCKERS]

SECOND AMENDMENT TO LEASE - ARCHEMIX CORP.                             PAGE - 7

                  EXHIBIT 2 TO SECOND AMENDMENT TO LEASE
                     PLAN OF "P-1 ADDITIONAL PREMISES"

                  [DIAGRAM OF FIRST LEVEL PARKING SPACES]

SECOND AMENDMENT TO LEASE - ARCHEMIX CORP.                             PAGE - 8


                              CONSENT OF GUARANTOR

            The undersigned, Palm, Inc., formerly known as PalmOne, Inc., a Delaware corporation with an address of 400 North McCarthy Boulevard, Milpitas, CA 95035, the Guarantor under that certain Guaranty made on April 8, 2005 with respect to that certain Lease, dated as of April 11, 2005 by and between ARE-MA REGION NO. 28, LLC, a Delaware limited liability company and successor in title to Three Hundred Third Street LLC, a Delaware limited liability company, as Landlord, and Archemix Corp., as Tenant, hereby consents to the within Second Amendment to Lease to which this Consent of Guarantor is attached.

            This Consent of Guarantor is given as of the 31 day of October, 2007.


                                                 PALM, INC.,
                                                 a Delaware corporation


                                                 By: /s/ Andy Brown
                                                    ---------------------------
                                                       Name: Andy Brown
                                                       Title: Sr. VP & CFO

SECOND AMENDMENT TO LEASE - ARCHEMIX CORP.                             PAGE - 9

                              CONSENT OF SUBTENANT

            The undersigned, Momenta Pharmaceuticals, Inc., a Delaware corporation with an address of 675 West Kendall Street, Cambridge, MA 02142, the Subtenant under that certain Sublease dated as of September 8, 2006 by and between Archemix Corp., a Delaware corporation, as Sublandlord, and Momenta Pharmaceuticals, Inc., a Delaware corporation, as Subtenant, as affected by that certain Consent to Sublease dated October 23, 2006 by and among ARE-MA Region No. 28, LLC, a Delaware limited liability company as Landlord, Archemix Corp., a Delaware corporation, as Tenant, and Momenta Pharmaceuticals, Inc., a Delaware corporation, as Sublessee, hereby consents to the within Second Amendment to Lease to which this Consent of Subtenant is attached.

            This Consent of Subtenant is given as of the 31 day of October, 2007.


                                                  MOMENTA PHARMACEUTICALS, INC.,
                                                  a Delaware corporation


                                                  By: /s/ Richard Shea
                                                     ---------------------------
                                                        Name: Richard P. Shea
                                                        Title: Vice President,
                                                               Treasurer
                                                               and CFO